As filed with the Securities and Exchange Commission on February 1, 2007

Registration No. 333-138591

United States

Securities And Exchange Commission

Washington, D.C. 20549

Amendment No. 2

to

Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Quadra Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Governing Instruments)

c/o Hypo Real Estate Capital Corporation

622 Third Avenue

New York, New York 10017

(212) 671-6400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Evan F. Denner

President and Chief Executive Officer

622 Third Avenue

New York, New York 10017

(212) 671-6400

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David J. Goldschmidt, Esq.	Larry P. Medvinsky, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000	Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 (212) 878-8000

Approximate date of commencement of proposed sale to the public:

as soon as practicable after the registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock, $0.001 par value per share	$325,898,500	$34,871

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)	$26,750 was previously paid with the initial filing of this registration statement. An additional $8,121 is being paid with this Amendment No. 2.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) of the Securities Act of 1933, may determine.

The information in this prospectus is not complete and may be changed or supplemented. The securities described in this prospectus cannot be sold until the registration statement that we have filed to cover the securities has become effective under the rules of the Securities and Exchange Commission. This prospectus is not an offer to sell the securities, nor is it a solicitation of an offer to buy the securities in any jurisdiction where an offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 1, 2007

PROSPECTUS

16,670,000 Shares

Common Stock

Quadra Realty Trust, Inc. is a newly-organized, commercial real estate finance company formed principally to invest in commercial mortgage investments and related products, including construction loans, mezzanine loans, B Notes, bridge loans, fixed and floating rate whole loans, loan participations, preferred equity investments and equity in commercial real estate. We are externally managed and advised by Hypo Real Estate Capital Corporation, a commercial real estate finance company specializing in debt financing for commercial real estate throughout the United States. Upon completion of this offering and the contribution of our initial assets in exchange for shares of our common stock and cash, as described in this prospectus, our Manager will own approximately 34.7% of our outstanding common stock on a fully-diluted basis.

We will elect to be taxed, and intend to qualify, as a real estate investment trust, or REIT, for federal income tax purposes.

We are offering 16,670,000 shares of our common stock. This is our initial public offering and no public market currently exists for our common stock. In addition, concurrent with this offering, we are directly issuing 8,330,000 shares of our common stock to our Manager as partial consideration for the initial assets to be contributed to us upon consummation of this offering.

We currently expect the initial public offering price of our common stock to be between $15.00 and $17.00 per share. Prior to this offering, there has been no public market for our common stock. Our common stock has been approved for listing on the New York Stock Exchange, subject to official notice of issuance, under the symbol “QRR.”

Shares of our common stock are subject to ownership limitations that are intended to assist us in qualifying and maintaining our qualification as a REIT. Our charter contains certain restrictions relating to the ownership and transfer of our common or capital stock, including a 9.8% ownership limit. Our board of directors has granted an exemption from the ownership limitation to our Manager.

Investing in our common stock involves risks. See “ Risk Factors” beginning on page 15 of this prospectus.

	Public Offering Price	Underwriting Discounts and Commissions	Proceeds to Quadra Realty Trust, Inc., Before Expenses
Per Share	$	$	$
Total	$	$	$

We have granted the underwriters an option to purchase up to an additional 2,500,500 shares of our common stock at the initial public offering price, less underwriting discounts and commissions, within 30 days after the date of this prospectus solely to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Delivery of the shares of our common stock is expected to be made on or about February     , 2007.

Credit Suisse	Wachovia Securities
A.G. Edwards	KeyBanc Capital Markets	Stifel Nicolaus

The date of this prospectus is February     , 2007.

No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this prospectus in connection with the offering made by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by us or any of the underwriters. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of our securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of our company since the date hereof.

Dealer Prospectus Delivery Requirement

Until         , 2007 (25 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to its unsold allotments or subscriptions.

ii

PROSPECTUS SUMMARY

This summary highlights the key aspects of this offering. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus for a more complete understanding of this offering. Except where the context suggests otherwise, the terms “Quadra Realty,” “we,” “us” and “our” refer to Quadra Realty Trust, Inc. and its subsidiaries; “Manager” refers to our external manager, Hypo Real Estate Capital Corporation; and “Hypo International” refers to Hypo Real Estate Bank International AG, the parent company of our Manager. The term “common stock outstanding on a fully-diluted basis” means all outstanding shares of our common stock at such time plus all outstanding shares of restricted stock, which is not the same as the meaning of “fully-diluted” under generally accepted accounting principles, or GAAP. Unless indicated otherwise, the information in this prospectus assumes (i) the common stock to be sold in this offering is to be sold at $16.00 per share, which is the mid-point of the price range set forth on the cover page of this prospectus and (ii) no exercise by the underwriters, for whom Credit Suisse Securities (USA) LLC and Wachovia Capital Markets, LLC are acting as representatives, of their option to purchase up to an additional 2,500,500 shares of our common stock solely to cover over-allotments, if any.

Our Company

We are a newly-organized, commercial real estate finance company formed principally to invest in commercial mortgage investments and related products, including construction loans, mezzanine loans, B Notes, bridge loans, fixed and floating rate whole loans, loan participations, preferred equity investments and equity in commercial real estate. Our objective is to provide attractive total returns to our stockholders by maximizing the difference between the yield on our investments and the cost of financing these investments to generate cash available for distribution and facilitate capital appreciation, including appreciation in the value of any real property in which we hold an interest. To meet this objective, we intend to capitalize on the unique relationship we will have with our external manager, Hypo Real Estate Capital Corporation, who we refer to as our Manager. Unlike many other real estate investment companies, our investments are expected to be direct originations generally sourced by our Manager.

We intend to actively pursue lending and investment opportunities with property owners and developers across a full range of commercial real estate assets and at all levels within the capital structure. We intend to target those transactions that we believe provide an attractive risk-adjusted return. We believe that today’s commercial real estate finance environment provides significant investment opportunities to those who can provide capital in the form of customized financing and highly structured solutions that satisfy the demands of this rapidly expanding and complex market. We believe that our Manager’s infrastructure and expertise will enable us to structure financing solutions to meet the specific needs of our borrower clients, thereby differentiating us from many of our competitors and making us a more attractive lender and capital provider.

Our executive officers have, on average, over 14 years of experience in the financial services industry, including extensive experience in commercial real estate investments, structured finance and capital markets.

Concurrent with the closing of this offering, our Manager will contribute commercial mortgage loan assets to us, which we refer to collectively throughout this prospectus as the initial assets, in exchange for shares of our common stock and cash. The initial assets will consist of construction loans, bridge loans and mezzanine loans, and will be contributed to us at fair market value, as determined by our Manager. As of December 31, 2006, the fair market value of the assets to be contributed to us was $257.5 million, which includes $5.2 million of origination fees. We will pay to our Manager $124.2 million in cash from the net proceeds of this offering (based on the mid-point of the price range set forth on the cover page of this prospectus and the value of the initial assets as of December 31, 2006) and will issue to our Manager 8,330,000 shares of our common stock. It is expected that the total fair market value of the initial assets will increase between December 31, 2006 and the closing of this offering and the contribution of the initial assets to us as a result of incremental funding of the initial assets and accrued interest earned on the initial assets. Accordingly, the cash portion of the consideration that we will pay to our Manager in exchange for the initial assets will be increased to reflect any increase in the fair market value of the initial assets. In the event that our Manager receives a prepayment of principal on any of the initial assets prior to the closing of this offering, the total fair market value of the initial assets will decrease and the cash portion of the consideration that we will pay to our Manager in exchange for the initial assets will be decreased to reflect the amount of any such prepayments. In connection with this offering, we are also granting to our Manager at the time of the offering 600,000 shares of common stock under the Manager Equity Plan. As a result, upon completion of this offering, our Manager will own approximately 34.7% of our common stock on a fully-diluted basis.

We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes and will elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, commencing with our taxable year ending December 31, 2007. We generally will not be subject to federal taxes on our taxable income to the extent that we distribute our taxable income to stockholders and maintain our qualification as a REIT.

Our Targeted Investments

Our targeted investments include:

•	Construction Loans. We intend to provide construction loans for ground-up projects or major redevelopment opportunities.

•	Mezzanine Loans. We intend to offer mezzanine financing in the form of loans that are subordinate to a conventional first mortgage loan and senior to the borrower’s equity in the transaction.

•	Subordinate Interests in Whole Loans (B Notes). We intend to invest in B Notes, or subordinate interests in whole loans. The subordination of a B Note is generally evidenced by a co-lender or participation agreement between the holders of the related senior interest, or the A Note, and the B Note.

•	Bridge Loans. We intend to offer bridge financing products to borrowers who are typically seeking short-term capital to be used in an acquisition, refinancing or repositioning of a given property.

•	Floating Rate Term Loans on Stabilized Properties. We intend to offer floating rate financing to those borrowers who are interested in financing alternatives that are not structured for commercial mortgage-backed securities, or CMBS, execution.

•	Participating Debt/Preferred Equity. We intend to provide financing that may take the form of participating debt or of a preferred equity investment in an entity that directly or indirectly owns the underlying real property.

•	Pre-development Loans and Land Loans. We intend to provide financing to fund the costs of property pre-development as well as land acquisitions.

•	Real Property Acquisitions. From time to time, we may directly invest in real property.

•	Note Acquisitions. We may acquire real estate notes from lenders in situations where the lender wishes to divest certain assets from its portfolio.

•	Fund Level or Corporate Level Debt. We may invest in various commercial real estate ventures by providing financing to or purchasing the debt obligations of funds or corporate entities with a primary focus on the commercial real estate industry.

Our Manager

Our Manager is a full service, vertically integrated commercial real estate finance company specializing in debt financing for commercial real estate throughout the United States. Our Manager is the U.S. subsidiary of Hypo Real Estate Bank International AG, or Hypo International, which is a member of the Hypo Real Estate

Group, a leading commercial real estate finance group. The ultimate parent of the Hypo Real Estate Group is Hypo Real Estate Holding AG, a publicly traded German company with headquarters in Munich, Germany. The Hypo Real Estate Group and our Manager are the product of a 2003 spin-off from Hypo Vereinsbank, then the second largest bank in Germany measured by assets. Our Manager originates loans on a nationwide basis from its headquarters in New York.

Our Manager and its predecessors have managed an active real estate portfolio in the United States for almost 20 years. Our Manager employs approximately 80 professionals with substantial experience and expertise in origination, underwriting, structuring, portfolio management, servicing, syndication, secondary market transactions and administration. Since its predecessor companies commenced commercial real estate operations in the United States in the late 1980’s, we believe our Manager has become one of the leading real estate financiers in the country. Since January 1, 2004, our Manager has originated over $12.0 billion of commercial real estate loans in the United States, of which approximately $10.0 billion were direct originations with the balance purchased in the secondary market. As of December 31, 2006, our Manager had a portfolio of over $8.1 billion in loan commitments.

We believe that our Manager’s experience, reputation as a leader in the commercial real estate finance industry, vertically integrated infrastructure, market knowledge and relationships with prominent real estate owners and developers will benefit us by enabling our Manager to originate, manage and create value from attractive investment opportunities for us. While many of our competitors rely on financial institutions or other third party originators to provide them with real estate investment opportunities, we believe that one of our key strengths will be our direct access to investment opportunities originated directly by our Manager. Our Manager also has strong relationships with many of these financial institutions and will originate investment opportunities for us through these firms as well.

As a subsidiary of a regulated foreign bank, our Manager is often constrained in its ability to invest in or retain all of a credit facility, and therefore it is often required to bypass or sell attractive components of credit facilities to outside investors despite sourcing the opportunities and fully underwriting the credit exposures. We expect that our ability to invest in any portion of the capital structure and to participate in credit facilities which our Manager intends to syndicate will further enhance the ability of our Manager to originate products for us. Our Manager will continue to originate for its own account as well as apply its substantial infrastructure to manage and service commercial mortgage loans both for itself and for us. We believe that this platform is highly scalable and will allow us access to a strong pipeline of investment opportunities and market knowledge without additional infrastructure costs.

Our Business Strengths

We believe our business strengths include the following:

•	Established Origination Platform. Most of our investments will be sourced and originated by our Manager. Our Manager and its predecessors have been leading financiers to the U.S. commercial real estate industry for almost 20 years. Our Manager has relationships with hundreds of borrowers nationwide and has 20 employees actively engaged in the origination of loans. Additionally, as our Manager services the loans that it directly originates, it consistently monitors its loan portfolio to generate new origination opportunities from existing assets. We intend to capitalize on our Manager’s established platform, reputation, market knowledge and relationships in the commercial real estate finance industry to develop and maintain our investment portfolio.

•

Extensive Internal Servicing Operations. Our Manager will service and/or monitor all of our loans through its extensive internal servicing and portfolio management operations. Our Manager’s servicing and portfolio management group currently services an expanding portfolio of loans with commitments in excess of $9.8 billion. Due to the complex nature of many of the loans in its portfolio, including construction loans, conversion loans, renovation loans and subordinate debt, our Manager has developed expertise which enables it to provide effective and timely internal monitoring and reporting, as well as a high level of service to borrowers from closing through loan maturity. We believe that this expertise in servicing complex commercial real estate assets cannot be easily replicated and that it will enable our Manager to originate and successfully manage credit facilities and transactions for our benefit.

•	Comprehensive Market Database. We intend to capitalize on the market knowledge and ready access to data across the real estate finance industry that our Manager obtains through its vertically integrated organization. Through its origination process and its portfolio management and loan servicing operations, our Manager has accumulated thousands of comparable data points, including data on construction costs, rental rates, operating expenses, expense ratios, reserve levels, vacancy levels and absorption levels. We believe that this data will enable us to actively monitor real estate trends and evaluate, on a real time basis, the competitive landscape.

•	Construction Financing Expertise. We believe that as a result of our Manager’s extensive experience in the construction finance arena and its ability to source, underwrite and service construction loans we will be in a strong position to capitalize on the construction financing market. Unlike servicing real estate loans on stabilized, cash-flowing properties, construction servicing requires a constant dialogue between the borrower and the lender and regular oversight of the construction process by the servicer. Our Manager has a dedicated construction loan servicing group with substantial relevant experience and engineering expertise.

•	Customized Single-Source Financing Solutions. The combination of the conventional commercial mortgage loan products offered by our Manager with the additional products to be offered by us will enable our Manager’s originators to offer customers a wide variety of investments in all, or any part of, the capital structure. We believe that this ability to offer borrowers a diverse range of products and to customize loan structures and financing alternatives to fit the characteristics and purpose of the individual borrower and its financing requirements will differentiate us from many of our competitors.

•	Credit Quality Management. We believe that the involvement of our Manager’s closely integrated origination, transaction management and closing group, coupled with our ability to utilize the knowledge and expertise of its servicing and portfolio management employees in the underwriting, structuring and servicing of our loans, its credit expertise across asset classes and its extensive due diligence procedures, will significantly enhance the credit quality and performance of our investments.

•	Experienced Management Team. Our executive officers and those of our Manager have extensive experience at every level of the vertically integrated real estate platform that we intend to use for all of our investments, including originating, underwriting, structuring, servicing complex commercial real estate investments, real estate capital markets, securitization, syndication, match funding, hedging and finance. Our executive officers and the members of our Manager’s senior management team have, on average, over 18 years of experience in the financial services industry, including extensive experience in commercial real estate lending, structured finance and capital markets.

•	B Note and Mezzanine Loan Opportunities. To solidify its position as a full service provider in the U.S. commercial real estate lending market, our Manager recently expanded its CMBS platform. In order to successfully compete in today’s CMBS market, we and our Manager may elect to provide CMBS borrowers with financing in excess of the optimal amount which can be securitized. In such instances, our Manager will most likely bifurcate a senior mortgage loan into an A Note and a B Note with the A Note being securitized or, alternatively, provide a combination of a lower leverage senior mortgage loan and mezzanine financing with the senior mortgage loan being securitized. We believe that the increased emphasis by our Manager in CMBS will create additional opportunities for us in the form of B Notes and mezzanine loans.

Summary Risk Factors

An investment in shares of our common stock involves various risks. You should consider carefully the risks discussed below and under “Risk Factors” on page 15 before purchasing our common stock.

•	The management agreement was not negotiated on an arms-length basis and the terms, including fees payable, may not be as favorable to us as if it was negotiated with an unaffiliated third party.

•	The contribution agreement for the initial assets was not negotiated on an arms-length basis and we did not receive independent appraisals of the initial assets to be contributed upon completion of this offering; and the terms of the contribution agreement, including the consideration paid by us in exchange for the initial assets, may not be as favorable to us as if we had negotiated with an unaffiliated third party.

•	Our Manager will source primarily all of our investments and we will also participate in investments in which our Manager and its affiliates are also participating, which could result in conflicts of interest.

•	We have no operating history and we may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.

•	We are dependent upon our Manager, who has no experience operating a REIT.

•	If we elect to not renew the management agreement without cause or as a result of our Manager’s underperformance, we would be required to pay our Manager a substantial termination fee. These and other provisions in our management agreement make non-renewal of our management agreement difficult and costly.

•	Our Manager is entitled to receive a base management fee that is tied to the amount of our equity and is payable regardless of the performance of our investment portfolio, which could reduce our Manager’s incentive to seek profitable opportunities for our portfolio.

•	Our Manager is entitled to an incentive fee based on our financial performance, which may lead it to place emphasis on the short-term maximization of our funds from operations (as defined in our management agreement). This could result in increased risk to the value of our investment portfolio.

•	We are dependent upon our Manager and its key personnel for our success and may not find a suitable replacement if the management agreement is terminated or such key personnel are no longer available to us; and, if the management agreement is not renewed by us without cause or if we elect not to renew the management agreement as a result of our Manager’s underperformance, we may be prohibited from soliciting any officers or employees of our Manager for a period of one year from the effective date of such termination.

•	Our Manager will have broad discretion to invest funds and may make investments that ultimately produce investment returns which are substantially below expectations or that result in losses.

•	Competition in acquiring desirable investments may limit their availability, which could, in turn, negatively affect our ability to make distributions to our stockholders.

•	Because we intend to operate in such a manner to be exempted from regulation as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act, the assets in which we may invest will be limited by the provisions of the Investment Company Act and the rules and regulations promulgated thereunder.

•	If we or our subsidiaries fail to acquire and maintain assets meeting the requirements to be exempted from regulation as an investment company under the Investment Company Act, we would be required to register as an investment company, which would adversely affect our business.

•	We may change our targeted investments and investment guidelines without stockholder consent, which could result in investments that are different, and possibly riskier, than the targeted investments we describe in this prospectus.

•	The assets in which we invest are subject to the credit risk of the underlying real estate collateral and, in the event of a default and realization upon such real estate collateral and any additional credit support, we may not recover our full investment.

•	Construction loans involve a high risk of loss if we are unsuccessful in raising the unfunded portion of the loan or if a borrower otherwise fails to complete the construction of a project.

•	We intend to leverage our investments and we are not limited in the amount of leverage we may use. Our use of leverage may have the effect of increasing losses when economic conditions are unfavorable.

•	Interest rate fluctuations may adversely affect the value of our assets, net income and common stock.

•	The market price and trading volume of our common stock may be volatile following this offering.

•	We have not established a minimum distribution payment level and we cannot assure you of our ability to make distributions in the future.

•	Our charter generally does not permit ownership in excess of 9.8% of our common or capital stock, and attempts to acquire our common or capital stock in excess of these limits will be ineffective unless an exemption is granted by our board of directors.

•	Our failure to qualify as a REIT would result in higher taxes and reduced cash available for distribution to our stockholders.

Our Financing Strategy

Financing and Leverage Policies. We intend to partially finance the acquisition of our initial assets from our Manager through the proceeds of this offering and, thereafter, we will finance our business primarily by borrowing against or “leveraging” our investments in accordance with our investment guidelines in order to increase the size of our portfolio and potential return to stockholders. Our investment guidelines state that our leverage will generally not exceed 80% of the total value of our investments. We anticipate our overall leverage will be between 70% and 80% of the total value of our investments, but our actual leverage will depend on our mix of investments and the cost of leverage. Our charter and bylaws do not limit the amount of indebtedness we can incur, and our board of directors has discretion to deviate from or change our investment guidelines at any time. We will use leverage for the sole purpose of financing our portfolio and not for the purpose of speculating on changes in interest rates. Our financing strategy focuses on the use of match-funded financing structures. This means that we will seek to match the maturities and/or repricing schedules of our financial obligations with those of our investments to minimize the risk that we will have to refinance our liabilities prior to the maturities of our investments and to reduce the impact of changing interest rates on earnings.

Warehouse Facilities. We will use short-term financing, in the form of warehouse facilities. Warehouse lines are typically collateralized loans made to borrowers who invest in securities and loans and, in turn, pledge the resulting securities and loans to the warehouse lender. We are currently negotiating a warehouse facility with Wachovia Bank, N.A., an affiliate of one of our underwriters, which we expect to be in place upon consummation of this offering or shortly thereafter. We are also currently negotiating a warehouse facility with KeyBank National Association, an affiliate of one of our underwriters. There is no assurance, however, that we will be able to close these facilities on terms favorable to us if at all.

Collateralized Debt Obligations. For longer-term funding, we intend to utilize securitization structures, particularly collateralized debt obligations, or CDOs, as well as other match-funded financing structures. We believe CDO financing structures are an appropriate financing vehicle for our investments because they will enable us to obtain long-term, match-funded cost of funds and minimize the risk that we have to refinance our liabilities prior to the maturities of our investments while giving us the flexibility to manage credit risk and, subject to certain limitations, to take advantage of profit opportunities.

Our Management Agreement

A management agreement will govern the relationship between us and our Manager and describes the services to be provided by our Manager and its compensation for those services. The management agreement has an initial term expiring on June 30, 2009 and will automatically be renewed for one-year terms thereafter unless terminated or not renewed in the manner or on the occurrence of the events described in this prospectus. Under the management agreement, our Manager, subject to the supervision of our board of directors, is required to oversee our business affairs in conformity with the policies and the investment guidelines that are approved by our board of directors. The management agreement was developed to capitalize on our Manager’s origination, underwriting, structuring, portfolio management, servicing, syndication and secondary market transactions expertise as well as our Manager’s existing business and lending relationships, market knowledge, access to data and reputation as a leader in the commercial real estate finance industry.

Our Manager is entitled to receive from us a base management fee, an incentive fee based on certain financial performance criteria, a termination fee if we choose not to renew the management agreement without cause and reimbursement of certain expenses as described in the management agreement. The following table summarizes the fees payable to our Manager pursuant to the management agreement:

Fee	Summary Description
Base Management Fee	The base management fee will be payable monthly in arrears in an amount equal to 1/12 of 1.75% of our equity (as defined in the management agreement). Our Manager will use the proceeds from its management fee in part to pay compensation to its officers and employees provided to us who, notwithstanding that certain of them also are our officers, will receive no cash compensation directly from us.

Incentive Fee

Payable quarterly in an amount equal to the product of:

•      25% of the dollar amount by which

•      our funds from operations (as defined in the management agreement) (after the base management fee and before the incentive fee) for the previous 12-month period per share of our common stock (based on the weighted average number of shares outstanding for such 12-month period)

•      exceeds an amount equal to

•      the weighted average of the price per share of our common stock in all our offerings (including this offering), in each case at the time of issuance thereof, multiplied by the greater of

•      9.00% or

•      3.00% plus the 10-year U.S. treasury rate (as defined in the management agreement) for such 12-month period

Fee	Summary Description

•      multiplied by the weighted average number of shares of our common stock outstanding during such 12-month period

•      less the sum of any incentive fees paid to our Manager with respect to the first three quarters of such 12-month period.

Termination Fee	The termination fee, payable for non-renewal of the management agreement without cause, will be equal to two times the sum of the base management fee and the incentive fee, both as earned by our Manager during the 12-month period immediately preceding the most recently completed calendar quarter prior to the date of termination. If after March 31, 2011 the management agreement is not renewed by us as a result of underperformance by our Manager, the termination fee payable by us will be 1% of our equity at the effective time of nonrenewal. No termination fee is payable if we terminate the management agreement for cause.

Initial Asset Contribution

Concurrent with the closing of this offering, our Manager will contribute the initial assets to us in exchange for $124.2 million in cash from the net proceeds of this offering and 8,330,000 shares of our common stock, thereby resulting in a net equity contribution by our Manager to us of $133.3 million at an assumed initial public offering price of $16.00 per share (which is the mid-point of the price range set forth on the cover page of this prospectus). Our Manager determined that the fair market value of the assets to be contributed was $257.5 million as of December 31, 2006, which includes 5.2 million of origination fees. It is expected that the total fair market value of the initial assets will increase between December 31, 2006 and the closing of this offering and the contribution of the initial assets to us as a result of incremental funding of the initial assets and accrued interest earned on the initial assets. Accordingly, the cash portion of the consideration that we will pay to our Manager in exchange for the initial assets will be increased to reflect any increase in the fair market value of the initial assets. In the event that our Manager receives a prepayment of principal on any of the initial assets prior to the closing of this offering, the total fair market value of the initial assets will decrease and the cash portion of the consideration that we will pay to our Manager in exchange for the initial assets will be decreased to reflect the amount of any such prepayments. To the extent the initial assets are acquired in exchange for cash, such assets will be recorded at fair market value on the date of contribution. To the extent the initial assets are acquired in exchange for the issuance of our common stock, such assets will be recorded at our Manager’s historical cost basis. Such calculation will be performed on an asset by asset basis. The following table sets forth information, as of December 31, 2006, regarding the initial assets.

Our Initial Assets As of December 31, 2006
Property Name	Location	Property Type	Total Commitment(1)		Hypo Allocation	Our Allocation(2)	Our Outstanding Balance(2)	Premium(3)	Estimated Fair Market Value(4)	Interest Rate		Origination Date	Maturity Date		Origination Fee	Our Proportionate Share of the Origination Fee
Senior Loan Participations		($ in thousands)
200 West End Avenue	New York, NY	Condominium Construction	$206,502.5		$86,502.5	$50,000.0	$17,821.8	$315.5	$18,137.3	LIBOR+2.25%		5/9/2006	5/1/2009		1.00%	$500.0
900 Biscayne	Miami, FL	Condominium Construction	228,309.5	(5)	113,309.5	55,000.0	3,864.6	428.9	4,293.5	LIBOR+3.00%		12/17/2004	7/31/2008		1.00%	550.0
Colonie Center	Albany, NY	Bridge Retail Mall	109,820.7	(6)	59,820.7	50,000.0	23,113.1	—	23,113.1	LIBOR+1.80%		9/29/2006	10/1/2008		0.40%	200.0
Maryland Apartment Portfolio	Prince George’s County, MD	Multi-Family	147,926.0	(6)	77,926.0	70,000.0	55,144.8	—	55,144.8	LIBOR+1.35%		5/17/2006& 6/23/2006	6/1/2008		0.40%	280.0
Riverside H&I	New York, NY	Condominium Construction	712,800.0	(6)	535,238.8	75,000.0	22,744.8	538.5	23,283.3	LIBOR+2.65%	(9)	11/3/2005	6/1/2009 12/1/2009	& (11)	1.00%	750.0
Superior Ink	New York, NY	Condominium Construction	165,540.0	(6)	115,540.0	50,000.0	12,393.8	300.0	12,693.8	LIBOR+3.10%	(9)	9/19/2006	3/18/2010	(11)	1.00%	500.0	(12)
Trump International	Las Vegas, NV	Condominium Construction	429,651.1		197,623.5	40,004.8	10,146.8	724.1	10,870.9	LIBOR+3.50%		7/12/2005	7/12/2008		1.75%	875.0	(13)
W Miami A	Miami Beach, FL	Condominium Construction	325,000.0	(7)	275,000.0	50,000.0	3,770.4	306.3	4,076.7	LIBOR+2.75%		11/22/2006	6/1/2009		1.125%	562.5
W Miami B	Miami Beach, FL	Condominium Construction	45,000.0	(7)	22,500.0	22,500.0	22,500.0	137.8	22,637.8	LIBOR+7.00%	(10)	11/22/2006	6/1/2009		1.125%	253.1
World Market Center III A-1	Las Vegas, NV	Furniture Mart Construction	350,000.0	(8)	334,000.0	16,000.0	—	96.0	96.0	LIBOR+2.50%		12/21/2006	12/21/2009		1.00%	160.0
World Market Center III A-2	Las Vegas, NV	Furniture Mart Construction	115,000.0	(8)	56,000.0	59,000.0	—	354.0	354.0	LIBOR+3.50%		12/21/2006	12/21/2009		1.00%	590.0

Mezzanine Loans
Albertson’s	Multiple	Retail	86,114.5		11,635.8	11,000.0	11,000.0	—	11,000.0	LIBOR+2.60%		6/2/2006	7/1/2008		—	—
CarrAmerica	Multiple	Office	247,939.5		119,666.3	60,000.0	60,000.0	—	60,000.0	LIBOR+1.70%		7/13/2006	8/9/2008		—	—
City National	Los Angeles, CA	Office	24,000.0		12,250.0	11,750.0	11,750.0	—	11,750.0	LIBOR+2.25%		7/17/2006	7/17/2008		—	—

Total			$3,193,603.8		$2,017,013.1	$620,254.8	$254,250.1	$3,201.1	$257,451.2							$5,220.6

(1)	“Total Commitment” refers to the total commitment, loan or loan tranche in which we are acquiring an interest, which may be part of a larger credit facility in respect of the referenced project/borrower. See “Business—Description of Initial Assets.”
(2)	“Our Allocation” reflects the face amount of such initial asset that will be allocated to us at closing. In the case of initial assets that are construction loans, “Our Allocation” reflects the amount of the total commitment of the construction loan which has been allocated to us and “Our Outstanding Balance” reflects the amount of the commitment allocated to us which has been drawn at December 31, 2006. Additional drawings on the construction loans are expected in the future.
(3)	The premium is based on actual or projected levels at which certain loans were syndicated into the marketplace and is equal to the sum of: (i) the difference between the origination fee which our Manager received (and which we will receive our proportionate share of as well) at the time it originated the loan and the up-front fee which it paid to syndicate members at the time of syndication and (ii) the present value of the difference in the interest spread paid by the borrower on the loan and the amount which the syndicate members are receiving as determined by projected outstanding loan balances and discounted at a 9.00% interest rate. The 9.00% interest rate was selected because it is equal to the annual rate that our Manager must generate from our funds from operations in order to earn its incentive fee and it is therefore what we believe is the appropriate discount rate to be used for calculating the present value of the interest income which we will receive on a given asset in excess of the interest income which other investors, exclusive of our Manager, will receive on that asset.
(4)	For each initial asset, estimated fair market value is the sum of the amount listed under “Our Outstanding Balance” and the amount listed under “Premium.” This is the amount that we believe a third-party investor would pay our Manager for a given loan or loan participation assuming such third-party investor received the same economics that we will at closing.
(5)	The loan for 900 Biscayne also includes a $79.0 million B tranche owned entirely by our Manager. Such tranche is pari passu with the A tranche, in which we will own a $55.0 million participation upon closing of this offering, other than with respect to principal payments and payments after default, in which case it has a subordinate priority.
(6)	Of the total commitment for Colonie Center, $50.8 million has been funded and the remaining balance of the commitment of $59.1 million will become available upon the satisfaction of certain construction related conditions. Of the total loan amount for the Maryland Apartment Portfolio, $134.7 million is currently available to the borrower and the remaining $13.2 million will be used to pay off an existing mortgage which is not eligible for prepayment until March 2007. Of the total loan amount for Superior Ink, $60.0 million is currently available to the borrower and the remaining $105.5 million will be made available upon the completion of certain construction-related conditions. Of the total loan amount for Riverside H&I, $343.7 million will be made available for Parcel I only upon completion of construction-related conditions in respect of Parcel I.
(7)	This loan provides that the borrower may access up to an additional $60.0 million in proceeds by posting a letter of credit for an equal amount. Tranches are pari passu in all aspects other than with respect to principal payments and payments after default.
(8)	The total loan facility for World Market Center III is $488.0 million and includes a $10.0 million B tranche and a $13.0 million C tranche in which we will not participate. Tranches are pari passu in all respects other than with respect to principal payments and payments after default (B tranche and C tranche having subordinate priority).
(9)	The interest rate on the Riverside H&I loan will be reduced from LIBOR plus 2.65% to LIBOR plus 2.50% if certain construction requirements have been met. Such construction requirements have already been satisfied with regard to Parcel H. The interest rate on the Superior Ink loan will be reduced from LIBOR plus 3.10% to LIBOR plus 2.25% if certain construction requirements have been met.
(10)	The W Miami tranche B loan accrues interest at a variable rate per annum equal to LIBOR plus 7.00% , of which an amount equal to interest accruing at the per annum rate of LIBOR plus 2.75% is payable monthly and the balance is deferred (with interest accruing thereon at the per annum rate of LIBOR plus 2.75%) until maturity (or earlier repayment).
(11)	The maturity date for these loans assumes that the construction requirements will be satisfied by the initial maturity date.
(12)	$271,838 payable upon contribution of this asset, and the balance of $228,162 payable upon satisfaction of certain construction conditions.
(13)	Origination fee is based on initial allocation of $50.0 million of an original commitment of $537 million (which has been reduced by the borrower’s use of security deposits for construction costs in accordance with the loan agreement).

Our Structure

The following chart shows the structure of our organization following the completion of this offering and the related transactions:

*	The remaining 0.5% represents 120,000 shares of restricted stock granted to our officers and an employee of our Manager under our Equity Plan.

Conflicts of Interest

We, our executive officers, certain of our directors and our Manager will face conflicts of interest because of our relationships with each other. We were formed by our Manager, and the terms of our management agreement, including fees payable, were not negotiated at arms-length, and those terms may not be as favorable to us as if the management agreement had been negotiated with an unaffiliated party. The terms of the contribution agreement relating to the contribution of our initial assets were also not negotiated at arms-length, and those terms, including the consideration paid for our initial assets, may not be as favorable to us as if the contribution agreement had been negotiated with an unaffiliated party. In addition, each of our executive officers is also an officer of our Manager and will not devote his or her time to us exclusively. Our chief financial officer will devote a majority of his time to us.

The compensation we will pay to our Manager consists of both a base management fee that is not tied to our performance and an incentive fee that is based entirely on our performance. The risk of the base management fee component is that it is received regardless of performance and it may not provide sufficient incentive to our Manager to seek to achieve attractive risk-adjusted returns to our portfolio. The risk of the incentive fee component is that it may cause our Manager to place undue emphasis on the short-term maximization of our funds from operations at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive fee. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our investment portfolio.

Since our investments will be primarily sourced and originated by our Manager and our Manager and its affiliates will invest in many of the same investments that we target, we have developed a conflicts of interest policy with our Manager in an effort to address conflicts with respect to the origination of investments, the allocation of investment opportunities, the pricing of investments either purchased from our Manager or co-originated with our Manager and the servicing of defaulted or distressed loans in which both we and our Manager have an interest. This conflicts of interest policy gives us a right of first offer on certain commercial real estate finance and investment opportunities originated by our Manager, directly or in the secondary market, and provides specific guidelines with respect to the terms of co-investments with our Manager, participations in loans in which our Manager holds a participation, including participations that are senior to our participation, and the servicing of distressed loans in which both we and our Manager participate. For a description of these conflicts of interest policies, see “Our Manager and Management Agreement—Conflicts of Interest Policies.”

Operating and Regulatory Structure

We will elect to be taxed and intend to qualify as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2007. Our qualification as a REIT will depend upon our ability to meet, on a continuing basis, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the concentration of ownership of our capital stock. We believe that, commencing with our taxable year ending December 31, 2007, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. In connection with this offering of our common stock, we have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

Our Distribution Policy

To maintain our qualification as a REIT, we intend to make regular quarterly distributions to our stockholders of at least 90% of our taxable income, which does not necessarily equal net income as calculated in accordance with GAAP. Distributions are authorized by our board of directors and declared by us based upon a variety of factors deemed relevant by our board of directors, and our distribution policy may change in the future. Our ability to make distributions to our stockholders depends, in part, upon the performance of our investment portfolio and, in turn, upon our Manager’s management of our business. Distributions to our stockholders will be generally taxable to our stockholders as ordinary income, although a portion of our distributions may be designated by us as capital gain or may constitute a return of capital. See “Federal Income Tax Considerations—Taxation of Stockholders.”

Exemption From Regulation Under the Investment Company Act

We intend to conduct our operations so that we are not required to register as an investment company. We will rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act for companies that invest primarily in mortgages and other liens on and interests in real estate, also know as “qualifying real estate assets.” This exemption, as interpreted by the staff of the Securities and Exchange Commission, or SEC, requires us to invest at least 55% of our portfolio in qualifying real estate assets and to invest at least another 25% of our portfolio in additional qualifying real estate assets or in a broader category of assets that we refer to as real estate related assets. As a result, we will be limited in the types of assets we may acquire. This exemption also prohibits us from issuing redeemable securities. Alternatively, we may not be subject to regulation under the Investment Company Act because we do not come within the definition of an investment company under the Investment Company Act. See “Business—Exemption From Regulation Under the Investment Company Act.”

The Offering

Common stock offered	16,670,000 shares(1)

Common stock to be outstanding after this offering	25,720,100 shares(1)(2)

Use of proceeds

The net proceeds to us from our sale of shares of common stock in this offering, after deducting the underwriting discounts and commissions and other estimated offering expenses, will be approximately $246.3 million. If the underwriters exercise their over-allotment option in full, we estimate that our net proceeds will be approximately $283.6 million.

We plan to use $124.2 million of the net proceeds of this offering (based on the mid-point of the price range set forth on the cover page of this prospectus and the value of the initial assets as of December 31, 2006) to fund a portion of the purchase price for the contribution of the initial assets from our Manager, with the remainder of the proceeds used to fund unfunded commitments under the construction loans contributed to us as a part of the initial assets. It is expected that the total fair market value of the initial assets will increase between December 31, 2006 and the closing of this offering and the contribution of the initial assets to us as a result of incremental funding of the initial assets and accrued interest earned on the initial assets. Accordingly, the cash portion of the consideration that we will pay to our Manager in exchange for the initial assets will be increased to reflect any increase in the fair market value of the initial assets. In the event that our Manager receives a prepayment of principal on any of the initial assets prior to the closing of this offering, the total fair market value of the initial assets will decrease and the cash portion of the consideration that we will pay to our Manager in exchange for the initial assets will be decreased to reflect the amount of any such prepayments.

New York Stock Exchange symbol	Our common stock has been approved for listing, subject to official notice of issuance, on the New York Stock Exchange, or NYSE, under the symbol “QRR.”

Ownership and transfer restrictions

In order to assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, our charter generally prohibits any stockholder from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of our common or capital stock. Our board has exempted our Manager from the ownership limits contained in our charter, but only to the extent that our Manager’s ownership of our stock could not reasonably be expected to cause us to violate the REIT requirements (in which case our Manager either would be required to sell some of our stock or would become subject to the excess share provisions of our charter, in each case to the extent necessary to enable us to satisfy the REIT requirements). See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

(1)	Assumes the underwriters’ option to purchase up to an additional 2,500,500 shares of our common stock solely to cover over-allotments, if any, is not exercised.
(2)	Includes (i) 8,330,000 shares of common stock we are issuing to our Manager as partial consideration for the initial assets to be contributed to us upon consummation of this offering, (ii) 600,000 shares of common stock granted to our Manager under the Manager Equity Plan that vest immediately upon grant and (iii) 120,000 shares of restricted stock granted to our officers and an employee of our Manager under the Equity Plan that vest in February 2010. Does not include an aggregate of 1,780,000 additional shares of our common stock available for future grants under our equity incentive plans.

Our Corporate Information

Our principal place for business is at our Manager’s office located at 622 Third Avenue, New York, New York, 10017, and our telephone number is (212) 671-6400. Our internet address will be www.quadrarealty.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

An investment in our common stock involves a number of risks. Before making an investment decision, you should carefully consider all of the risks described below and the other information contained in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition, liquidity and results of operations could be materially adversely affected. If this were to occur, the value of our common stock could decline and you may lose all or part of your investment.

Risks Related to Conflicts of Interest and Our Relationship With Our Manager

The management agreement was not negotiated on an arms-length basis and the terms, including fees payable, may not be as favorable to us as if it was negotiated with an unaffiliated third party.

The management agreement was negotiated between related parties, and we did not have the benefit of arms-length negotiations of the type normally conducted with an unaffiliated third party and the terms, including fees payable, may not be as favorable to us. We may choose not to enforce, or to enforce less vigorously, our rights under the management agreement because of our desire to maintain our ongoing relationship with our manager.

The contribution agreement for the initial assets was not negotiated on an arms-length basis and we did not receive independent appraisals of the initial assets to be contributed upon completion of this offering and the terms of the contribution agreement, including the consideration paid by us in exchange for the initial assets, may not be as favorable to us as if it was negotiated with an unaffiliated third party.

The contribution agreement was negotiated between related parties, and we did not have the benefit of arms-length negotiations of the type normally conducted with an unaffiliated third party and the terms, including the terms of the contributed assets, may not be as favorable to us. We have not obtained any independent third-party appraisals of the assets to be contributed to us upon the completion of this offering. These assets will be contributed to us by our Manager, and, in exchange, we will agree to issue our Manager cash proceeds from this offering and shares of our common stock. As a result, the consideration to be paid by us in exchange for the contribution of the assets upon the completion of this offering may exceed the fair market value of these assets. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the contribution agreement because of our desire to maintain our ongoing relationship with our Manager.

Our Manager will source primarily all of our investments and we will also participate in investments in which our Manager and its affiliates are also participating, which could result in conflicts of interest.

Our Manager will source primarily all of our investments and we will also participate in investments in which our Manager and its affiliates are also participating. Certain of our investments may be subordinate to investments made by our Manager in the same issuer or project. Transactions originated by, or in which we co-invest or participate with, our Manager are not and will not be the result of arms-length negotiations and involve conflicts between our interests and the interests of our Manager in obtaining favorable terms and conditions. Although we have adopted a conflicts of interest policy to specifically address some of the conflicts relating to our investments, which is described under “Our Manager and Management Agreement—Conflicts of Interest Policies,” there is no assurance that this policy will be adequate to address all of the conflicts that may arise. In each case, some of the same officers will be determining the price and terms for the investments for both us and our Manager and there can be no assurance that the procedural protections, such as obtaining market prices or other reliable indicators of fair market value or appointing a third party servicer in the event of a loan’s default, will be sufficient to assure that the consideration we pay for these investments will not exceed their fair market value and that we would not receive more advantageous terms for an investment had we negotiated the purchase with an independent third party. In addition, since our Manager’s officers and employees are also responsible for providing the same services for our Manager’s portfolio of investments, they may not devote sufficient time to the management of our business operations. Our interests in such investments may conflict with the interests of such other vehicles or accounts in related investments in the event of a default or restructuring of the investment.

We may compete with existing and future investment vehicles for access to our Manager, which may reduce investment opportunities available to us.

In the future, our Manager may sponsor separate investment vehicles with investment focuses that overlap with our investment focus. Under the management agreement, we have the right to terminate the agreement for cause if our Manager raises, sponsors, forms or advises any new investment fund, company or vehicle, including any REIT, that invests primarily in commercial mortgage loans or other commercial real estate loans, such as mezzanine loans (but specifically excluding CMBS and other similar pass through securities) in the United States. However, we may choose to not enforce our right to terminate the management agreement. Accordingly, we may compete for access to the benefits that we expect our relationship with our Manager to provide and for the time of their investment professionals to carry out and facilitate our investment activities. We may make investments that are senior or junior to participations in, or have rights and interests different from or adverse to, the investments made by other vehicles or accounts managed by our Manager. Our interests in such investments may conflict with the interests of such other vehicles or accounts in related investments at the time of origination or in the event of a default or restructuring of the investment.

Non-renewal of our management agreement would be difficult and costly.

Electing not to renew the management agreement without cause would be difficult and costly for us. With the consent of the majority of our independent directors, we may elect without cause not to renew our management agreement after June 30, 2009, the initial term of the management agreement, or upon the expiration of any automatic renewal term, both upon 180 days’ prior written notice. If we elect not to renew the agreement because of a decision by the majority of our independent directors that the base management fee or the incentive fee is unfair, our Manager has the right to renegotiate a mutually agreeable base management fee or incentive fee. If we elect not to renew the management agreement without cause, we are required to pay our Manager a termination fee equal to two times the base management fee and the incentive fee, both as earned by our Manager during the 12-month period immediately preceding the most recently completed calendar quarter prior to the date of expiration. If the management agreement is not renewed after March 31, 2011 by reason of underperformance of our Manager (as defined in the management agreement) , we are required to pay our Manager a termination fee equal to 1% of our equity at the effective time of nonrenewal. These provisions may increase the effective cost to us of electing not to renew the management agreement.

Our Manager’s base management fee is payable regardless of our performance.

Our Manager is entitled to receive a base management fee from us that is based on the amount of our equity (as defined in the management agreement), regardless of the performance of our portfolio. For example, we would pay our Manager a base management fee for a specific period even if we experienced a net loss during the same period. Our Manager’s entitlement to substantial nonperformance-based compensation might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt our ability to make distributions to our stockholders and the market price of our common stock.

Our Manager’s incentive fee may induce it to make more speculative investments.

Our Manager is entitled to an incentive fee from us that may cause it to invest in high risk investments. In addition to its base management fee, our Manager is entitled to receive an incentive fee based entirely upon our achievement of targeted levels of funds from operations. In evaluating investments and other management strategies, the opportunity to earn an incentive fee based on funds from operations may lead our Manager to place undue emphasis on the maximization of funds from operations at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive fee. Investments with higher yield potential generally are riskier or more speculative. This could result in increased risk to our investment portfolio.

Risks Related to Our Business

We have no operating history and may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to stockholders.

We were organized in September 2006 and have no operating history. The results of our operations depend on many factors, including the performance of the initial assets, the availability of opportunities for the acquisition of additional assets, the level and volatility of interest rates, readily accessible short- and long-term financing, conditions in the financial markets and economy, and our ability to successfully operate our business and execute our investment strategy. We will face substantial competition in acquiring suitable investments, which could adversely impact the yields we receive on our new investments.

We are dependent on our Manager, who has no experience operating a REIT.

Although our Manager has been active in real estate operations and lending for many years, it has no experience operating a REIT and operating a business in compliance with the numerous technical restrictions and limitations set forth in the Internal Revenue Code or the Investment Company Act applicable to REITs. Our Manager’s and its employees’ lack of experience in managing a portfolio of assets under REIT and Investment Company Act constraints may hinder their ability to achieve our investment objective. In addition, maintaining our REIT qualification and complying with the Investment Company Act exemptions limit the types of investments we are able to make. We can offer no assurance that our Manager will be successful at all or as successful as in its previous endeavors. Our board of directors will not review or approve individual investments unless the investment is outside our conflicts of interest policy or investment guidelines.

We are dependent upon our Manager and its key personnel for our success and may not find a suitable replacement if the management agreement is terminated or such key personnel are no longer available to us and, if the management agreement is not renewed without cause or if we elect not to renew the management agreement as a result of our Manager’s underperformance, we will be prohibited from soliciting any officers or employees of our Manager for a period of one year from the effective date of such termination.

We will not have employees. Our officers are employees of our Manager. We do not have any separate facilities and are completely reliant on our Manager, which has significant discretion as to the implementation of our operating policies and strategies. We depend on the diligence, skill and network of business contacts of our Manager. Our executive officers and our Manager will evaluate, negotiate, structure, close, service and monitor our investments. Our continued success will depend on the continued service of key employees of our Manager. The management agreement does not require our Manager to dedicate specific personnel to fulfilling its obligations to us under the management agreement, or require personnel to dedicate a specific amount of time. The departure of any key employee of our Manager, or of a significant number of the professionals of our Manager, could have a material adverse effect on our performance. We are also subject to the risk that our Manager will not renew the management agreement and that no suitable replacement will be found to manage us. After June 30, 2009, the initial term of the management agreement, or upon the expiration of any automatic renewal term, our Manager may elect not to renew the management agreement without cause, without penalty, on 180 days’ prior written notice to us.

We can offer no assurance that our Manager will remain our external manager, that we will be able to find an adequate replacement for our Manager should our Manager elect not to renew the management agreement, or that we will continue to have access to our Manager’s principals and professionals or their information or deal flow. If we elect not to renew the management agreement without cause or as a result of our Manager’s underperformance, we will be prohibited, without the consent of our Manager, for a period of one year after the expiration of the management agreement from employing or otherwise retaining any employee of our Manager or any affiliate, or at any time any person who has been in the employ of our Manager or an affiliate at any time within the one year period immediately preceding the date on which such person commences employment with us.

Our Manager will have broad discretion to invest funds and may make investments that ultimately produce investment returns which are substantially below expectations or that result in losses.

Our Manager is authorized to follow very broad investment guidelines and has great latitude within those guidelines in determining the types of assets it may decide are proper investments for us. Our board of directors will periodically review our investment guidelines and our investment portfolio. However, our board of directors will not review or approve each proposed investment. In addition, in conducting periodic reviews, the directors will rely primarily on information provided to them by our Manager. Furthermore, transactions entered into by our Manager may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors. Our Manager has great latitude within the broad parameters of our investment guidelines in determining the types of assets it may decide are proper investments for us, which could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business, operations and results.

Our failure to manage future growth effectively may have a material negative impact on our business, financial condition and results of operations.

Our ability to achieve our investment objective depends on our ability to grow, which depends, in turn, on the senior management team of our Manager and its ability to identify and invest in assets that meet our investment criteria. Accomplishing this result on a cost-effective basis is largely a function of our Manager’s structuring of our investment process, its ability to provide competent, attentive and efficient services to us and our access to financing on acceptable terms. Our ability to grow is also dependent upon our Manager’s ability to successfully hire, train, supervise and manage its employees. We may not be able to manage growth effectively or to achieve growth at all. Any failure to manage our future growth effectively could have a material negative impact on our business, financial condition and results of operations.

Failure to procure adequate capital and funding would negatively impact our results and may, in turn, negatively affect the market price of shares of our common stock and our ability to make distributions to our stockholders.

We depend upon the availability of adequate funding and capital for our operations. As a REIT, we are required to distribute annually at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, to our stockholders and are therefore not able to retain significant amounts of our earnings for new investments. The failure to secure acceptable financing could reduce our taxable income, as our investments would no longer generate the same level of net interest income due to the lack of funding or increase in funding costs. A reduction in our net income could reduce our liquidity and our ability to make distributions to our stockholders. We cannot assure you that any, or sufficient, funding or capital will be available to us in the future on terms that are acceptable to us. Therefore, in the event that we cannot obtain sufficient funding on acceptable terms, there may be a negative impact on the market price of our common stock and our ability to make distributions.

Lenders may require us to enter into restrictive covenants relating to our operations.

When we obtain financing, lenders could impose restrictions on us that would affect our ability to incur additional debt, our capability to make distributions to stockholders and our flexibility to determine our operating policies. Loan documents we execute will contain negative covenants that may limit, among other things, our ability to repurchase stock, distribute more than a certain amount of our funds from operations, and employ leverage beyond certain amounts.

If our Manager ceases to be our Manager pursuant to the management agreement, financial institutions providing any credit facilities we may have may not provide future financing to us.

We are currently negotiating a warehouse facility with Wachovia Bank, N.A., an affiliate of one of our underwriters, which we expect to be in place upon consummation of this offering or shortly thereafter. We are also currently negotiating a warehouse facility with KeyBank National Association, an affiliate of one of our underwriters. There is no assurance, however, that we will be able to close these facilities on terms favorable to us if at all. Financial institutions that finance our investments pursuant to credit facilities and warehouse agreements may require that our Manager remain our Manager pursuant to the management agreement. If our Manager ceases to be our Manager, it may constitute an event of default and the financial institution providing the warehouse credit facility may have the right to terminate its facility and any obligation to advance funds to us to finance our future investments and/or to accelerate the repayment of amounts we have borrowed. If our Manager ceases to be our Manager for any reason and we are unable to obtain financing under these or replacement credit facilities, our growth may be limited.

If we issue senior securities, we will be subject to restrictive covenants and limitations on our operating flexibility, which could adversely affect our ability to make distributions.

If we decide to issue senior securities in the future, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Holders of senior securities may be granted specific rights, including the right to hold a perfected security interest in certain of our assets, the right to accelerate payments due under the indenture, rights to restrict dividend payments, and rights to require approval to sell assets. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock. We, and indirectly our stockholders, will bear the cost of issuing and servicing such securities.

The use of CDO financings with over-collateralization requirements may have a negative impact on our cash flow.

We expect that the terms of CDOs we may issue will generally provide that the principal amount of assets must exceed the principal balance of the related bonds by a certain amount, commonly referred to as “over-collateralization.” We anticipate that the CDO terms will provide that, if certain delinquencies and/or losses exceed specified levels, which we will establish based on the analysis by the rating agencies (or any financial guaranty insurer) of the characteristics of the assets collateralizing the bonds, the required level of over-collateralization may be increased or may be prevented from decreasing as would otherwise be permitted had losses or delinquencies not exceeded those levels. Other tests (based on delinquency levels or other criteria) may restrict our ability to receive net income from assets collateralizing the obligations. We cannot assure you that the performance tests will be satisfied. In advance of completing negotiations with the rating agencies or other key transaction parties on our future CDO financings, we cannot assure you of the actual terms of the CDO delinquency tests, over-collateralization terms, cash flow release mechanisms or other significant factors regarding the calculation of net income to us. Failure to obtain favorable terms with regard to these matters may materially and adversely affect the availability of net income to us. If our assets fail to perform as anticipated, our over-collateralization or other credit enhancement expense associated with our CDO financings will increase.

We may be required to repurchase loans that we have sold or to indemnify holders of our CDOs.

If any of the loans we originate or acquire and sell or securitize do not comply with representations and warranties that we make about certain characteristics of the loans, the borrowers and the underlying properties, we may be required to repurchase those loans (including from a trust vehicle used to facilitate a structured financing of the assets through CDOs) or replace them with substitute loans. In addition, in the case of loans that we have sold instead of retained, we may be required to indemnify persons for losses or expenses incurred as a result of a breach of a representation or warranty. Repurchased loans typically require a significant allocation of working capital to be carried on our books, and our ability to borrow against such assets may be limited. Any significant repurchases or indemnification payments could materially and adversely affect our financial condition and operating results.

We may not be able to renew the total return swaps that we may enter into, which could adversely impact our leveraging strategy.

In the future, we may leverage certain of our investments through the use of total return swaps. If we do, we may wish to renew many of the swaps, which are for specified terms, as they mature. However, there is a limited number of providers of such swaps, and there is no assurance the initial swap providers will choose to renew the swaps, and, if they do not renew, that we would be able to enter into new total return swaps with suitable replacement providers. Providers may choose not to renew our total return swaps for a number of reasons, including:

•	bullet increases in the provider’s cost of funding;

•	insufficient volume of business with a particular provider;

•	our desire to invest in a type of swap that the provider does not view as economically attractive due to changes in interest rates or other market factors; or

•	our inability to agree with a provider on terms.

Competition in acquiring desirable investments may limit their availability, which could, in turn, negatively affect our ability to make distributions to our stockholders.

We will compete for investments with numerous public and private real estate investment vehicles, such as other REITs, mortgage banks, pension funds, institutional investors and individuals. Real estate loan assets are often obtained through a competitive bidding process. Many of our competitors may have advantages over us and our Manager. Competition may result in higher prices for commercial mortgage loans and real estate related assets, lower yields and a narrower spread of yields over our borrowing costs. In addition, competition for desirable investments could delay the investment of our equity capital in desirable assets, which may, in turn, reduce earnings per share and may negatively affect our ability to maintain our dividend distribution. There can be no assurance that we will achieve investment results that will allow any specified level of cash distribution.

We may incur borrowing costs related to any warehouse lines of credit and repurchase agreements we may obtain, which could harm our results of operations or financial condition.

We intend to finance the acquisition of certain investments with warehouse lines of credit and repurchase agreements. In addition, we may engage in various types of securitizations in order to finance our loan originations. The amount of borrowings we intend to employ depends on, among other factors, the amount of our equity capital. Our borrowing costs under any warehouse lines of credit and repurchase agreements we may obtain generally will be adjustable and will correspond to floating interest rates, such as LIBOR or a Treasury index, plus or minus a margin. The margins on these borrowings over or under interest rates may vary depending upon a number of factors, including, without limitation:

•	the movement of interest rates;

•	the availability of financing in the market; and

•	the value and liquidity of our mortgage loans and real estate related assets.

An increase in the interest rates of these borrowings could harm our results of operations and financial condition.

To close transactions within a time frame that meets our borrowers’ needs, we may perform underwriting analyses in a very short period of time, which may result in credit decisions based on limited information.

We may gain a competitive advantage by, from time to time, being able to analyze and close transactions within a very short period of time. Our underwriting guidelines require a thorough analysis of many factors, including the underlying property’s financial performance and condition, geographic market assessment, experience and financial strength of the borrower and future prospects of the property within the market. If we make the decision to extend credit to a borrower prior to the completion of one or more of these analyses, we may fail to identify certain credit risks that we would otherwise have identified.

We may be unable to generate sufficient revenue from operations to pay our operating expenses and to make distributions to our stockholders.

As a REIT, we are generally required to distribute at least 90% of our taxable income each year to our stockholders and we intend to pay quarterly dividends to our stockholders in amounts such that we distribute all or substantially all of our taxable income each year, subject to certain adjustments and to sufficient cash being available. However we have not established a minimum dividend payment level, and our ability to pay dividends may be adversely affected by the risk factors described in this prospectus. In the event of a downturn in our operating results and financial performance or unanticipated declines in the value of our asset portfolio, we may be unable to pay quarterly dividends to our stockholders. The timing and amount of our dividends are in the sole discretion of our board of directors, and will depend upon, among other factors, our earnings, financial condition, maintenance of our REIT qualification and other tax considerations and capital expenditure requirements, in each case as our board of directors may deem relevant from time to time.

Among the factors that could adversely affect our results of operations and impair our ability to pay dividends to our stockholders are:

•	the profitability of the investment of the net proceeds of this offering;

•	our ability to make profitable investments;

•	defaults in our asset portfolio or decreases in the value of our portfolio; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

A change in any one of these factors could affect our ability to pay dividends. If we are not able to comply with the restrictive covenants and financial ratios contained in our credit facilities, our ability to pay dividends to our stockholders may also be impaired. We cannot assure you that we will be able to pay dividends to our stockholders in the future or that the level of any dividends we pay will increase over time.

In addition, dividends paid to stockholders are generally taxable to our stockholders as ordinary income, but a portion of our dividends may be designated by us as long-term capital gains to the extent they are attributable to capital gain income recognized by us, or may constitute a return of capital to the extent they exceed our earnings and profits as determined for tax purposes. A return of capital is not taxable, but it has the effect of reducing the basis of a stockholder’s investment in our common stock.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

Our charter limits the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

In addition, our charter permits us to agree to indemnify our present and former directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each present or former director or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we may be obligated to fund the defense costs incurred by our directors and officers.

Compliance with our Investment Company Act exemption imposes limits on our operations.

We intend to conduct our operations so as not to become regulated as an investment company under the Investment Company Act. We intend to qualify for an exemption from registration under Section 3(c)(5)(C) of the Investment Company Act, which generally means that at least 55% of our portfolio must be comprised of qualifying real estate assets and at least another 25% of our portfolio must be comprised of additional qualifying real estate assets and real estate-related assets. To comply with these regulations, we may from time to time buy or originate whole mortgage loans and participations in whole mortgage loans, provided that we control the right to foreclose the mortgage securing the loan in the event of a default, and certain B Notes and other qualifying assets. Although we intend to monitor our portfolio periodically and prior to each acquisition, there can be no assurance that we will be able to maintain this exemption from registration. Further, we may not be able to invest in sufficient qualifying real estate assets and/or real estate-related assets and future revisions of the Investment

Company Act or further guidance from the staff of the SEC may cause us to lose our exemption or force us to re-evaluate our portfolio and our business strategy. Such changes may prevent us from operating our business successfully.

We currently have two subsidiaries and in the future expect to operate all or more of our business through majority-owned or wholly-owned subsidiaries, including CDO subsidiaries. When we operate through subsidiaries, our subsidiaries will be subject to similar restrictions under the Investment Company Act as described in this prospectus so that we do not come within the definition of an investment company under the Investment Company Act. These restrictions also would limit the types of business in which we may engage, as described in this prospectus. A failure to satisfy these requirements could materially and adversely affect our business.

As part of our Manager’s obligations under the management agreement, our Manager agreed to use commercially reasonable efforts to cooperate with our efforts to conduct our operations so as not to cause us to become regulated as an investment company under the Investment Company Act and to refrain from any action that, in our Manager’s judgment, would adversely affect our status as an entity that is not regulated as an investment company under the Investment Company Act. Failure to maintain this exemption would require us to significantly restructure our business plan. For example, because affiliate transactions generally are prohibited under the Investment Company Act, we would not be able to enter into transactions with any of our affiliates if we fail to maintain our exemption and may be required to terminate our management agreement and any other agreements with affiliates, which could have a material adverse effect on our ability to operate our business. If the management agreement is terminated, it could constitute an event of default under our credit facilities and financial institutions may then have the right to terminate their facilities and their obligation to advance funds to us to finance our future investments. In addition, we may not be able to identify a replacement manager on favorable terms if at all.

Rapid changes in the values of our other real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or exemption from the Investment Company Act.

If the market value or income potential of real estate-related investments declines as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT qualification or exemption from the Investment Company Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-real estate assets that we may own. We may have to make investment decisions that we otherwise would not make absent the REIT and Investment Company Act considerations.

A general economic slowdown could have a material effect on our business.

Periods of economic slowdown or recession may be accompanied by declines in real estate values. Delinquencies, foreclosures and losses generally increase during economic slowdowns or recessions. Because a portion of the investments we make are subordinate to other creditors, the rate of delinquencies, foreclosures and losses on our mortgage loans could be higher than those generally experienced in the mortgage lending industry. If our loans fall into and remain in default, we may have to foreclose and may incur substantial losses. Because real estate investments are relatively illiquid, our ability to promptly sell one or more investments or properties underlying foreclosed investments in our portfolio may be limited. In addition, any material decline in real estate values would increase the loan-to-value ratio of loans that we have previously extended, weaken our collateral coverage and increase the possibility of a loss in the event of a borrower default. Any sustained period of increased delinquencies, foreclosures or losses is likely to materially and adversely affect our ability to finance loans in the future. Furthermore, various international events have caused significant uncertainty in the global financial markets. While the long-term effects of these events and their potential consequences are unknown, they could have a material adverse effect on general economic conditions, consumer confidence and market liquidity.

Liability relating to environmental matters may decrease the value of the underlying properties.

Under various federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of an underlying property becomes liable for removal costs, the ability of the owner to make debt payments may be reduced, which in turn may adversely affect the value of the relevant mortgage asset held by us.

We are highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.

Our business is highly dependent on the communications and information systems of our Manager. Any failure or interruption of our Manager’s systems could cause delays or other problems in our securities trading activities, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay dividends.

We are exposed to potential risks from legislation requiring companies to evaluate their internal control over financial reporting.

Based on current laws and regulations we will be required to comply with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires us to assess and attest to the effectiveness of our internal control over financial reporting for our fiscal year ending December 31, 2008, and requires our independent registered public accounting firm to opine as to the adequacy of our assessment and effectiveness of our internal control over financial reporting. Our efforts to comply with Section 404 will result in us incurring significant expenses through 2007 and 2008 that we estimate could result in a material dollar amount.

Even with those expenditures, we may not receive an unqualified opinion from our independent registered public accounting firm with regard to our internal control over financial reporting.

Terrorist attacks and other acts of violence or war may affect the real estate industry, our profitability and the market for our common stock.

The terrorist attacks on September 11, 2001 disrupted the U.S. financial markets, including the real estate capital markets, and negatively impacted the U.S. economy in general. Any future terrorist attacks, the anticipation of any such attacks, the consequences of any military or other response by the U.S. and its allies, and other armed conflicts could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. The economic impact of these events could also adversely affect the credit quality of some of our loans and investments and the property underlying our securities.

We may suffer losses as a result of the adverse impact of any future attacks and these losses may adversely impact our performance and revenues and may result in volatility of the value of our securities. A prolonged economic slowdown, a recession or declining real estate values could impair the performance of our investments and harm our financial condition, increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. We cannot predict the severity of the effect that potential future terrorist attacks would have on our business. Losses resulting from these types of events may not be fully insurable.

In addition, the events of September 11 created significant uncertainty regarding the ability of real estate owners of high profile assets to obtain insurance coverage protecting against terrorist attacks at commercially reasonable rates, if at all. With the enactment of the Terrorism Risk Insurance Act of 2002, or TRIA, and the subsequent enactment of the Terrorism Risk Insurance Extension Act of 2005, which extended TRIA through the end of 2007, insurers must make terrorism insurance available under their property and casualty insurance policies, but this legislation does not regulate the pricing of such insurance. The absence of affordable insurance coverage may adversely affect the general real estate lending market, lending volume and the market’s overall liquidity and may reduce the number of suitable investment opportunities available to us and the pace at which we are able to make investments. If the properties in which we invest are unable to obtain affordable insurance coverage, the value of those investments could decline, and in the event of an uninsured loss, we could lose all or a portion of our investment.

Risks Related to Our Investments

We may change our targeted investments and investment guidelines without stockholder consent.

We may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the market price of our common stock and our ability to make distributions to you.

Construction loans involve a high risk of loss if we are unsuccessful in raising the unfunded portion of the loan or if a borrower otherwise fails to complete the construction of a project.

We will invest in construction loans. If we are unsuccessful in raising the unfunded portion of a construction loan, there could be adverse consequences associated with the loan, including a loss of the value of the property securing the loan if the construction is not completed and the borrower is unable to raise funds to complete it from other sources; a borrower claim against us for failure to perform under the loan documents; increased costs to the borrower that the borrower is unable to pay; a bankruptcy filing by the borrower; and abandonment by the borrower of the collateral for the loan. Further, other non-cash flowing assets such as land loans and pre-development loans may fail to qualify for construction financing and may need to be liquidated based on the “as-is” value as opposed to a valuation based on the ability to construct certain real property improvements. The occurrence of such events may have a negative impact on our results of operations. Other loan types may also include unfunded future obligations that could present similar risks.

Mezzanine loans involve greater risks of loss than senior loans secured by the same properties.

We will invest in mezzanine loans in the form of subordinated loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests of an entity that owns (directly or indirectly) the interest in the entity owning the property. This type of investment involves a higher degree of risk than a long-term senior mortgage loan secured by a mortgage on the same real property because the investment may become unsecured or otherwise impaired as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal.

B Notes in which we may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We will invest in B Notes. A B Note is a mortgage loan typically (i) secured by a first mortgage on a single commercial property or group of related properties and (ii) subordinated to an A Note secured by the same first mortgage on the same collateral. Because of the senior position of holders of A Notes, if a borrower defaults, there may not be sufficient funds remaining for B Note holders after payment to the A Note holders. Since each transaction is privately negotiated, B Notes can vary in their structural characteristics and risks. For example, the rights of holders of B Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B Note investment. B Notes may not be liquid and, consequently, we may be unable to dispose of underperforming or non-performing B Notes. The higher risks associated with a subordinate position in any B Note investment we make could subject us to increased risk of losses.

Bridge loans involve a greater risk of loss than conventional mortgage loans.

We may provide bridge loans secured by first lien mortgages on a property to borrowers who are typically seeking short-term capital to be used in an acquisition or refinancing of real estate. The borrower has usually identified an undervalued asset that has been undermanaged or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we may not recover some or all of our investment.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. We may therefore be dependent on a borrower’s ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. To the extent we suffer such losses with respect to our investments in bridge loans, the value of our company and the price of our common stock may be adversely affected.

Preferred equity investments involve a greater risk of loss than conventional debt financing.

We will invest in preferred equity investments. Our preferred equity investments will involve a higher degree of risk than conventional debt financing due to a variety of factors, including that such investments are subordinate to all of the issuer’s loans and are not secured by property underlying the investment. Furthermore, should the issuer default on our investment, we would only be able to proceed against the entity in which we have an interest, and not the property underlying our investment. As a result, we may not recover some or all of our investment.

Our investments in debt securities are subject to specific risks relating to the particular issuer of the securities and to the general risks of investing in subordinated real estate securities.

Our investments in debt securities involve specific risks. REITs generally are required to invest substantially in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus. Our investments in debt securities are subject to risks that include:

•	delinquency and foreclosure, and losses in the event thereof;

•	the dependence upon the successful operation of and net income from real property;

•	risks generally incident to interests in real property;

•	the profitability of the investment of the net proceeds of this offering; and

•	risks that may be presented by the type and use of a particular commercial property.

Debt securities are generally unsecured and may also be subordinated to other obligations of the issuer. We may also invest in debt securities that are rated below investment grade. As a result, investments in debt securities are also subject to risks of:

•	limited liquidity in the secondary trading market;

•	substantial market price volatility resulting from changes in prevailing interest rates;

•	subordination to the prior claims of banks and other senior lenders to the issuer;

•	the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest premature redemption proceeds in lower yielding assets;

•	the possibility that earnings of the debt security issuer may be insufficient to meet its debt service; and

•	the declining creditworthiness and potential for insolvency of the issuer of such debt securities during periods of rising interest rates and economic downturn.

These risks may adversely affect the value of outstanding debt securities and the ability of the issuers thereof to repay principal and interest.

Mortgage investments that are not United States government insured and non-investment grade mortgage assets involve risk of loss.

We will originate and acquire uninsured and noninvestment grade mortgage loans and mortgage assets as part of our investment strategy. Such loans and assets include mezzanine loans and bridge loans. While holding such interests, we are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under mortgage loans held by us, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the mortgage loan. To the extent we suffer such losses with respect to our investments in mortgage loans, the value of our company and the price of our common stock may be adversely affected.

Delays in obtaining or securing long-term securitzation financing will extend our default risk exposure.

We intend to leverage our investments by borrowing. Such borrowings will initially take the form of warehouse facilities, bank credit facilities and repurchase agreements. In the future, we also intend to enter into securitization transactions in the form of CDOs and to use the proceeds from such transactions to reduce the outstanding balances under our warehouse facilities, bank credit facilities and repurchase agreements. While we will retain the equity component, or below investment grade component, of such CDOs and, therefore, still have exposure to any investments included in such securitizations, our inability to enter into such transactions will increase our overall exposure to risks associated with ownership of such investments, including the risk of default. Warehouse facilities, bank credit facilities and repurchase agreements generally include a recourse component, meaning that lenders retain a general claim against us as an entity. Further, such borrowings may also provide the lender with the ability to make margin calls and may limit the length of time which any given asset may be used as eligible collateral. Our risk in a securitization or CDO will be limited to the equity component which we retain.

Our investments in direct ownership of real estate will be subject to risks particular to real property.

We may make investments in the direct ownership of real property. In addition, our loans held for investment will generally be directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. Investments in real property or real property-related assets are subject to varying degrees of risk. The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. The rental or other income from these properties may be adversely affected by a number of risks, including:

•	acts of God, including hurricanes, earthquakes, floods and other natural disasters, which may result in uninsured losses;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and real estate conditions;

•	an oversupply of (or a reduction in demand for) space in properties in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws; and

•	costs of remediation and liabilities associated with environmental conditions such as indoor mold; and the potential for uninsured or underinsured property losses.

Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. Adverse changes in these factors may have a material adverse effect on the ability of our borrowers to pay their loans, as well as on the value that we can realize from properties we own or acquire, and may reduce or eliminate our ability to make distributions to stockholders.

Our insurance on our commercial real estate may not cover all losses.

There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors, including terrorism or acts of war, also might make the insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore our economic position with respect to the affected real property. Any uninsured loss could result in both loss of cash flow from and the asset value of the affected property.

Risks of cost overruns and noncompletion of renovation of the properties underlying rehabilitation loans may materially adversely affect our investment.

The renovation, refurbishment or expansion by a borrower under a mortgaged property involves risks of cost overruns and noncompletion. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Other risks may include rehabilitation costs exceeding original estimates, possibly making a project uneconomical, environmental risks and rehabilitation and subsequent leasing of the property not being completed on schedule. If such renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment.

Volatility of values of commercial properties may adversely affect our loans and investments.

Commercial property values and net operating income derived from such properties are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be affected adversely by industry slowdowns and other factors); changes or continued weakness in specific industry segments; construction quality, age and design; demographics; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). In the event a property’s net operating income decreases, a borrower may have difficulty repaying our loan, which could result in losses to us. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our loans, which could also cause us to suffer losses.

Our due diligence may not reveal all of a borrower’s liabilities and may not reveal other weaknesses in its business.

Before investing in a company or making a loan to a borrower, we will assess the strength and skills of such entity’s management and other factors that we believe are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, we will rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized entities because there may be little or no information publicly available about the entities. There can be no assurance that our due diligence processes will uncover all relevant facts or that any investment will be successful.

We may invest in the equity securities of CDOs and such investments involve significant risks, including that CDO equity receives distributions from the CDO only if the CDO generates enough income to first pay the holders of its debt securities and its expenses.

We may invest in the equity securities of CDOs. A CDO is a special purpose vehicle that purchases collateral (such as real estate-related investments, bank loans or asset-backed securities) that is expected to generate a stream of interest or other income. The CDO issues various classes of securities that participate in that income stream, typically one or more classes of debt instruments and a class of equity securities. The equity is usually entitled to all of the income generated by the CDO after the CDO pays all of the interest due on the debt securities and its expenses. However, there will be little or no income available to the CDO equity if there are defaults by the obligors under the underlying collateral and those defaults exceed a certain amount. In that event, the value of our investment in the CDOs equity could decrease substantially. In addition, the equity securities of CDOs are generally illiquid, and because they represent a leveraged investment in the CDO’s assets, the value of the equity securities will generally have greater fluctuations than the values of the underlying collateral.

We intend to leverage our investments, which may negatively affect our return on our investments and may reduce cash available for distribution.

We intend to leverage our investments through borrowings, generally through the use of warehouse facilities, bank credit facilities, repurchase agreements, secured loans, securitizations, including the issuance of CDOs, loans to entities in which we hold, directly or indirectly, interests in pools of assets and other borrowings. We are not limited in the amount of leverage we may use. The percentage of leverage varies depending on our ability to obtain credit facilities and the lenders’ and rating agencies’ estimate of the stability of the investments’ cash flow. Our return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions increase the cost of our financing relative to the income that can be derived from the assets acquired. Our debt service payments will reduce cash flow available for distributions to stockholders. We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy the obligations. We may leverage certain of our assets through repurchase agreements. A decrease in the value of these assets may lead to margin calls which we will have to satisfy. We may not have the funds available to satisfy any such margin calls and may have to sell assets at a time when we might not otherwise choose to do so. Further, credit facility providers and warehouse facility providers may require us to maintain a certain amount of uninvested cash or to set aside unleveraged assets sufficient to maintain a specified liquidity position which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

We may enter into warehouse agreements in connection with CDOs and, if the CDO is not consummated, the warehoused collateral may be sold and we must bear any loss resulting from the purchase price of the collateral exceeding the sale price.

In connection with any CDOs that our Manager structures for us, we expect we will enter into warehouse agreements with investment banks or other financial institutions, pursuant to which the institutions will initially finance the purchase of the collateral that will be transferred to the CDO. Our Manager will select the collateral. If the CDO transaction is not consummated, the institutions could liquidate the warehoused collateral and we would then have to pay any amount by which the original purchase price of the collateral exceeds its sale price, subject to negotiated caps, if any, on our exposure. In addition, regardless of whether the CDO transaction is consummated, if any of the warehoused collateral is sold before the consummation, we will have to bear any resulting loss on the sale. We cannot assure you that we would in fact be able to complete any CDO transaction.

We may not be able to acquire eligible investments for a CDO issuance or may not be able to issue CDO securities on attractive terms, either of which may require us to seek more costly financing for our investments or to liquidate assets.

We intend to acquire debt instruments and finance them on a non-recourse long-term basis, such as through the issuance of CDOs. During the period that we are acquiring these assets, we intend to finance our purchases through relatively short-term credit facilities. We intend to use short-term warehouse lines of credit to finance the acquisition of instruments until a sufficient quantity is accumulated, at which time we may refinance these lines through a securitization, such as a CDO issuance, or other long-term financing. As a result, we are subject to the risk that we will not be able to acquire, during the period that our warehouse facility is available, a sufficient amount of eligible assets to maximize the efficiency of a CDO issuance. In addition, conditions in the capital markets may make the issuance of CDOs less attractive to us when we have accumulated a sufficient pool of collateral. If we are unable to issue a CDO to finance these assets, we may be required to seek other forms of potentially less attractive financing or otherwise to liquidate the assets.

Interest rate fluctuations may adversely affect the value of our assets, net income and common stock.

Interest rates are highly sensitive to many factors beyond our control, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. Interest rate fluctuations present a variety of risks, including the risk of a mismatch between asset yields and borrowing rates, variances in the yield curve and fluctuating prepayment rates and may adversely affect our income and value of our common stock.

Prepayment rates can increase, adversely affecting yields.

The value of our assets may be affected by prepayment rates on mortgage loans. If we acquire mortgage-related securities, we anticipate that the underlying mortgages will prepay at a projected rate generating an expected yield. When borrowers prepay their mortgage loans faster than expected, this results in corresponding prepayments on the mortgage-related securities which may reduce the expected yield.

Prepayment rates on loans are influenced by changes in current interest rates on adjustable-rate and fixed-rate mortgage loans and a variety of economic, geographic and other factors beyond our control. Consequently, such prepayment rates cannot be predicted with certainty and no strategy can completely insulate us from prepayment or other such risks. In periods of declining interest rates, prepayments on loans generally increase. If general interest rates decline as well, the proceeds of such prepayments received during such periods are likely to be reinvested by us in assets yielding less than the yields on the assets that were prepaid. In addition, the market value of the assets may, because of the risk of prepayment, benefit less than other fixed income securities from declining interest rates. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments. A portion of our investments require payments of prepayment fees upon prepayment or maturity of the investment. We may not be able to structure future investments that contain similar prepayment penalties. Some of our assets may not have prepayment protection.

The lack of liquidity in our investments may harm our business.

We may, subject to maintaining our REIT qualification and our exemption from regulation under the Investment Company Act, make investments in securities that are not publicly traded. These securities may be subject to legal and other restrictions on resale or will otherwise be less liquid than publicly traded securities. The illiquidity of our investments may make it difficult for us to sell such investments if the need arises.

Our portfolio investments that are “available for sale” will be recorded at fair market value as estimated by our Manager and, as a result, there is uncertainty as to the value of these investments.

The fair market value of the securities and other investments in which we invest that are not publicly traded is not readily determinable. Our Manager will value those investments which are available for sale quarterly at fair market value as determined under policies approved by our board of directors. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our Manager’s determinations of fair market value may differ materially from the values that would have been used had a ready market for these securities existed. The value of our common stock could be adversely affected if our Manager’s determinations regarding the fair market value of these investments are materially higher than the values that we ultimately realize upon their disposal.

We may be adversely affected by risks affecting properties of a type in which our investments may be concentrated at any time or unfavorable economic changes in geographic areas where properties securing or otherwise underlying our investments are concentrated at any time.

Our investments may at times be concentrated in certain property types that are subject to a higher risk of foreclosure. Upon completion of this offering, approximately 37.3% of our initial assets, based on fair market value as of December 31, 2006, will be construction loans for condominiums. In addition, our investments may be secured by properties concentrated in a limited number of geographic locations. Adverse conditions in the areas where the properties securing or otherwise underlying our investments are located (including business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply or reduced demand) may have an adverse effect on the value of the properties underlying our investments. A material decline in the demand or the ability of tenants to pay rent or of a buyer to consummate a purchase in these geographic areas may result in a material decline in our cash available for distribution.

We may engage in hedging transactions that may limit our gains or result in losses.

We may use derivatives to hedge our liabilities and this has certain risks, including:

•	losses on a hedge position may reduce the cash available for distribution to stockholders and such losses may exceed the amount invested in such instruments;

•	counterparties to a hedging arrangement could default on their obligations; and

•	we may have to pay certain costs, such as transaction or brokerage fees.

We expect that our board of directors will adopt a general policy with respect to our use of interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments in order to hedge as much of the interest rate risk as our Manager determines is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may use these hedging instruments in our risk management strategy to limit the effects of changes in interest rates on our operations. A hedge may not be effective in eliminating all of the risks inherent in any particular position. Our profitability may be adversely affected during any period as a result of the use of derivatives.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

The cost of using hedging instruments increases as the period covered by the instrument lengthens and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increases.

In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

We may enter into derivative contracts that could expose us to contingent liabilities in the future.

Subject to maintaining our qualification as a REIT, part of our investment strategy involves entering into derivative contracts that could require us to fund cash payments in the future under certain circumstances (e.g., the early termination of the derivative agreement caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the derivative contract). The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses will be reflected in our financial results of operations, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time, and the need to fund these obligations could adversely impact our financial condition.

We may make investments in non-U.S. dollar denominated securities, which subject us to currency rate exposure and the uncertainty of foreign laws and markets.

We may invest in whole loans denominated in foreign currencies. We expect that our exposure, if any, would be principally to the British pound and the Euro. A change in foreign currency exchange rates may have an adverse impact on returns on our non-dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations. Investments in foreign countries also subject us to risks of multiple and conflicting tax laws and regulations and political and economic instability abroad, which could adversely affect our receipt of interest income on these investments.

Risks Related to This Offering

There may not be an active market for our common stock, which may cause our common stock to trade at a discount and make it difficult to sell the common stock you purchase.

Prior to this offering, there has been no public market for our common stock. The initial public offering price for our common stock will be determined by negotiations between the underwriters and us. We cannot assure you that the initial public offering price will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that the price of our shares available in the public market will reflect our actual financial performance.

Our common stock has been approved for listing on the NYSE, subject to official notice of issuance, under the symbol “QRR.” Listing on the NYSE will not ensure that an actual market will develop for our common stock. Accordingly, no assurance can be given as to:

•	the likelihood that an actual market for our common stock will develop;

•	the liquidity of any such market;

•	the ability of any holder to sell shares of our common stock; or

•	the prices that may be obtained for our common stock.

The market price and trading volume of our common stock may be volatile following this offering.

Even if an active trading market develops for our common stock after this offering, the market price of our common stock may be highly volatile and be subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, you may be unable to resell your shares at or above the initial public offering price. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•	actual or anticipated variations in our quarterly operating results or distributions;

•	changes in our earnings estimates or publication of research reports about us or the real estate or specialty finance industry;

•	increases in market interest rates that lead purchasers of our shares of common stock to demand a higher yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	actions by institutional stockholders;

•	speculation in the press or investment community; and

•	general market and economic conditions.

Broad market fluctuations could negatively impact the market price of our common stock.

The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performances. These broad market fluctuations could reduce the market price of our common stock. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our common stock.

Future offerings of debt securities, which would rank senior to our common stock upon our liquidation, and future offerings of equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.

In the future, we may raise capital through the issuance of debt or equity securities. Upon liquidation, holders of our debt securities and shares of preferred stock, if any, and lenders with respect to other borrowings will be entitled to our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Our preferred stock, if issued, could have a preference on liquidating distributions and/or a preference on dividend payments that could limit our ability to pay dividends or make liquidating distributions to the holders of our common stock. Sales of substantial amounts of our common stock (including shares of our common stock issued pursuant to our incentive plan), or the perception that these sales could occur, could have a material adverse effect on the price of our common stock. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.

Future sales of shares of our common stock may depress the price of our shares.

We cannot predict the effect, if any, of future sales of our common stock or the availability of shares for future sales on the market price of our common stock. Any sales of a substantial number of our shares in the public market, or the perception that sales might occur, may cause the market price of our shares to decline.

Upon consummation of this offering, our Manager will own approximately 34.7% of our outstanding common stock on a fully-diluted basis. In addition, our management agreement provides that our Manager may elect to receive up to 10% of its incentive fee in shares of our common stock and the balance in cash. We will enter into a registration rights agreement with our Manager with regard to the common stock owned by our Manager upon consummation of this offering and any shares of common stock which our Manager may receive from us as a part of its incentive fee under our management agreement or pursuant to the Manager Equity Plan or otherwise. Pursuant to such registration rights agreement, we will grant to our Manager demand registration rights to have its shares registered for sale no more than once in any six month period and the right to “piggy-back” its shares in registration statements we might file in connection with any future public offering so long as our Manager is our manager. We cannot predict the effect that any sale of our common stock by our Manager will have on the market price of our shares.

You should not rely on lock-up agreements in connection with this offering to limit the amount of common stock sold into the market.

We will agree with the underwriters not to offer to sell, contract to sell, or otherwise dispose of, loan, pledge or grant any rights with respect to any shares of our common stock, any options or warrants to purchase any shares of our common stock or any securities convertible into or exercisable for any of our common stock for a period of 180 days after the effective date of the registration statement of which this prospectus forms a part, subject to certain exceptions. Each of our executive officers, directors and our Manager have agreed not to offer, sell, pledge, contract to sell (including any short sale), grant any options to purchase or otherwise dispose of, directly or indirectly, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivatives of our common stock owned by these persons prior to this offering or common stock issuable upon exercise of options or warrants held by these persons for a period of 180 days after the effective date of the registration statement of which this prospectus forms a part without the prior written consent of Credit Suisse Securities (USA) LLC and Wachovia Capital Markets, LLC.

The representative of the underwriters may, at any time, release all or a portion of the securities subject to the foregoing lock-up provisions. There are no present agreements between the underwriters and us or any of our executive officers, directors or stockholders releasing them or us from these lock-up agreements. However, we cannot predict the circumstances or timing under which the representative of the underwriters may waive these restrictions. These sales or a perception that these sales may occur could reduce the market price for our common stock.

We have not established a minimum dividend payment level and we cannot assure you of our ability to pay dividends in the future.

We intend to pay quarterly dividends and to make distributions to our stockholders in amounts such that all or substantially all of our taxable income in each year, subject to certain adjustments, is distributed. We have not established a minimum dividend payment level, and our ability to pay dividends may be adversely affected by the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT qualification and such other factors as our board of directors may deem relevant from time to time. We may not be able to make distributions in the future. In addition, some of our distributions may include a return of capital. To the extent that we decide to pay dividends in excess of our current and accumulated tax earnings and profits, such distributions would generally be considered a return of capital for federal income tax purposes. A return of capital is not taxable, but it has the effect of reducing the basis of a stockholder’s investment in our common stock.

An increase in market interest rates may cause a material decrease in the market price of our common stock.

One of the factors that investors may consider in deciding whether to buy or sell shares of our common stock is our distribution rate as a percentage of our share price relative to market interest rates. If the market price of our common stock is based primarily on the earnings and return that we derive from our investments and income with respect to our investments and our related distributions to stockholders, and not from the market value of the investments themselves, then interest rate fluctuations and capital market conditions are likely to affect adversely the market price of our common stock. For instance, if market rates rise without an increase in our distribution rate, the market price of our common stock could decrease as potential investors may require a higher distribution yield on our common stock or seek other securities paying higher distributions or interest. In addition, rising interest rates would result in increased interest expense on our variable rate debt, thereby reducing cash flow and our ability to service our indebtedness and pay distributions.

Our charter generally does not permit ownership in excess of 9.8% of our common or capital stock, and attempts to acquire our common or capital stock in excess of these limits will be ineffective unless an exemption is granted by our board of directors.

To assist us in maintaining our REIT qualification, our charter generally prohibits direct or constructive ownership by any person of more than 9.8% (by value or by number of shares, whichever is more restrictive) of our common or capital stock, unless exempted by our board of directors. Our board of directors may grant such an exemption, subject to such conditions, representations and undertakings as it may determine in its sole discretion. Our board has exempted our Manager from the ownership limits contained in our charter, but only to the extent that our Manager’s ownership of our stock could not reasonably be expected to cause us to violate the REIT requirements (in which case our Manager either would be required to sell some of our stock or would become subject to the excess share provisions of our charter, in each case to the extent necessary to enable us to satisfy the REIT requirements).

Our charter’s constructive ownership rules are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than these percentages of the outstanding stock by an individual or entity could cause that individual or entity to own constructively in excess of these percentages of the outstanding stock and thus be subject to our charter’s ownership limit. Any attempt to own or transfer shares of our common or preferred stock (if and when issued) in excess of the ownership limit without the consent of the board of directors will result in the shares being automatically transferred to a charitable trust or otherwise be void.

Maryland takeover statutes may prevent a change of our control, which could depress our stock price.

Maryland law provides that “control shares” of a corporation acquired in a “control share acquisition” will have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter under the Maryland Control Share Acquisition Act. “Control shares” means voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which such stockholder became an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.

Our bylaws contain a provision exempting from the control share statute any and all acquisitions by any person of our shares of stock. Our board of directors has adopted a resolution which provides that any business combination between us and any other person is exempted from the provisions of the business combination statute, provided that the business combination is first approved by the board of directors. However, our board of directors may amend or eliminate this provision in our bylaws regarding the control share statute or amend or repeal this resolution regarding the business combination statute. If our board takes such action in the future, the control share and business combination statutes may prevent or discourage others from trying to acquire control of us and increase the difficulty of consummating any offer, including potential acquisitions that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws—Business Combinations” and “—Control Share Acquisitions.”

Risks Related to Our Taxation as a REIT

If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders.

We intend to operate in a manner that will allow us to qualify as a REIT for federal income tax purposes. Although we do not intend to request a ruling from the Internal Revenue Service, or the IRS, as to our REIT qualification, we have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to our qualification as a REIT in connection with this offering of common stock. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP will represent only the view of our counsel based on our counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us and our Manager, including representations relating to the values of our assets and the sources of our income. The opinion will be expressed as of the date issued and will not cover subsequent periods. Counsel has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, and our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis, the results of which will not be monitored by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to satisfy the asset tests depends upon our analysis of the fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. Moreover, the proper classification of an instrument as debt or equity for federal income tax purposes, and the tax treatment of participation interests that we hold in mortgage loans and mezzanine loans, may be uncertain in some circumstances, which could affect the application of the REIT qualification requirements as described below. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or other issuers will not cause a violation of the REIT requirements.

If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and dividends paid to our stockholders would not be deductible by us in computing our taxable income. Any resulting corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our stockholders, which in turn could have an adverse impact on the value of our common stock. Unless we were entitled to relief under certain Internal Revenue Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year in which we failed to qualify as a REIT.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to income from “qualified dividends” payable to domestic stockholders that are individuals, trusts and estates has been reduced by legislation to 15% through the end of 2010. Dividends payable by REITs, however, generally are not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our taxable income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

The stock ownership limit imposed by the Internal Revenue Code for REITs and our charter may restrict our business combination opportunities.

To qualify as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year after our first year in which we qualify as a REIT. Our charter, with certain exceptions, authorizes our board of directors to take the actions that are necessary and desirable to preserve our qualification as a REIT. Unless an exemption is granted by our board of directors, no person may own more than 9.8% in value or in number of shares, whichever is more restrictive, of our common or capital stock following the completion of this offering. Our board of directors may grant an exemption in its sole discretion, subject to such conditions, representations and undertakings as it may determine. Our board of directors has granted an exemption from the ownership limitation to our Manager, but only to the extent that our Manager’s ownership of our stock could not reasonably be expected to cause us to violate the REIT requirements (in which case our Manager either would be required to sell some of our stock or would become subject to the excess share provisions of our charter, in each case to the extent necessary to enable us to satisfy the REIT requirements). The ownership limits imposed by the tax law are based upon direct or indirect ownership by “individuals,” but only during the last half of a tax year. The ownership limits contained in our charter apply to the ownership at any time by any “person,” which term includes entities. These ownership limitations in our charter are common in REIT charters and are intended to assist us in complying with the tax law requirements, and to minimize administrative burdens. However, these ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.

Even if we remain qualified for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes, such as mortgage recording taxes. See “Federal Income Tax Considerations—Taxation of Quadra Realty.” Any of these taxes would decrease cash available for distribution to our stockholders. In addition, in order to meet the REIT qualification requirements, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we may hold some of our assets through our taxable REIT subsidiary, or TRS, or other subsidiary corporations that will be subject to corporate-level income tax at regular rates.

Complying with REIT requirements may cause us to forgo otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. We may be unable to pursue investments that would be otherwise advantageous to us in order to satisfy the source-of-income or asset-diversification requirements for qualifying as a REIT. Thus, compliance with the REIT requirements may hinder our ability to make certain attractive investments.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and mortgage backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our total securities can be represented by securities of one or more TRSs. See “Federal Income Tax Considerations—Taxation of Quadra Realty.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our operations. Any income that we generate from derivatives or other transactions intended to hedge our interest rate or foreign currency risks will generally constitute income that does not qualify for purposes of the 75% income requirement applicable to REITs and will also be treated as non-qualifying income for purposes of the REIT 95% income test unless specified requirements are met. See “Federal Income Tax Considerations—Taxation of Quadra Realty.” As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes.

The “taxable mortgage pool” rules may increase the taxes that we or our stockholders may incur, and may limit the manner in which we effect future securitizations.

Certain of our securitizations could be considered to result in the creation of taxable mortgage pools for federal income tax purposes. As a REIT, provided that we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of stockholders, however, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, under recently issued IRS guidance, we will incur a corporate-level tax on a portion of our income from the taxable mortgage pool. In that case, we are authorized to reduce and intend to reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax. See “Federal Income Tax Considerations—Taxation of Quadra Realty—Taxable Mortgage Pools and Excess Inclusion Income” and “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Tax—Exempt Stockholders.” Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for federal income tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

Qualifying as a REIT involves highly technical and complex provisions of the Internal Revenue Code.

We intend to operate so as to qualify as a REIT under the Internal Revenue Code. However, qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only limited judicial and administrative authorities exist. Even a technical or inadvertent mistake could jeopardize our REIT qualification. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. In addition, our ability to satisfy the requirements to qualify as a REIT depends in part on the actions of third parties over which we have no control or only limited influence, including in cases where we own an equity interest in an entity that is classified as a partnership for U.S. federal income tax purposes.

New legislation or administrative or judicial action in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT.

You should recognize that the present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the federal income tax treatment of an investment in us. The federal income tax rules dealing with REITs constantly are under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, which results in statutory changes as well as frequent revisions to regulations and interpretations. Revisions in federal tax laws and interpretations thereof could affect or cause us to change our investments and commitments and affect the tax considerations of an investment in us.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward looking statements in this prospectus that are subject to risks and uncertainties. These forward looking statements include information about possible or assumed future results of our business and our financial condition, liquidity, results of operations, plans and objectives. They also include, among other things, statements concerning anticipated revenues, income or loss, capital expenditures, dividends, capital structure, or other financial terms, as well as statements regarding subjects that are forward looking by their nature, such as:

•	our business and financing strategy;

•	completion of any pending transactions;

•	our ability to obtain future financing arrangements;

•	our understanding of our competition;

•	our projected operating results;

•	market trends;

•	estimates relating to our future dividends;

•	projected capital expenditures; and

•	the impact of technology on our operations and business.

The forward looking statements are based on our beliefs, assumptions, and expectations of our future performance, taking into account the information currently available to us. These beliefs, assumptions, and expectations can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in our forward looking statements. You should carefully consider this risk when you make a decision concerning an investment in our securities, along with the following factors, among others, that could cause actual results to vary from our forward looking statements:

•	the factors referenced in this prospectus, including those set forth under the section captioned “Risk Factors;”

•	general volatility of the securities markets in which we invest and the market price of our common stock;

•	changes in our business or investment strategy;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry, interest rates, the debt securities markets, the general economy or the commercial finance and real estate markets specifically;

•	the degree and nature of our competition;

•	the performance and financial condition of borrowers and corporate customers;

•	increased rates of default and/or decreased recovery rates on our investments;

•	increased prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities;

•	changes in governmental regulations, tax rates and similar matters;

•	legislative and regulatory changes (including changes to laws governing the taxation of REITs);

•	availability of investment opportunities in real estate-related and other securities;

•	the adequacy of our cash reserves and working capital; and

•	the timing of cash flows, if any, from our investments.

When we use words such as “will likely result,” “may,” “shall,” “believe,” “expect,” “anticipate,” “project,” “intend,” “estimate,” “goal,” “objective,” or similar expressions, we intend to identify forward looking statements. You should not place undue reliance on these forward looking statements. We are not obligated to publicly update or revise any forward looking statements, whether as a result of new information, future events, or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of 16,670,000 shares of our common stock in this offering will be approximately $246.3 million (or approximately $283.6 million if the underwriters fully exercise their over-allotment option), in each case assuming an initial public offering price of $16.00 per share, which is the mid-point of the price range set forth on the cover of this prospectus, after deducting underwriting discounts and commissions of approximately $18.7 million (or approximately $21.5 million if the underwriters fully exercise their over-allotment option) and estimated offering expenses of approximately $1.7 million payable by us. A $1.00 increase (decrease) in the assumed initial public offering price of $16.00 per share would increase (decrease) net proceeds to us from this offering by approximately $15.5 million, assuming the number of shares offered by us as set forth on the cover page of this prospectus remains the same, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We plan to use $124.2 million of the net proceeds of this offering (based on the mid-point of the price range set forth on the cover page of this prospectus and the value of the initial assets as of December 31, 2006) to fund a portion of the purchase price for the contribution of the initial assets from our Manager, with the remainder of the proceeds used to fund unfunded commitments under the construction loans contributed to us as a part of the initial assets. It is expected that the total fair market value of the initial assets will increase between December 31, 2006 and the closing of this offering and the contribution of the initial assets to us as a result of incremental funding of the initial assets and accrued interest earned on the initial assets. Accordingly, the cash portion of the consideration that we will pay to our Manager in exchange for the initial assets will be increased to reflect any increase in the fair market value of the initial assets. In the event that our Manager receives a prepayment of principal on any of the initial assets prior to the closing of this offering, the total fair market value of the initial assets will decrease and the cash portion of the consideration that we will pay to our Manager in exchange for the initial assets will be decreased to reflect the amount of any such prepayments. Further, to the extent that the shares of common stock are priced above or below $16.00 per share, the mid-point of the price range set forth on the cover page of this prospectus, the cash portion of the consideration that we will pay to our Manager in exchange for the initial assets will also be adjusted accordingly. A $1.00 increase in the assumed initial public offering price of $16.00 would decrease net proceeds paid by us to our Manager by approximately $8.3 million, assuming the number of shares offered by us remains the same. Alternatively, a $1.00 decrease in the assumed initial public offering price of $16.00 would increase net proceeds paid by us to our Manager by approximately $8.3 million, assuming the number of shares offered by us remains the same.

DISTRIBUTION POLICY

We intend to make regular quarterly distributions to our stockholders. To qualify as a REIT we must distribute to our stockholders an amount at least equal to:

•	90% of our REIT taxable income, determined before the deduction for dividends paid and excluding any net capital gain (which does not necessarily equal net income as calculated in accordance with GAAP); plus

•	90% of the excess of our taxable income from foreclosure property (as defined in Section 856 of the Internal Revenue Code) over the tax imposed on such income by the Internal Revenue Code; less

•	Any excess non-cash income (as determined under the Internal Revenue Code). See “Federal Income Tax Considerations.”

We will be subject to income tax on our taxable income that is not distributed and to an excise tax to the extent that certain percentages of our taxable income are not distributed by specified dates. See “Federal Income Tax Considerations.” Income as computed for purposes of the foregoing tax rules will not necessarily correspond to our income as determined for financial reporting purposes.

Distributions will be authorized by our board of directors and declared by us based upon a number of factors, including actual results of operations, restrictions under Maryland law, the timing of the investment of the net proceeds of this offering, the amount of our funds from operations, our financial condition, capital expenditure requirements, our taxable income, the annual distribution requirements under the REIT provisions of the Internal Revenue Code, our operating expenses and other factors our directors deem relevant. Our ability to make distributions to our stockholders will depend upon the performance of our investment portfolio, and, in turn, upon our Manager’s management of our business. Distributions will be made in cash to the extent that cash is available for distribution.

Distributions to stockholders will generally be taxable to our stockholders as ordinary income. However, a portion of such distributions may be designated by us as long-term capital gain to the extent that such portion is attributable to our sale of capital assets held for more than one year. If we pay distributions in excess of our current and accumulated earnings and profits, such distributions will be a treated as a tax-free return of capital to the extent of each stockholder’s tax basis in our common stock and as capital gain thereafter. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their federal income tax status. For a discussion of the federal income tax treatment of our distributions, as well as the special rules (including withholding and dividend reduction) applicable to excess inclusion income, see “Federal Income Tax Considerations—Taxation of Quadra Realty” and “Federal Income Tax Considerations—Taxation of Stockholders.”

We may not be able to generate sufficient revenue from operations to pay distributions to our stockholders. In addition, our board of directors may change our distribution policy in the future. See “Risk Factors.”

Our charter allows us to issue preferred stock that could have a preference on distributions. We currently have no intention to issue any preferred stock, but if we do, the distribution preference on the preferred stock could limit our ability to make distributions to the holders of our common stock.

To the extent that our cash available for distribution is less than the amount required to be distributed under the REIT provisions of the Internal Revenue Code, we may consider various funding sources to cover any such shortfall, including borrowing under our warehouse facilities, selling certain of our assets or using a portion of the net proceeds we receive in this offering or future offerings. Our distribution policy enables us to review the alternative funding sources available to us from time to time.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2006 and as adjusted to give effect to (1) the contribution of the initial assets and the related liabilities in exchange for the issuance of 8,330,000 shares of our common stock to our Manager, (2) the sale to the public of 16,670,000 shares of our common stock in this offering at an assumed initial public offering price of $16.00 per share, which is the mid-point of the price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the application of the net proceeds as described in “Use of Proceeds” (3) the grant of 600,000 shares of common stock to our Manager pursuant to our Manager Equity Plan and (4) the grant of 120,000 shares of restricted stock to our officers and an employee of our Manager pursuant to the Equity Plan. You should read this table together with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included elsewhere in this prospectus.

	As of December 31, 2006
	Actual		As Adjusted(1)(2)
	($ in thousands)
Stockholders’ equity:
Common Stock, par value $0.001 per share: 1,000 shares authorized, 100 shares issued and outstanding on an actual basis; and 200,000,000 shares authorized and 25,720,100 shares issued and outstanding, on an as adjusted basis	$	*	$25.7
Preferred Stock, par value $0.001 per share: no shares authorized, no shares outstanding on an actual basis; and 100,000,000 shares authorized and no shares outstanding on an as adjusted basis		—	—
Additional paid-in capital		*	379,603.9

Total stockholders’ equity(2)(3)		*	377,972.5

Total capitalization(2)(3)	$	*	$377,972.5

*	Less than $1,000.
(1)	Does not include an aggregate of 1,780,000 additional shares available for future grants under our equity incentive plans.
(2)	A $1.00 increase (decrease) in the assumed initial public offering price of $16.00 per share (the mid-point of the price range set forth on the cover page of this prospectus) would increase (decrease) net proceeds to us from this offering by approximately $15.5 million, assuming the number of shares offered by us as set forth on the cover page of this prospectus remains the same, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
(3)	Includes a reduction of approximately $1,657,179 with respect to the difference between the fair market value of the initial assets and the value at which such initial assets will be recorded.

SELECTED FINANCIAL INFORMATION

The following table presents selected financial information as of December 31, 2006, that has been derived from our historical audited financial statements.

Since the information provided below is only a summary and does not provide all of the information contained in our historical financial statements, including the related notes, you should read it in conjunction with the “Managements Discussion and Analyses of Financial Condition and Results of Operations” and our historical financial statements, including the related notes, included elsewhere in this prospectus.

As of December 31, 2006
ASSETS:
Cash and cash equivalents	$100
Loan and other lending investments, net	—

Total assets	$100

LIABILITIES AND STOCKHOLDER’S EQUITY:
Liabilities:
Financing arrangements	$—
Deferred revenue – origination fees	—
Stockholder’s equity	100

Total liabilities and stockholder’s equity	$100

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with the sections of this prospectus entitled “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Selected Financial Information” and “Business” and other sections included elsewhere in this prospectus.

Overview

We are a newly-organized, commercial real estate finance company formed principally to invest in commercial mortgage investments and related products, including construction loans, mezzanine loans, B Notes, bridge loans, fixed and floating rate whole loans, loan participations, preferred equity investments and equity in commercial real estate. We intend to qualify as a REIT for federal income tax purposes and will elect to be taxed as a REIT under the Internal Revenue Code. We generally will not be subject to federal taxes on our income to the extent that we make distributions to our stockholders and maintain our qualification as a REIT.

We are externally managed and advised by Hypo Real Estate Capital Corporation, or our Manager, a full service, vertically integrated commercial real estate finance company specializing in debt financing for commercial real estate throughout the United States. Our Manager is the U.S. subsidiary of Hypo Real Estate Bank International AG, or Hypo International, which is a member of the Hypo Real Estate Group, a leading commercial real estate finance group.

Concurrent with the closing of this offering, our Manager will contribute the initial assets to us in exchange for 8,330,000 shares of our common stock and $124.2 million in cash (based on the mid-point of the price range set forth on the cover page of this prospectus and the value of the initial assets as of December 31, 2006). It is expected that the total fair market value of the initial assets will increase between December 31, 2006 and the closing of this offering and the contribution of the initial assets to us as a result of incremental funding of the initial assets and accrued interest earned on the initial assets. Accordingly, the cash portion of the consideration that we will pay to our Manager in exchange for the initial assets will be increased to reflect any increase in the fair market value of the initial assets. In the event that our Manager receives a prepayment of principal on any of the initial assets prior to the closing of this offering, the total fair market value of the initial assets will decrease and the cash portion of the consideration that we will pay to our Manager in exchange for the initial assets will be decreased to reflect the amount of any such prepayments. The initial assets will consist of construction loans, bridge loans and mezzanine loans.

Outlook

Our business is affected by general U.S. real estate fundamentals and the overall U.S. economic environment. Further, our strategy is influenced by the specific characteristics of the underlying real estate assets that serve as collateral for our investments. We have designed our strategy to be flexible so that we can adjust our investment activities and portfolio weightings given changes in the U.S. commercial real estate capital and property markets and the U.S. economy.

We believe that the commercial real estate business is influenced by a number of general economic and specific real estate factors. Those factors include, among other things, the level and direction of interest rates, capital flows and job growth. We believe most of these are moving in a positive direction. The supply of space is being constrained by a variety of factors, including increased costs of new construction. While interest rates rose in 2005 and through much of 2006, they are still at historically low levels. Although rising interest rates can have a negative effect on the broad economy and the real estate markets, we do not believe that we will experience a sizeable and swift increase in interest rates over the next few years. We note that even though interest rates have increased recently, our view is that the commercial real estate debt market has experienced historically low default rates and we expect this trend to continue and we believe most commercial real estate asset classes should continue to perform well given the current economic environment and general real estate fundamentals.

Capital flows to commercial real estate increased in 2005 and continue to grow in 2006. As an asset class, commercial real estate continues to appeal to a broad mix of investors having a diverse set of investment objectives including current yield, capital appreciation and currency valuations. We believe that commercial real estate continues to look attractive to investors on both an absolute basis and relative to alternative investments. The increased capital flows have resulted in increased competition and lower spreads on debt instruments. The capital flows have driven values higher as capitalization rates have declined. These capital flows will likely continue even as interest rates stabilize. Over time, we expect that capitalization rates will likely follow but lag the increase in long-term interest rates. However, the capital flows may dampen the increase in capitalization rates.

The overall success of our business depends on our ability to leverage our investments. The overall low default rate in the commercial real estate sector has resulted in historically low capitalization rates on real estate investments, increasingly low subordination levels and interest rate margins on securitization transactions, both CMBS and CDOs, and, in general, a high degree of liquidity. As long as the economy continues at a moderate level of growth, we anticipate that commercial real estate default levels will remain low, which will help maintain a high level of liquidity in the market and stable and attractive interest rate margins for financing our investments both on a short-term and long-term basis.

Although we do not intend to originate loans for CMBS execution, increased volatility in this sector may negatively impact our business. While we do not currently foresee any apparent reason or factor for an increase in volatility in CMBS, there can be no assurance that we will not encounter such increase in the future. Regardless of whether such increase in volatility is the result of a change in the commercial real estate market or some external factor, increased volatility in CMBS will most likely result in higher interest rate margins for CMBS, as well as potentially higher required subordination levels. Such changes in the CMBS market will most likely also be reflected in the CDO market, thereby potentially increasing our long-term cost of funding and reducing the proceeds of such funding. Finally, to the extent that CMBS and CDO execution become less attractive, the cost of short-term financing such as warehouse facilities, bank credit facilities and repurchase agreements will likely become more expensive and the overall availability of such financing may decrease.

If such events occur, the negative impact to our business will be mitigated to the extent we are able to pass some or all of these increased costs onto our borrowers in the form of higher spreads and originations fees. Recently, borrowers have been the primary beneficiaries of low default rates, stable security pricing and high liquidity in the form of spread compression on their mortgage loan borrowings. To the extent the current market environment changes, we expect that interest rate margins on mortgage loans will widen to reflect such changes.

Further, we believe that the combined expertise and experience of our senior management and our Manager will allow us to foresee potential increases in our funding costs and to adjust our mortgage loan pricing accordingly. In addition, by securitizing in the form of CDOs on a regular basis, we will minimize our exposure to fluctuations in short-term borrowing costs by locking in long-term financing.

Critical Accounting Policies

Our most critical accounting policies relate to investment consolidation, revenue recognition, securities valuation, derivative accounting and income taxes. Each of these items involves estimates that will require management to make judgments that are subjective in nature. We will rely on our Manager and its affiliates’ experience and analysis of historical and current market data in order to arrive at what we believe to be reasonable estimates. Under different conditions, we could report materially different amounts using these critical accounting policies.

Loans and Investments

Statement of Financial Accounting Standards, or SFAS, No. 115 requires that at the time of purchase, we designate a security as held to maturity, available for sale, or trading depending on ability and intent. Securities available for sale will be reported at fair value, while securities and investments held to maturity will be reported at amortized cost. We do not have any securities at this time.

Loans held for investment are intended to be held to maturity and, accordingly, will be carried at cost, net of unamortized loan origination costs and fees, unless such loan or investment is deemed to be impaired. We intend to invest in preferred equity interests that allow us to participate in a percentage of the underlying property’s cash flows from operations and proceeds from a sale or refinancing. At the inception of each such investment, management must make the subjective determination whether such investment should be accounted for as a loan, joint venture or as real estate.

Specific valuation allowances will be established for impaired loans based on the fair value of collateral on an individual loan basis. The fair value of the collateral is determined by (i) for operating properties, an evaluation of operating cash flow from the property during the projected holding period, and estimated sales value computed by applying an expected capitalization rate to the stabilized net operating income of the specific property, less selling costs, discounted at market discount rates or (ii) for other properties, the projected sales price for the underlying collateral. If upon completion of the valuation, the fair value of the underlying collateral securing the impaired loan is less than the net carrying value of the loan, an allowance will be created with a corresponding charge to the provision for loan losses. An allowance for each loan would be maintained at a level believed adequate by management to absorb probable losses.

Capitalized Interest

We will capitalize interest in accordance with SFAS No. 58 “Capitalization of Interest Costs in Financial Statements that Include Investments Accounted for by the Equity Method.” This statement amended SFAS No. 34 “Capitalization of Interest Costs” to include investments (equity, loans and advances) accounted for by the equity method as qualifying assets of the investor while the investee has activities in progress necessary to commence its planned principal operations, provided that the investee’s activities include the use of funds to acquire qualifying assets for its operations.

Revenue Recognition

Interest income will be recognized on the accrual basis as it is earned from loans, investments and available-for-sale securities. In many instances, the borrower may pay an additional amount of interest at the time the loan is closed, an origination fee, and deferred interest upon maturity. In some cases interest income may also include the amortization or accretion of premiums and discounts arising at the purchase or origination. This additional income, net of any direct loan origination costs incurred, will be deferred and accreted into interest income on an effective yield or “interest” method adjusted for actual prepayment activity over the life of the related loan or available-for-sale security as a yield adjustment. Income recognition will be suspended for loans when in the opinion of management a full recovery of income and principal becomes doubtful. Income recognition will be resumed when the loan becomes contractually current and performance is demonstrated to be resumed. Interest income is recorded when earned from equity participation interests, referred to as equity kickers. These equity kickers, which may take many forms, including participating debt or incremental interest upon the repayment of the credit facility, have the potential to generate additional revenues to us as a result of excess cash flows being distributed and/or as appreciated properties are sold or refinanced.

Reserve for Possible Credit Losses

We will periodically evaluate each of our loans for possible impairment. Loans and other investments will be considered impaired, for financial reporting purposes, when it is deemed probable that we will be unable to collect all amounts due according to the contractual terms of the original agreement, or, for loans acquired at a discount for credit quality when it is deemed probable that we will be unable to collect as anticipated. Significant judgment will be required both in determining impairment and in estimating the resulting loss allowance. Changes in market conditions, as well as changes in the assumption or methodology used to determine fair value, could result in a significant change in the recorded amount in our investment.

Manager Compensation

The management agreement provides for the payment of a base management fee to our Manager and an incentive fee if our financial performance exceeds certain benchmarks. The base management fee and the incentive fee are accrued and expensed during the period for which they are calculated and earned.

Derivatives and Hedging Activities

We will account for derivative financial instruments in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” as amended and interpreted. SFAS 133 requires an entity to recognize all derivatives as either assets or liabilities in the consolidated balance sheets and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either other comprehensive income in stockholders’ equity until the hedged item is recognized in earnings or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity.

In the normal course of business, we may use a variety of derivative financial instruments to manage, or hedge, interest rate risk. These derivative financial instruments must be effective in reducing our interest rate risk exposure in order to qualify for hedge accounting. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income for each period until the derivative instrument matures or is settled. Any derivative instrument used for risk management that does not meet the hedging criteria is marked-to-market with the changes in value included in net income.

Derivatives are used for hedging purposes rather than speculation. We will rely on quotations from a third party to determine these fair values.

Variable Interest Entities

Financial Accounting Standards Board, or FASB, issued Interpretation No. 46R, “Consolidation of Variable Interest Entities,” or FIN 46, requires a variable interest entity, or VIE, to be consolidated by its primary beneficiary, or PB. The PB is the party that absorbs a majority of the VIE’s anticipated losses and/or a majority of the expected returns. To the extent that it is determined under this subjective test that we own a VIE, such entity will need to be consolidated.

We will evaluate our loans and investments and investments in equity affiliates to determine whether they are variable interests in a VIE. This evaluation may result in us determining that our bridge loans, mezzanine loans, preferred equity investments and investments in equity affiliates were potential variable interests. For each of these investments, we will evaluate (1) the sufficiency of the fair value of the entity’s equity investments at risk to absorb losses, (2) that as a group the holders of the equity investments at risk have (a) the direct or indirect ability through voting rights to make decisions about the entity’s significant activities, (b) the obligation to absorb the expected losses of the entity and their obligations are not protected directly or indirectly, (c) the right to receive the expected residual return of the equity and their rights are not capped, and (3) the voting rights of these investors are proportional to their obligations to absorb the expected losses of the entity, their rights to receive the expected returns of the equity, or both, and that substantially all of the entities’ activities do not involve or are not conducted on behalf of an investor that has disproportionately few voting rights.

Income Taxes

We will operate in a manner that we believe will allow us to be taxed as a REIT and, as a result, we do not expect to pay substantial corporate-level income taxes. Many of the requirements for REIT qualification, however, are highly technical and complex. If we were to fail to meet these requirements and do not qualify for certain statutory relief provisions, we would be subject to federal income tax, which could have a material adverse impact on our results of operations and amounts available for distributions to our stockholders.

Results of Operations

As of the date of this prospectus, we have not commenced operations.

Liquidity and Capital Resources

Overview

Liquidity is a measurement of our ability to meet potential cash requirements, including ongoing commitments to pay dividends, fund loans and investments and other general business needs. Our primary sources of funds for liquidity will consist of the net proceeds from this offering, net cash provided by operating activities, cash from our expected warehouse credit facility and other financing arrangements and future issuances of common equity, preferred equity, convertible securities, trust preferred and/or debt securities.

In the future, we intend to finance our acquisition of investments primarily by borrowing against or “leveraging” our existing portfolio and using the proceeds to acquire additional commercial mortgage assets. It is anticipated that such financing will include warehouse lines of credit and repurchase agreements, as well as, CDOs. By utilizing the CDO structure, we will be able to obtain permanent financing on our investments at advantageous terms. Proceeds of each CDO will be used to reduce amounts outstanding under existing warehouse facilities which will then be available to provide financing for additional investments.

We believe these identified sources of funds will be adequate for purposes of meeting our short-term (within one year) liquidity and long-term liquidity needs. Our short-term and long-term liquidity needs include funding future investments, funding operating costs, funding loan commitments and funding distributions to our stockholders. Our ability to meet our long-term liquidity and capital resource requirements may be subject to additional financing. If we are unable to obtain or renew our sources of financing on favorable terms if at all, it may have an adverse effect on our business and results of operations.

To maintain our qualification as a REIT, we must distribute annually at least 90% of our taxable income. These distribution requirements limit our ability to retain earnings and thereby replenish or increase capital for operations. However, we believe that our significant capital resources and access to financing will provide us with financial flexibility and market responsiveness at levels sufficient to meet current and anticipated capital requirements, including expected new lending and investment opportunities.

Warehouse Lines

We are currently negotiating a warehouse facility with Wachovia Bank, N.A., an affiliate of one of our underwriters, which we expect to be in place upon consummation of this offering or shortly thereafter. We are also currently negotiating a warehouse facility with KeyBank National Association, an affiliate of one of our underwriters. There is no assurance, however, that we will be able to close these facilities on terms favorable to us if at all.

Contractual Obligations

As of December 31, 2006, we had no contractual obligations.

Off-Balance Sheet Arrangements

As of December 31, 2006, we had no off-balance sheet arrangements.

Dividends

To qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular quarterly dividends to our stockholders. Before we pay any dividend, whether for U.S. federal income tax purposes or otherwise, which would only be paid out of available cash to the extent permitted under our secured credit facilities, we must first meet both our operating requirements and scheduled debt service on our warehouse lines and other debt payable.

Related Party Transactions

Contribution Agreement

We and our Manager will enter into a contribution agreement, pursuant to which our Manager will contribute the initial assets to us and we will issue to our Manager 8,330,000 shares of our common stock and pay to our Manager $124.2 million from the net proceeds of this offering (based on the mid-point of the price range set forth on the cover page of this prospectus and the value of the initial assets as of December 31, 2006). It is expected that the total fair market value of the initial assets will increase between December 31, 2006 and the closing of this offering and the contribution of the initial assets to us as a result of incremental funding of the initial assets and accrued interest earned on the initial assets. Accordingly, the cash portion of the consideration that we will pay to our Manager in exchange for the initial assets will be increased to reflect any increase in the fair market value of the initial assets. In the event that our Manager receives a prepayment of principal on any of the initial assets prior to the closing of this offering, the total fair market value of the initial assets will decrease and the cash portion of the consideration that we will pay to our Manager in exchange for the initial assets will be decreased to reflect the amount of any such prepayments.

Our Manager determined that the fair market value of the assets to be contributed was $257.5 million as of December 31, 2006, which includes $5.2 million of origination fees. To the extent the initial assets are acquired in exchange for cash, such assets will be recorded at fair market value on the date of contribution. To the extent the initial assets are acquired in exchange for the issuance of our common stock, such assets will be recorded at our Manager’s historical cost basis. Such calculation will be performed on an asset by asset basis.

Management Agreement

We and our Manager will enter into a management agreement, pursuant to which our Manager will manage our day-to-day activities. Pursuant to the management agreement, we will pay our Manager a monthly base management fee and a quarterly incentive fee and will reimburse our Manager for certain expenses.

Base Management Fee. We will pay our Manager a base management fee monthly in arrears in an amount equal to 1/12 of 1.75% of our equity (as defined in the management agreement). For purposes of calculating the base management fee, our equity equals the month-end value, computed in accordance with GAAP, of our stockholders’ equity, adjusted to exclude the effect of any unrealized gains, losses or other items that do not affect realized net income. Our Manager will use the proceeds from its management fee in part to pay compensation to its officers and employees provided to us who, notwithstanding that certain of them also are our officers, will receive no cash compensation directly from us.

Incentive Fee. Our Manager will be entitled to receive a quarterly incentive fee pursuant to the terms of the management agreement. The purpose of the incentive fee is to provide an additional incentive for our Manager to achieve targeted levels of funds from operations (as defined in the management agreement) and to increase our stockholder value. The incentive fee will be calculated and payable quarterly in arrears in an amount equal to (x) the product of: (i) 25% of the dollar amount by which (a) our funds from operations (as defined in the management agreement) (after the base management fee and before the incentive fee) for the previous 12-month period per share of our common stock (based on the weighted average number of shares outstanding for such 12-month period), exceeds (b) an amount equal to (A) the weighted average price per share of our common stock in all our offerings (including this offering), in each case at the time of issuance thereof, multiplied by (B) the greater of (1) 9.00% or (2) 3.00% plus the 10-year U.S. treasury rate (as defined in the management agreement) for such 12-month period, multiplied by (ii) the weighted average number of shares of our common stock outstanding during such 12-month period less (y) the sum of any incentive fees paid to our Manager with respect to the first three quarters of such 12-month period.

Reimbursement of Expenses. We pay all our operating expenses, except those specifically required to be borne by our Manager under the management agreement. Our Manager is responsible for employment expenses of our Manager’s employees dedicated to our Manager, including our officers who are also employees of our Manager. The costs and expenses required to be paid by us include, but are not limited to transaction costs incident to the acquisition, disposition and financing of our investments; legal, auditing, accounting, consulting and administrative fees and expenses; the compensation and expenses of our directors (excluding those directors who are officers or employees of our Manager) and the cost of liability insurance to indemnify our directors and officers; the costs associated with our establishment and maintenance of any credit facilities and other indebtedness (including commitment fees, accounting fees, legal fees, closing costs and similar expenses); expenses associated with other securities offerings by us; expenses relating to the payment of dividends; costs incurred by personnel of our Manager for travel on our behalf; expenses connected with communications to holders of our securities and in complying with the continuous reporting and other requirements of the SEC and other governmental bodies; transfer agent and exchange listing fees; the costs of printing and mailing proxies and reports to our stockholders; costs associated with any computer software, hardware or information technology services that are used primarily for us; the costs and expenses incurred with respect to market information systems and publications, research publications and materials relating solely to us; settlement, clearing, and custodial fees and expenses relating to us; the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency (as such costs relate to us), all taxes and license fees and all insurance costs incurred on behalf of us; and our pro rata portion of rent (including disaster recovery facility costs and expenses), telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations.

Termination Fee. If we do not renew the management agreement without cause or as a result of our Manager’s underperformance, we would be required to pay our Manager a termination fee. See “Our Manager and Management Agreement—Our Management Agreement—Term and Termination Rights.”

For a more detailed discussion of the terms and commitments of the management agreement, see “Our Manager and Management Agreement—Our Management Agreement.”

Registration Rights Agreement

We and our Manager will enter into a registration rights agreement with regard to the common stock owned by our Manager upon consummation of this offering and any shares of common stock which our Manager may receive from us as a part of its incentive fee under our management agreement or pursuant to the Manager Equity Plan or otherwise. Pursuant to such registration rights agreement, we will grant to our Manager demand registration rights to have its shares registered for sale no more than once in any six month period and the right to “piggy-back” its shares in registration statements we might file in connection with any future public offering so long as our Manager is our manager. Notwithstanding the foregoing, any registration will be subject to cutback provisions and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods.”

Quantitative and Qualitative Disclosures About Market Risk

Market Risk

Market risk is the exposure to loss resulting from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and real estate values. The primary market risks that we will be exposed to are real estate risk, interest rate risk, market value risk and prepayment risk.

Real Estate Risk

Commercial property values and net operating income derived from such properties are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail, industrial, office or other commercial space); changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs). In the event net operating income decreases, a borrower may have difficulty repaying our loans, which could result in losses to us. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our loans, which could also cause us to suffer losses. Even when the net operating income is sufficient to cover the related property’s debt service, there can be no assurance that this will continue to be the case in the future.

Interest Rate Risk

Interest rate risk is highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control.

Our operating results will depend in large part on differences between the income from our loans and our borrowing costs. Most of our loans and borrowings will be variable-rate instruments, based on LIBOR. The objective of this strategy is to minimize the impact of interest rate changes on our net interest income. In addition, we will have various fixed rate loans in our portfolio, which will be financed with variable rate LIBOR borrowings.

In the event of a significant rising interest rate environment and/or economic downturn, defaults could increase and result in credit losses to us, which could adversely affect our liquidity and operating results. Further, such delinquencies or defaults could have an adverse effect on the spread between interest-earning assets and interest-bearing liabilities.

Most warehouse facilities, bank credit facilities and repurchase agreements provide financing based on a floating rate of interest calculated on a fixed spread over LIBOR as determined by the underlying asset. All of the initial assets are LIBOR-based floating rate loans and will initially be funded from the net proceeds of this offering. Future advances with respect to the initial assets that are construction loans will be LIBOR-based and new originations of floating rate loans are also expected to be LIBOR-based. Accordingly, our floating interest rate portfolio will be match-funded utilizing our expected sources of short-term financing as well as any CDO financing which we expect will be on a floating rate basis.

As we originate fixed rate investments for our portfolio, we will enter into appropriate interest hedging transactions. Such transactions may involve one or more hedging instruments, including the cash market, swaps, caps, futures, or other derivative transactions. It is not our intention to use hedging instruments to profit from future interest rate fluctuations, but rather to hedge our short-term and long-term interest rate risk.

Since we will retain the equity or the below investment grade portion of any CDO which we enter into, we expect that we will need to maintain the appropriate interest rate hedge on any fixed interest rate investment we include in a CDO as we anticipate that our CDO financings will be floating rate. CDO financing generally provides greater total proceeds at a lower average cost of funds relative to short-term financing vehicles, such as warehouse facilities, bank credit facilities and repurchase agreements. In addition, CDO financing will allow us to receive the benefits of these attractive terms for an extended period of time in contrast to such short-term financing options. Finally, all of our loans, including both floating and fixed rate loans, may have maturity dates that exceed the maturity date of any short-term financing that we may have in place. We anticipate that CDO financing will extend beyond the maturity dates of the investments included in the CDO and will eliminate margin calls and restrictions on the period for which an investment remains eligible for financing that are generally required by providers of short-term financing.

Market Value Risk

Our available-for-sale securities will be reflected at their estimated fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income pursuant to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities.” The estimated fair value of these securities fluctuate primarily due to changes in interest rates and other factors. Generally, in a rising interest rate environment, the estimated fair value of these securities would be expected to decrease; conversely, in a decreasing interest rate environment, the estimated fair value of these securities would be expected to increase.

Prepayment Risk

As we receive repayments of principal on these investments, premiums paid on such investments will be amortized against interest income using the effective yield method through the expected maturity dates of the investments. In general, an increase in prepayment rates will accelerate the amortization of purchase premiums, thereby reducing the interest income earned on the investments. Conversely discounts received on such investments are accreted into interest income using the effective yield method through the expected maturity dates of the investments. In general, an increase in prepayment rates will accelerate the accretion of purchase discounts, thereby increasing the interest income earned on the investments.

Inflation

Virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors influence our performance more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Further, our financial statements are prepared in accordance with GAAP and our distributions are determined by our board of directors based primarily by our net income as calculated for tax purposes, in each case, our activities and balance sheet are measured with reference to historical cost and/or fair market value without considering inflation.

BUSINESS

Our Company

We are a newly-organized, commercial real estate finance company formed principally to invest in commercial mortgage investments and related products, including construction loans, mezzanine loans, B Notes, bridge loans, fixed and floating rate whole loans, loan participations, preferred equity investments and equity in commercial real estate. We were organized as a Maryland corporation in September 2006. Our objective is to provide attractive total returns to our stockholders by maximizing the difference between the yield on our investments and the cost of financing these investments to generate cash available for distribution and facilitate capital appreciation, including appreciation in the value of any real property in which we hold an interest. To meet this objective, we intend to capitalize on the unique relationship we will have with our external manager, Hypo Real Estate Capital Corporation. Unlike many other real estate investment companies, our investments are expected to be direct originations generally sourced by our Manager.

We intend to actively pursue lending and investment opportunities with property owners and developers across a full range of commercial real estate assets and at all levels within the capital structure. We intend to target those transactions that we believe provide an attractive risk-adjusted return. We believe that today’s commercial real estate finance environment provides significant investment opportunities to those who can provide capital in the form of customized financing and highly structured solutions that satisfy the demands of this rapidly expanding and complex market. We believe that our Manager’s infrastructure and expertise will enable us to structure financing solutions to meet the specific needs of our borrower clients, thereby differentiating us from many of our competitors and making us a more attractive lender and capital provider.

Our executive officers have, on average, over 14 years of experience in the financial services industry, including extensive experience in commercial real estate investments, structured finance and capital markets.

We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes and will elect to be taxed as a REIT under the Internal Revenue Code commencing with our taxable year ending December 31, 2007. We generally will not be subject to federal taxes on our taxable income to the extent that we distribute our taxable income to stockholders and maintain our qualification as a REIT.

Our Manager is a full service, vertically integrated commercial real estate finance company specializing in debt financing for commercial real estate throughout the United States. Our Manager is the U.S. subsidiary of Hypo Real Estate Bank International AG, or Hypo International, which is a member of the Hypo Real Estate Group, a leading commercial real estate finance group. The ultimate parent of the Hypo Real Estate Group is Hypo Real Estate Holding AG, a publicly traded German company with headquarters in Munich, Germany. The Hypo Real Estate Group and our Manager are the product of a 2003 spin-off from Hypo Vereinsbank, then the second largest bank in Germany measured by assets. Our Manager originates loans on a nationwide basis from its headquarters in New York.

Our Manager and its predecessors have managed an active real estate portfolio in the United States for almost 20 years. Our Manager employs approximately 80 professionals with substantial experience and expertise in origination, underwriting, structuring, portfolio management, servicing, syndication, secondary market transactions and administration. Since its predecessor companies commenced commercial real estate operations in the United States in the late 1980’s, we believe our Manager has become one of the leading real estate financiers in the country. Since January 1, 2004, our Manager has originated over $12.0 billion of commercial real estate loans in the United States, of which approximately $10.0 billion were direct originations with the balance purchased in the secondary market. As of December 31, 2006, our Manager had a portfolio of over $8.1 billion in loan commitments.

Beginning in 2004, our Manager’s emphasis broadened from solely providing large credit facilities to a select group of borrowers on a limited number of property types in major U.S. cities, to become a full service commercial real estate capital provider with a growing presence throughout the United States. Now, our Manager’s numerous borrowers across the United States receive various types of financing and are involved with all forms of commercial real estate, including multifamily, office, retail, industrial, hospitality, healthcare, mixed-use and condominium development. Additionally, our Manager’s historical focus on providing financing for stabilized real estate assets and the construction of major real estate projects has diversified to include CMBS, repositioning of undervalued assets and the acquisition of whole loans, including performing, sub-performing and non-performing loans.

We believe that our Manager’s experience, reputation as a leader in the commercial real estate finance industry, vertically integrated infrastructure, market knowledge and relationships with prominent real estate owners and developers will benefit us by enabling our Manager to originate, manage and create value from attractive investment opportunities for us. While many of our competitors rely on financial institutions or other third party originators to provide them with real estate investment opportunities, we believe that one of our key strengths will be our direct access to investment opportunities originated directly by our Manager. Our Manager also has strong relationships with many of these financial institutions and will originate investment opportunities for us through these firms as well.

As a subsidiary of a regulated foreign bank, our Manager is often constrained in its ability to invest in or retain all of a credit facility, and therefore it is often required to bypass or sell attractive components of credit facilities to outside investors despite sourcing the opportunities and fully underwriting the credit exposures. We expect that our ability to invest in any portion of the capital structure and to participate in credit facilities which our Manager intends to syndicate will further enhance the ability of our Manager to originate products for us. Our Manager will continue to originate for its own account as well as apply its substantial infrastructure to manage and service commercial mortgage loans both for itself and for us. We believe that this platform is highly scalable and will allow us access to a strong pipeline of investment opportunities and market knowledge without additional infrastructure costs.

Operations

The following chart shows our Manager’s internal organization:

We believe our relationship with our Manager and our ability to capitalize on its reputation, relationships, market knowledge, infrastructure and expertise will provide us with substantial benefits in sourcing, underwriting and evaluating investments, executing such investments quickly and effectively, and managing our assets. Under our management agreement, our Manager will be responsible for administering our business activities and day-to-day operations, including sourcing originations, providing underwriting services and processing approvals for all loans and other investments in our portfolio. We will have an investment committee that will review all loans and other investments to determine whether they meet our investment guidelines and are otherwise appropriate for our portfolio. Our Manager will also provide certain administrative loan servicing functions with respect to our loans and investments. We believe that we will be able to capitalize on our Manager’s well established operations and services in each of these areas as described below.

Origination

Our investments will be direct asset originations generally sourced by our Manager. Since our investments will be generally sourced and originated by our Manager and our Manager and its affiliates will invest in many of the same investments that we target, we have developed a conflicts of interest policy with our Manager in an effort to address conflicts with respect to the origination of investments and the allocation of investment opportunities, the pricing of investments either purchased from our Manager or co-originated with our Manager and the servicing of defaulted or distressed assets. This conflicts of interest policy gives us a right of first offer on certain commercial real estate finance and investment opportunities originated by our Manager, directly or in the secondary market, and provides specific guidelines with respect to the terms of co-investments, participations and distressed assets. For a description of these conflicts of interest policies, see “Our Manager and Management Agreement—Conflicts of Interest Policies.”

With 20 employees actively engaged in the origination process, our Manager solicits property owners, developers, opportunity funds, commercial mortgage loan brokers, financial institutions and others throughout the United States. Each originator is a well versed financier, able to determine which financing products best meet the needs of the borrower and then offer to them appropriate financing solutions. Additionally, as our Manager services the loans that it directly originates, it consistently monitors its loan portfolio in order to generate new originations from existing assets. We intend to capitalize on our Manager’s established platform, reputation, market knowledge and relationships in the commercial real estate finance industry to develop and maintain our investment portfolio. Since January 1, 2004, our Manager has originated over $12.0 billion of commercial real estate loans in the United States, of which approximately $10.0 billion were direct originations with the balance purchased in the secondary market.

Underwriting

Each originator works in conjunction with a team of transaction managers who are currently all located within our Manager’s corporate headquarters in New York City. Upon receipt of each new deal submission, a transaction manager analyzes it in accordance with specific underwriting guidelines in order to determine the loan’s suitability. These underwriters, or transaction managers, will perform underwriting due diligence on all proposed transactions prior to loan approval and commitment. We believe that the involvement of our Manager’s closely integrated origination and transaction management groups, coupled with our ability to utilize the knowledge and expertise of its servicing and portfolio management group in the underwriting, structuring and servicing of our loans, its credit expertise across asset classes and its extensive due diligence process, will significantly enhance the credit quality and performance of our investments.

In general, our Manager’s underwriting guidelines require it to evaluate the following:

•	the construction budget, determination of the interest reserve, the guaranteed maximum price construction contract, buy-out of subcontractors, zoning and entitlement issues for construction and major redevelopment loans;

•	the construction quality of the property to determine future maintenance and capital expenditure requirements;

•	a property’s historical, current and projected revenues and expenses;

•	the historical, current and projected rental rates, occupancy levels and expense levels at comparable properties;

•	the potential for near term revenue growth and opportunity for expense reduction and increased operating efficiencies; the property’s location, its attributes and competitive position within its market, existing competition as well as future competition;

•	the proposed ownership structure, financial strength and real estate experience of the borrower, sponsor and property management, background check on principals, third party appraisal, insurance review, environmental and engineering studies and, if applicable, seismic studies;

•	the market assessment, which includes the property inspection, the identification and inspection of comparable assets and a review of tenant lease files; the analysis of area economic and demographic trends and legal documentation; and the review of a mortgagee’s title policy and an “as built” survey;

•	meetings with local authorities, such as tax assessors, zoning officers and building departments;

•	the requirements for any reserves, including those for immediate repairs or rehabilitation, replacement reserves, tenant improvement and leasing commission costs, real estate taxes and property casualty and liability insurance;

•	the availability of capital for refinancing by the borrower if the loan does not fully amortize;

•	the projected sales for condominium projects;

•	the financial strength of major tenants;

•	the required interest rate protection or hedge; and

•	the internal rate of return.

Key factors considered in credit decisions include debt service coverage, loan-to-value and loan-to-cost ratios, debt yield, cash equity remaining in the deal or level of cash out to the borrower, competitive set relative performance, and property historical and projected operating performance. Consideration is also given to other factors such as additional forms of collateral, borrower concentration, property concentration (both by type and location), identification of repayment strategy and expected changes in market conditions.

Investment Approval Process

Our Manager will apply its established credit approval process to all proposed loans prior to submitting proposals to our investment committee for final approval. A proposed loan or investment for us will be analyzed and a written credit memorandum or analysis will be prepared. The memorandum will include a description of the prospective borrower and any guarantors, the collateral and the proposed use of investment proceeds, comparable properties, borrower and property consolidated financial statements and an analysis and a summary of key factors. In addition, the presentation will provide an analysis of borrower liquidity, net worth, cash investment, income and operating history and projections. If the transaction is approved by our Manager’s credit committee, it will be presented for approval to our investment committee, which will initially consist of the chief executive officer of our Manager, our chief executive officer, our chief financial officer and a credit officer of our Manager. All transactions require the approval of a majority of the members of our investment committee, including the approval of our chief executive officer.

Notwithstanding the foregoing, certain loans and other investments that our Manager has not historically held for its own account, such as preferred equity or discounted notes, will be submitted directly to our investment committee. In such situations, our Manager will still underwrite the transaction and prepare a written analysis of such loan or investment for our investment committee to review.

If a particular investment is outside our investment guidelines or conflicts of interest policy approved by our board of directors, it must be approved by our investment oversight committee. Our investment oversight committee is comprised of three of our independent directors. See “—Investment Guidelines” and “Management —Investment Oversight Committee.”

Following the approval and closing of any transaction, our Manager’s servicing and portfolio management group will utilize its comprehensive servicing systems to assure that all loan approval terms have been satisfied and that they conform with the lending requirements for that particular transaction. See “Our Manager and Management Agreement—Conflicts of Interest in Our Relationship with Our Manager.”

Servicing and Portfolio Management

We believe that effective loan management is essential to maximizing the performance and value of a commercial real estate or commercial mortgage investment. In addition to conventional mortgage loans, our Manager manages and services complex commercial mortgage loans including construction loans, renovation loans, land loans and pre-development loans. Expertise in servicing and portfolio management is one of the many benefits which we expect our Manager will provide to us.

Servicing. Our Manager has always serviced its loan portfolios internally, and it will service and/or monitor our loans through its comprehensive internal servicing operations. Our Manager currently services an expanding portfolio of loans with commitments in excess of $9.8 billion through its servicing and portfolio management group. Our Manager’s loan servicing operations are designed to provide prompt customer service and accurate and timely information for account follow up, financial reporting and management review. Due to the complex nature of many of the loans in its portfolio, our Manager has developed expertise which enables it to provide effective and timely internal monitoring and reporting, as well as a high level of service to borrowers from closing through loan maturity. Following the funding of an approved loan, all pertinent data is entered into our Manager’s servicing system which provides monthly billing statements, tracks payment performance, processes contractual interest rate adjustments on variable rate loans and tracks the operating performance of the asset. This expertise in servicing complex commercial real estate loans cannot be easily replicated, and we believe that it will enable our Manager to originate and successfully manage credit facilities and transactions for our benefit.

Construction Loan Services. Our Manager has special expertise in construction loan servicing and is involved in servicing its construction loans from a project’s conception through completion. Unlike servicing a more conventional real estate loan on a stabilized, cash-flowing property, construction loan servicing requires a constant dialogue between the borrower and the lender and regular oversight of the construction process. Our Manager has a dedicated construction loan servicing group with relevant experience and engineering expertise. The construction loan services group provides a full range of construction loan services, including engineering and construction management, the review of plans specifications and budgets, and disbursement and cash management services. With respect to loans originated by our Manager, the team ensures that the project is in conformance with all construction and funding requirements of the loan agreement and provides approvals for all disbursements of loan proceeds. The borrower generally provides a monthly drawdown request with a detailed accounting of the expenditures, schedules and statements certifying that they are in compliance with the loan agreement. The hard costs are approved by the construction consultant who generally performs a regular draw inspection with the borrower and contractor. The construction consultant reviews requisitions from each subcontractor and verifies that the work has been completed thereby ensuring that the funding never exceeds work in place. The construction consultant also evaluates the project’s performance and conformance with the plans, specifications, schedule and budget. The regular reports provided by the consultant are reviewed by an engineer and a funding officer assigned to the deal. The invoicing of all soft costs are reviewed internally. In addition to our Manager’s review of the portfolio from external information, a member of the construction loan servicing team personally meets with the borrower and construction team and inspects the project at least three times a year.

Portfolio Management. The portfolio management group will monitor each investment and identify any asset level risks early in order to take action to mitigate those concerns. It will compare on-going financial data and operating statements to historical data to determine if any significant economic events have or are occurring at the property or in the market in general that may have a negative effect on the property. The portfolio management group will also monitor local economic trends, rental, occupancy and expense rates and property competitiveness within the commercial real estate market.

We believe that the scope and depth of our Manager’s servicing and portfolio management operations will distinguish us from many other real estate investment companies and will provide a comprehensive platform for pursuing and maintaining attractive real estate investments.

Our Business Strengths

We believe our business strengths include the following:

•	Established Origination Platform. Most of our investments will be sourced and originated by our Manager. Our Manager and its predecessors have been leading financiers to the U.S. commercial real estate industry for almost 20 years. Our Manager has relationships with hundreds of borrowers nationwide and has 20 employees actively engaged in the origination of loans. Additionally, as our Manager services the majority of loans that it originates, it consistently monitors its loan portfolio to generate new origination opportunities from existing assets. We intend to capitalize on our Manager’s established platform, reputation, market knowledge and relationships in the commercial real estate finance industry to develop and maintain our investment portfolio.

•	Extensive Internal Servicing Operations. Our Manager will service and/or monitor all of our loans through its extensive internal servicing and portfolio management operations. Our Manager’s servicing and portfolio management group currently services an expanding portfolio of loans with commitments in excess of $9.8 billion. Due to the complex nature of many of the loans in its portfolio, including construction loans, conversion loans, renovation loans and subordinate debt, our Manager has developed expertise which enables it to provide effective and timely internal monitoring and reporting, as well as a high level of service to borrowers from closing through loan maturity. We believe that this expertise in servicing complex commercial real estate assets cannot be easily replicated and that it will enable our Manager to originate and successfully manage credit facilities and transactions for our benefit.

•	Comprehensive Market Database. We intend to capitalize on the market knowledge and ready access to data across the real estate finance industry that our Manager obtains through its vertically integrated organization. Through its origination process and its portfolio management and loan servicing operations, our Manager has accumulated thousands of comparable data points, including data on construction costs, rental rates, operating expenses, expense ratios, reserve levels, vacancy levels and absorption levels. We believe that this data will enable us to actively monitor real estate trends and evaluate, on a real time basis, the competitive landscape.

•	Extensive Construction Financing Expertise. We believe that as a result of our Manager’s extensive experience in the construction finance arena and its ability to source, underwrite and service construction loans we will be in a strong position to capitalize on the construction financing market. Unlike servicing real estate loans on stabilized, cash-flowing properties, construction servicing requires a constant dialogue between the borrower and the lender and regular oversight of the construction process by the servicer. Our Manager has a dedicated construction loan servicing group with substantial relevant experience and engineering expertise.

•	Customized Single-Source Financing Solutions. The combination of the conventional commercial mortgage loan products offered by our Manager with the additional products to be offered by us will enable our Manager’s originators to offer customers a wide variety of investments in all, or any part of, the capital structure. We believe that this ability to offer borrowers a diverse range of products and to customize loan structures and financing alternatives to fit the characteristics and purpose of the individual borrower and its financing requirements will differentiate us from many of our competitors.

•	Credit Quality Management. We believe that the involvement of our Manager’s closely integrated origination, transaction management and closing group, coupled with our ability to utilize the knowledge and expertise of its servicing and portfolio management employees in the underwriting, structuring and servicing of our loans, its credit expertise across asset classes and its extensive due diligence procedures, will significantly enhance the credit quality and performance of our investments.

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Experienced Management Team. Our executive officers and those of our Manager have extensive experience at every level of the vertically integrated real estate platform that we intend to use for all of our investments, including originating, underwriting, structuring, servicing complex commercial real estate investments, real estate capital markets, securitization, syndication, match funding, hedging and finance. Our executive officers and the members of our Manager’s senior management team have, on average, over 18 years of experience in the financial services industry, including extensive experience in commercial real estate lending, structured finance and capital markets.

•	B Note and Mezzanine Loan Opportunities. To solidify its position as a full service provider in the U.S. commercial real estate lending market, our Manager recently expanded its CMBS platform. In order to successfully compete in today’s CMBS market, we and our Manager may elect to provide CMBS borrowers with financing in excess of the optimal amount which can be securitized. In such instances, our Manager will most likely bifurcate a senior mortgage loan into an A Note and a B Note with the A Note being securitized or, alternatively, provide a combination of a lower leverage senior mortgage loan and mezzanine financing with the senior mortgage loan being securitized. The senior members of its CMBS team average over ten years of direct CMBS experience and have been responsible for all aspects of the CMBS process, including origination, underwriting, loan structuring and tranching, loan pricing, modeling, funding, rating agency presentation and review, security tranching, security pricing, placement of subordinate securities including non-rated, first loss tranches, as well as, the creation and placement of B Notes and mezzanine loans. We believe that the increased emphasis by our Manager in CMBS will create additional opportunities for us in the form of B Notes and mezzanine loans.

Investment Guidelines

Our board of directors has adopted general guidelines for our investments and borrowings to the effect that:

•	no investment will be made that would cause us to fail to qualify as a REIT;

•	no investment will be made that would cause us to be regulated as an investment company under the Investment Company Act;

•	no more than 10% of our equity, determined as of the date of such investment, will be invested in any single project (except with respect to the initial assets contributed by our Manager in connection with this offering) and no more than 20% of our equity, determined as of the date of such investment, will be invested in projects controlled by a single borrower or group of affiliated borrowers that would form a consolidated group under GAAP;

•	no more than 10% of our equity, determined as of the date of such investment, may be invested in non-U.S. assets or non-U.S. dollar denominated securities;

•	no more than 10% of our equity, determined as of the date of such investment, will be invested in equity positions (other than preferred equity) in commercial real estate;

•	our leverage will generally not exceed 80% of the total value of our investments;

•	we will maintain a portfolio of assets that are diverse in terms of geography and property type;

•	no investment will be made that falls outside of our conflicts of interest policy; and

•	our Manager must seek approval of a majority of the independent directors on the investment oversight committee before engaging in any transaction that is in contravention of our investment guidelines.

These investment guidelines may be changed or waived by our board of directors (which must include a majority of our independent directors) without the approval of our stockholders.

Our Targeted Investments

Our targeted investments include:

•

Construction Loans. We intend to provide construction loans for ground-up projects or major redevelopment opportunities. We expect that our investments in construction loans will include participations in whole loans originated by our Manager. Because of the expertise required to originate and service construction loans, this segment of the market generally has not experienced the spread compression seen in other areas. Construction loans are provided for a variety of projects ranging from condominiums and condominium/hotels to retail and office buildings. Such loans are almost always secured by a first lien mortgage on the project and the underlying property and often require a guaranteed maximum price construction contract from a recognized construction company and a completion guarantee from a guarantor. Terms generally range from two to three years with extension provisions based on obtaining a certificate of occupancy and the satisfaction of other loan specific requirements.

•	Mezzanine Loans. We intend to offer mezzanine financing in the form of loans that are subordinate to a conventional first mortgage loan and senior to the borrower’s equity in the transaction. We expect our mezzanine loans to generally take the form of loans secured by subordinate mortgages or by pledges of ownership interests in the entity that directly or indirectly controls the property. The maturities of these loans are generally determined by the maturities of the senior debt on the property.

•	Subordinate Interest in Whole Loans (B Notes). We intend to invest in B Notes. The term B Notes is generally used to refer to the subordinated tranche of a senior mortgage loan. The subordination of a B Note is generally evidenced by a co-lender or participation agreement between the holders of the related A Note and the B Note. Our ownership of a B Note with controlling class rights may, in the event the financing fails to perform according to its terms, cause us to elect to pursue our remedies as owner of the B Note, which may include foreclosure on, or modification of, the loan. In some cases the owner of the A Note, which owner may be our Manager, may be able to foreclose or modify the loan against our wishes as holder of the B Note. As a result, our economic and business interests may diverge from the interests of the holders of the A Note. These divergent interests among holders of each investments may result in conflicts of interest between us and our Manager. The maturities of these loans are generally determined by the maturities of the senior debt on the property.

•	Bridge Loans. We intend to offer bridge financing products to borrowers who are typically seeking short-term capital to be used in an acquisition or refinancing of a given property. From the borrower’s perspective, shorter term bridge financing is advantageous because it allows time to improve the property value through repositioning without encumbering it with restrictive long-term debt. The terms of these loans generally do not exceed three years.

•	Participating Debt/Preferred Equity. We also intend to provide financing which may take the form of participating debt or of a preferred equity investment in an entity that directly or indirectly owns the underlying real property. In cases where the terms of the first mortgage prohibit additional liens on the property, investments structured as preferred equity in the entity owning the property serve as viable financing substitutes. Alternatively, to the extent subordinate liens or financing on the property is permitted, we may structure our investment as a second lien with a two-prong interest component consisting of a current pay portion and a deferred interest component which may take one of many forms including: (i) percentage of sale proceeds on the property, (ii) targeted internal rate of return, (iii) deferred interest equal to the difference between the stated interest rate and the current pay portion, or (iv) participation in the cash flow from the property. The maturities of participating debt/preferred equity investments are often determined by other indebtedness on the property.

•	Floating Rate Term Loans on Stabilized Properties. We intend to offer floating rate financing to those borrowers who are not interested in, or do not qualify for, CMBS execution. Floating rate loans which do not provide for a CMBS execution, will generally include a pricing premium in exchange for the more flexible terms provided outside of CMBS. In certain instances, the mortgage loan may be bifurcated with the senior portion or A Note being retained by our Manager or, alternatively, being sold into the market or securitized by our Manager, and the junior portion or B Note, which will receive a disproportionate amount of the interest, being retained by us. The terms for such loans usually do not exceed five years.

•	Pre-development Loans and Land Loans. We intend to provide financing to fund the costs of property pre-development as well as land acquisitions. These loans are frequently done in conjunction with construction loans and are structured as a component of the construction loan. Due to the complexity and underwriting requirements of a construction loan, borrowers often need to secure financing prior to being able to satisfy all of the requirements for the construction loan. Funds are used for acquisition of the land, pre-development and site work and to fund other costs until a guaranteed maximum price construction can be put into place. The terms of these loans generally do not exceed three years.

•	Real Property Acquisitions. From time to time, we may identify real property investment opportunities. Subject to the REIT rules (including the prohibited transaction rules), we may purchase existing real estate for repositioning and then disposition at an anticipated return. In these situations, we may act solely on our own behalf or in partnership with other investors. In connection with these transactions, speed of execution is often the most critical component of success. We may seek to finance a portion of the acquisition price through short-term financing. Repayment of the short-term financing will either come from the sale of the property or conventional permanent debt. Such acquired real properties may be held by a TRS.

•	Note Acquisitions. We may acquire real estate notes from lenders in situations where the lender wishes to divest certain assets from its portfolio. We intend to utilize the portfolio management group of our Manager to resolve any dispute concerning the note or the property securing it and to identify and resolve any existing operational or any other problems at the property. Subject to the REIT rules (including the prohibited transaction rules), we will then either restructure the debt obligation for sale or reposition it for permanent financing, which may be provided by either our Manager or us. Such obligations may be held by a TRS. To the extent that the growth of the U.S. economy slows, we believe that there will be significant opportunity in this sector.

•	Fund Level or Corporate Level Debt. We may invest in various commercial real estate ventures by providing financing to or purchasing the debt obligations of funds or corporate entities with a primary focus on the commercial real estate industry.

Initial Asset Contribution

Concurrent with the closing of this offering, our Manager will contribute the initial assets to us in exchange for $124.2 million from the net proceeds of this offering and 8,330,000 shares of our common stock, thereby resulting in a net equity contribution by our Manager to us of $133.3 million at an assumed initial public offering price of $16.00 per share (which is the mid-point of the price range set forth on the cover page of this prospectus). Our Manager determined that the fair market value of the assets to be contributed was $257.5 million as of December 31, 2006, which includes $5.2 million of origination fees. It is expected that the total fair market value of the initial assets will increase between December 31, 2006 and the closing of this offering and the contribution of the initial assets to us as a result of incremental funding of the initial assets and accrued interest earned on the initial assets. Accordingly, the cash portion of the consideration that we will pay to our Manager in exchange for the initial assets will be increased to reflect any increase in the fair market value of the initial assets. In the event that our Manager receives a prepayment of principal on any of the initial assets prior to the closing of this offering, the total fair market value of the initial assets will decrease and the cash portion of the consideration that we will pay to our Manager in exchange for the initial assets will be decreased to reflect the amount of any such prepayments. The following table sets forth information, as of December 31, 2006, regarding the initial assets.

Our Initial Assets As of December 31, 2006
Property Name	Location	Property Type	Total Commitment(1)		Hypo Allocation	Our Allocation(2)	Our Outstanding Balance(2)	Premium(3)	Estimated Fair Market Value(4)	Interest Rate		Origination Date	Maturity Date		Origination Fee	Our Proportionate Share of the Origination Fee
Senior Loan Participations		($ in thousands)
200 West End Avenue	New York, NY	Condominium Construction	$206,502.5		$86,502.5	$50,000.0	$17,821.8	$315.5	$18,137.3	LIBOR+2.25%		5/9/2006	5/1/2009		1.00%	$500.0
900 Biscayne	Miami, FL	Condominium Construction	228,309.5	(5)	113,309.5	55,000.0	3,864.6	428.9	4,293.5	LIBOR+3.00%		12/17/2004	7/31/2008		1.00%	550.0
Colonie Center	Albany, NY	Bridge Retail Mall	109,820.7	(6)	59,820.7	50,000.0	23,113.1	—	23,113.1	LIBOR+1.80%		9/29/2006	10/1/2008		0.40%	200.0
Maryland Apartment Portfolio	Prince George’s County, MD	Multi-Family	147,926.0	(6)	77,926.0	70,000.0	55,144.8	—	55,144.8	LIBOR+1.35%		5/17/2006& 6/23/2006	6/1/2008		0.40%	280.0
Riverside H&I	New York, NY	Condominium Construction	712,800.0	(6)	535,238.8	75,000.0	22,744.8	538.5	23,283.3	LIBOR+2.65%	(9)	11/3/2005	6/1/2009 12/1/2009	& (11)	1.00%	750.0
Superior Ink	New York, NY	Condominium Construction	165,540.0	(6)	115,540.0	50,000.0	12,393.8	300.0	12,693.8	LIBOR+3.10%	(9)	9/19/2006	3/18/2010	(11)	1.00%	500.0	(12)
Trump International	Las Vegas, NV	Condominium Construction	429,651.1		197,623.5	40,004.8	10,146.8	724.1	10,870.9	LIBOR+3.50%		7/12/2005	7/12/2008		1.75%	875.0	(13)
W Miami A	Miami Beach, FL	Condominium Construction	325,000.0	(7)	275,000.0	50,000.0	3,770.4	306.3	4,076.6	LIBOR+2.75%		11/22/2006	6/1/2009		1.125%	562.5
W Miami B	Miami Beach, FL	Condominium Construction	45,000.0	(7)	22,500.0	22,500.0	22,500.0	137.8	22,637.8	LIBOR+7.00%	(10)	11/22/2006	6/1/2009		1.125%	253.1
World Market Center III A-1	Las Vegas, NV	Furniture Mart Construction	350,000.0	(8)	334,000.0	16,000.0	—	96.0	96.0	LIBOR+2.50%		12/21/2006	12/21/2009		1.00%	160.0
World Market Center III A-2	Las Vegas, NV	Furniture Mart Construction	115,000.0	(8)	56,000.0	59,000.0	—	354.0	354.0	LIBOR+3.50%		12/21/2006	12/21/2009		1.00%	590.0

Mezzanine Loans
Albertson’s	Multiple	Retail	86,114.5		11,635.8	11,000.0	11,000.0	—	11,000.0	LIBOR+2.60%		6/2/2006	7/1/2008		—	—
CarrAmerica	Multiple	Office	247,939.5		119,666.3	60,000.0	60,000.0	—	60,000.0	LIBOR+1.70%		7/13/2006	8/9/2008		—	—
City National	Los Angeles, CA	Office	24,000.0		12,250.0	11,750.0	11,750.0	—	11,750.0	LIBOR+2.25%		7/17/2006	7/17/2008		—	—

Total			$3,193,603.8		$2,017,013.1	$620,254.8	$254,250.1	$3,201.1	$257,451.2							$5,220.6

(1)	“Total Commitment” refers to the total commitment, loan or loan tranche in which we are acquiring an interest, which may be part of a larger credit facility in respect of the referenced project/borrower. See “Business—Description of Initial Assets.”
(2)	“Our Allocation” reflects the face amount of such initial asset that will be allocated to us at closing. In the case of initial assets that are construction loans, “Our Allocation” reflects the amount of the total commitment of the construction loan which has been allocated to us and “Our Outstanding Balance” reflects the amount of the commitment allocated to us which has been drawn at December 31, 2006. Additional drawings on the construction loans are expected in the future.
(3)	The premium is based on actual or projected levels at which certain loans were syndicated into the marketplace and is equal to the sum of: (i) the difference between the origination fee which our Manager received (and which we will receive our proportionate share of as well) at the time it originated the loan and the up-front fee which it paid to syndicate members at the time of syndication and (ii) the present value of the difference in the interest spread paid by the borrower on the loan and the amount which the syndicate members are receiving as determined by projected outstanding loan balances and discounted at a 9.00% interest rate. The 9.00% interest rate was selected because it is equal to the annual rate that our Manager must generate from our funds from operations in order to earn its incentive fee and it is therefore what we believe is the appropriate discount rate to be used for calculating the present value of the interest income which we will receive on a given asset in excess of the interest income which other investors, exclusive of our Manager, will receive on that asset.
(4)	For each initial asset, estimated fair market value is the sum of the amount listed under “Our Outstanding Balance” and the amount listed under “Premium.” This is the amount that we believe a third-party investor would pay our Manager for a given loan or loan participation assuming such third-party investor received the same economics that we will at closing.
(5)	The loan for 900 Biscayne also includes a $79.0 million B tranche owned entirely by our Manager. Such tranche is pari passu with the A tranche, in which we will own a $55.0 million participation upon closing of this offering, other than with respect to principal payments and payments after default in which case it has a subordinate priority.
(6)	Of the total commitment for Colonie Center, $50.8 million has been funded and the remaining balance of the commitment of $59.1 million will become available upon the satisfaction of certain construction related conditions. Of the total loan amount for the Maryland Apartment Portfolio, $134.7 million is currently available to the borrower and the remaining $13.2 million will be used to pay off an existing mortgage which is not eligible for prepayment until March 2007. Of the total loan amount for Superior Ink, $60.0 million is currently available to the borrower and the remaining $105.5 million will be made available upon the completion of certain construction-related conditions. Of the total loan amount for Riverside H&I, $343.7 million will be made available for Parcel I only upon completion of certain construction-related conditions in respect of Parcel I.
(7)	This loan provides that the borrower may access up to an additional $60.0 million in proceeds by posting a letter of credit for an equal amount. Tranches are pari passu in all aspect other than with respect to principal payments and payments after default.
(8)	The total loan facility for World Market Center III is $488.0 million and includes a $10.0 million B tranche and a $13.0 million C tranche in which we will not participate. Tranches are pari passu in all respects other than with respect to principal payments and payments after default (B tranche and C tranche having subordinate priority).
(9)	The interest rate on the Riverside H&I loan will be reduced from LIBOR plus 2.65% to LIBOR plus 2.50% if certain construction requirements have been met. Such construction requirements have already been satisfied with regard to Parcel H. The interest rate on the Superior Ink loan will be reduced from LIBOR plus 3.10% to LIBOR plus 2.25% if certain construction requirements have been met.
(10)	The W Miami tranche B loan accrues interest at a variable rate equal to LIBOR plus 7.00% per annum, of which an amount equal to interest accruing at the per annum rate of LIBOR plus 2.75% is payable monthly and the balance is deferred (with interest accruing thereon at the per annum rate of LIBOR plus 2.75%) until maturity (or earlier repayment).
(11)	The maturity date for these loans assumes that the construction requirements will be satisfied by the initial maturity date.
(12)	$271,838 payable upon contribution of this asset, and the balance of $228,162 payable upon satisfaction of certain construction conditions.
(13)	Origination fee is based on initial allocation of $50.0 million of an original commitment of $537 million (which has been reduced by the borrower’s use of security deposits for construction costs in accordance with the loan agreement).

Description of Initial Assets

Senior Loan Participations

200 West End Avenue, New York City, New York

Our Manager originated this $206.5 million pre-development and construction mortgage loan in May 2006. The loan is secured by a first lien on the underlying land and a to-be-built 27-story, mixed-use project on the southeast corner of West 70th Street and West End Avenue on the Upper West Side of New York City. The facility’s loan to budgeted cost ratio is 79.9%. We, our Manager and the other lenders own pari passu interests in this loan.

The location of the project is in the heart of the Upper West Side residential neighborhood. The site is accessible to Central Park and Riverside Park as well as restaurants and shopping. When complete, the development will contain 191 luxury residential condominium units totaling 210,231 net salable square feet and a ground and below grade retail component. Building amenities will include 24 hour doorman and concierge service, a state of the art fitness center, a playroom, an outdoor terrace, a billiard room, a media lounge, a dining salon with catering kitchen for private functions, storage units, and 76 parking spaces.

We will own a $50.0 million participation in this $206.5 million loan. The loan accrues interest at a rate of LIBOR plus 2.25% per annum and includes an origination fee of 1.00%. The loan matures on May 1, 2009 and there is no scheduled amortization other than release payments. The borrower has two six month extension options available to it, subject to satisfaction of certain requirements including payment of an extension fee of 0.25% of the outstanding balance and any amounts available under the loan.

The borrower has entered into a guaranteed maximum price contract with the general contractor for the project for $109.5 million. The project costs are expected to total $258.6 million, including an interest reserve of $15.8 million. The sponsor will contribute $13.0 million of equity with the balance of project costs being funded with mezzanine financing. The sponsor of the project has also provided a completion guarantee.

900 Biscayne Boulevard, Miami, Florida

Our Manager originated this $307.3 million construction mortgage loan in December 2004 (originally closed as a $261.4 million loan, increased to $307.3 million in December 2005). The loan is secured by a first lien on the underlying land and a to-be-built 63-story, mixed-use project along Biscayne Bay in Miami, Florida.

Located on US1 / Biscayne Boulevard, a main thoroughfare that runs parallel to Biscayne Bay, South Beach, and Miami Beach, the 1.7 acre site is well situated. The building will be within walking distance to downtown Miami, the new Miami Performing Arts Center, and the American Airlines Arena. Upon completion, which is scheduled for the first quarter of 2008, the development will include 516 residential condominium units totaling 790,142 net salable square feet, 79,558 net salable square feet of office condominium space, 13,765 net salable square feet of retail condominium space, and a 720 space garage. Project amenities will include a 15th floor pool deck with wet bar, a spa café, a lap pool, a relaxation pool, a therapy pool, cabanas and a sundeck. In addition, the project will have a fitness spa with massage rooms, sauna and steam rooms, weights and cardiovascular equipment. The building will also feature a restaurant, valet parking, residents club, game room, media room and a screening room.

We will own a $55.0 million participation in the $228.3 million A tranche of the senior construction mortgage loan. It accrues interest at a variable rate of LIBOR plus 3.00% per annum and includes an origination fee of 1.00%. The loan matures on July 31, 2008 and has no scheduled amortization other than release payments. The borrower has one six month extension option subject to certain requirements including payment of an extension fee of 0.50% of the outstanding balance and amounts available under the loan. We, our Manager and other lenders own pari passu interests in this loan tranche. Our Manager owns the entire $79.0 million B tranche, which is pari passu with the A tranche except that the B tranche is subordinate with respect to payments of principal and payments after default.

The developer of the project provided a completion guarantee on the project. The borrower also executed a guaranteed maximum price contract of $208.1 million with the general contractor of the project. The borrower contributed $45.4 million of equity, with the balance of costs being funded by mezzanine financing and a portion of the purchase contract deposits. The temporary certificate of occupancy is expected in March 2008 with a full certificate of occupancy expected two months later.

Colonie Center, Albany, New York

Our Manager originated this $109.8 million bridge loan in September 2006. The loan is secured by the Colonie Center mall, a two-story, 1.25 million square foot regional mall located near the intersection of I-87 and I-90 in Albany. The mall is anchored by Macy’s, Sears, Boscov’s and Christmas Tree Shops and currently maintains 110 in-line tenant store spaces. Occupancy is currently 100% for the anchor space and 76% for the in-line space. Macy’s and Sears own the land and improvements which they occupy and, accordingly, these assets are not part of the collateral for the loan. We and our Manager will own pari passu interests in the loan.

Of the total loan amount, $50.8 million was funded at closing and used to satisfy an existing mortgage on the property. The $59.0 million balance of the loan, which is subject to the satisfaction of certain construction related conditions, will be utilized to fund an approximately 120,000 square foot expansion of the mall, as well as for renovation costs, tenant improvements and leasing commissions. The loan amount of $109.8 million represents 55.5% of the total cost of acquisition and budgeted improvements for the mall and 56.6% of the appraised stabilized value of the property.

We will own a $50.0 million participation in the loan, which pays interest at a variable rate of LIBOR plus 1.80% per annum and includes an origination fee of 0.40%. The loan matures on October 1, 2008 and there is no required amortization. The borrower has the option to extend the loan for two twelve-month periods provided that certain conditions are satisfied, including: (i) substantial completion of the expansion and renovation work, (ii) minimum debt service coverage ratio, (iii) required occupancy levels, and (iv) payment of an extension of 0.125% of the outstanding balance of, and any amounts available under, the loan.

To date, the borrower has entered into new leases with LL Bean, Regal Cinemas and P.F. Changs for the additional space under construction and the Cheesecake Factory for existing space. The loan agreement provides for a cash management account with mandatory escrow accounts for real estate taxes and insurance. If the borrower fails to maintain the required minimum debt service coverage ratio, remaining funds in the account, after the funding of mandatory escrow accounts and the payment of debt service and operating expenses, are retained by the lender to be utilized for unscheduled capital expenditures and other lender approved property expenses.

Maryland Apartment Portfolio, Prince George’s County, Maryland

Our Manager originated this $147.9 million credit facility in May and June 2006. The facility currently consists of four cross-collateralized and cross-defaulted loans, two of which are subordinate to existing third party mortgages but are additionally collateralized by the mortgages securing the other two loans. A fifth and final loan, described below, is expected to be added in March 2007. The facility is secured by seven multifamily rental apartment properties consisting of 2,194 units and 1,845,164 rentable square feet located in four cities in Prince George’s County, Maryland. The properties primarily consist of garden style apartments that were built in the 1960’s and early 1970’s. Occupancy is slightly above 85%. We and our Manager (or an affiliate of our Manager) will own pari passu interests in the credit facility.

The purpose of the credit facility is to finance the acquisition and repositioning of the portfolio. The borrower invested approximately $56.0 million of equity into the properties at closing, representing approximately 24% of the total capitalization of the portfolio. Our Manager funded approximately $108.0 million at the initial loan closings. An additional $8.4 million was funded during the balance of 2006 and $13.2 million is expected to be funded in March 2007 to refinance an existing HUD mortgage which cannot be retired prior to such date.

We will own a $70.0 million participation in this credit facility, which will be allocated pro rata across the five loans. The credit facility pays interest at a variable rate of LIBOR plus 1.35% per annum and includes an origination fee of 0.40%. The facility matures on June 1, 2008 and there is no required amortization. The borrower has the option to extend the facility for three twelve-month periods provided that certain conditions are satisfied including: (i) minimum debt service coverage ratios and (ii) with respect to the second and third extension options, the payment of an extension fee equal to 0.25% of the facility amount.

A cash management agreement provides for mandatory escrow accounts for real estate taxes and insurance. If the required minimum debt service coverage ratio or the required minimum debt yield are not maintained for any consecutive three month period, the remaining cash flow after the funding of the mandatory escrow accounts and the payment of debt service and operating expenses for the properties shall be retained by the lender as additional collateral until the borrower is in compliance with the minimum debt service coverage ratio and debt yield requirements for six consecutive months.

Riverside Parcel H and Riverside Parcel I, New York City, New York

Our Manager originated this $712.8 million senior mortgage pre-development and construction loan in November 2005 (originally $695 million and increased to $712.8 million in November 2006). The loan is secured by a first lien on the underlying land and two to-be-built mixed-use buildings on the Upper West Side of New York City. The facility’s loan to budgeted cost ratio is 72.8%. We, our Manager and other lenders own pari-passu interests in this loan.

On Parcel H, a 32-story, mixed-use, luxury condominium building consisting of 274 residential units totaling 292,341 net salable square feet of residential area, 4,476 net rentable square feet of retail and office space and 76 below grade parking spaces will be constructed. On Parcel I, a 41-story, mixed-use, luxury condominium building consisting of 289 residential units totaling 468,261 net salable square feet of residential area, 4,577 net rentable square feet of retail and office space and 225 below grade parking spaces will be constructed. Each building will include 24 hour doorman/concierge service, party and business center space, a private garden, fitness facilities with a pool and spa, a children’s playroom, storage space, and state-of-the-art technology in the residential units.

We will own a $75.0 million participation in this $712.8 million loan which accrues interest at a variable rate of LIBOR plus 2.65% per annum and includes an origination fee of 1.00%. The interest rate on the loan is reduced to LIBOR plus 2.50% once the construction requirements are met. There is no scheduled amortization other than release payments and, if applicable, payment of the pre-development component of the loan for failure to satisfy the construction requirements. In addition to the automatic extension upon satisfaction of the construction requirements, the borrower, subject to certain requirements, is entitled to two extension options for each tranche of the loan. The first extension option for each tranche of the loan is six months, and the second extension for each tranche of the loan is twelve months. Each extension is subject to payment of an extension fee of 0.375% of the outstanding balance and amounts available under loan for such tranche.

The loan has been bifurcated into two tranches, one for each of the land parcels. Certain construction requirements, which have been satisfied for Parcel H, but not for Parcel I, must be met before the borrower can access the full loan amount and the maturity date for each component of the loan will automatically be extended to June 1, 2009 for Parcel H and December 1, 2009 for Parcel I upon satisfaction of these conditions. Failure to satisfy the construction requirements with respect to Parcel I will cause the pre-development component of the loan with respect to Parcel I to be due and payable on such date.

The project costs are expected to total $978.8 million, including an interest reserve of $85.7 million. The sponsors have also agreed to provide a completion guarantee of $27.2 million in respect of Parcel H and, upon satisfaction of certain construction related conditions with respect to the funding of the portion of the loan allocable to Parcel I, an additional completion guarantee of $49.0 million in respect of Parcel I.

Superior Ink, New York, New York

Our Manager originated this $165.5 million pre-development and construction mortgage loan in September 2006. The loan is secured by a first lien on the underlying land and a to-be-built, 15-story, 85 unit, luxury residential condominium development at 396 West 12th Street in New York City. The facility’s loan to budgeted cost ratio is 72.9%. We and our Manager own pari-passu interests in this loan.

Proceeds of the mortgage loan will be used for the pre-development and subsequent construction of a luxury residential condominium tower with 77 units, and eight three-story townhouse units. The project will contain approximately 153,677 net salable square feet of residential living area. The development will offer owners, including the townhouse owners, a package of luxury amenities that are unique for residential developments in the West Village. These amenities include subterranean parking, 24 hour doorman/concierge service, a health club and swimming pool, a common lounge and resident storage.

We will own a $50.0 million participation in this loan, which accrues interest at a variable rate of LIBOR plus 3.10% per annum and includes an origination fee with a blended rate of 1.00% (1.5% on the initial $60 million and 0.72% on the balance of the loan). Initially, $60.0 million of the loan will be available as a pre-development component. Upon satisfaction of certain construction requirements, the interest rate on the loan will be reduced to LIBOR plus 2.25% and the full amount of the commitment will be made available to the borrower. There is no scheduled amortization other than release payments. The loan matures on September 18, 2007, but will automatically be extended to March 18, 2010 upon the borrower’s satisfaction of the construction requirements. In addition, the borrower has the option to extend the term of the loan for one six month period subject to certain requirements including the payment of an extension fee of 0.25% of the outstanding balance and amounts available under the loan.

The developer of the project will provide a completion guarantee on the project during the construction phase of the loan, a principal guarantee of $3.1 million during the pre-development phase of the loan, and an interest guarantee on the mortgage loan limited to amounts due in the one-year period following foreclosure, at the applicable non-default rate.

Trump International Hotel and Tower, Las Vegas, Nevada

Our Manager originated this $537.0 million senior pre-development and construction mortgage loan (which subsequently has been reduced to $429.7 million) in July 2005. The loan is secured by a first lien on the underlying land and a to-be-built 64-story, 1,282 unit, luxury hotel condominium tower in Las Vegas. The facility’s loan to budgeted cost ratio is 85.4%. We, our Manager and other lenders own pari-passu interests in this loan.

Trump International Hotel and Tower is a high end, luxury residential condominium hotel tower to be constructed on a 3.46 acre parcel of property located at the northern end of Las Vegas Boulevard, across from the Wynn Las Vegas and next to the Fashion Show Mall. The project, which is similar to the Trump International Hotel and Tower in New York, is a 64-story hotel condominium containing 1,282 individual units with an aggregate 896,516 net salable square feet. At a height of 645 feet, the building will be one of the tallest buildings in Las Vegas. Building amenities include a privately managed spa, heated outdoor swimming pool and sundeck with bar, meeting/conference facilities, fitness center, valet parking, and 24 hour doorman and concierge service.

We will own a $40.0 million participation in this $429.7 million loan which accrues interest at a variable rate of LIBOR plus 3.50% per annum and includes a 1.75% origination fee. The loan matures on July 12, 2008 and there is no scheduled amortization other than release payments. The borrower has an option to extend the loan by twelve months subject to satisfaction of certain requirements including payment of an extension fee of 0.25% of the outstanding balance and any amounts available under the loan.

The borrower executed a guaranteed maximum price contract for $365.9 million with the general contractor for the project. The project costs are expected to total $629.0 million, including an interest reserve of $31.9 million. The borrower will contribute equity of $92.0 million. As of January 24, 2007, approximately $951.5 million of executed sales contracts have been received.

W Miami Beach, Miami Beach, Florida

Our Manager originated this $370.0 million senior mortgage construction loan in November 2006. The borrower has a right to increase the loan amount by up to $60.0 million by providing a letter of credit for the amount of any such increase. The loan is secured by a first lien on an approximately 3.09 acre parcel of land and a to-be built, 20-story, 419 unit, luxury condominium hotel in the South Beach section of Miami Beach, Florida.

The W Miami Beach is a luxury condominium hotel project consisting of 358,445 net saleable square feet of residential space, 29,515 square feet of commercial space and 150,624 square feet of garage area containing 527 parking spaces. Residents will have access to all of the amenities associated with the W brand. The $370 million loan is approximately 65% of appraised net residential sellout value, exclusive of any value attributable to the commercial or parking space. We and our Manager will own pari passu interests in the loan.

The loan was tranched into a $325.0 million tranche and a $45.0 million tranche. We will own: (i) $50.0 million of the $325.0 million tranche which accrues interest at a variable rate of LIBOR +2.75% and (ii) $22.5 million of the $45.0 million tranche which is fully funded and which accrues interest at a variable rate per annum equal to LIBOR plus 7.00%, of which an amount equal to interest accrued at the per annum rate of LIBOR plus 2.75% is payable monthly (capitalized to the extent of the interest reserve line item under the approved loan budget), and the balance is deferred (with interest accruing thereon at a per annum rate of LIBOR plus 2.75%) until maturity or earlier repayment. Each tranche includes a 1.125% origination fee. The loan matures on June 1, 2009 and there is no scheduled amortization other than release payments. In addition, the borrower has the option to extend the term of the loan for one twelve month period subject to certain requirements including the payment of an extension fee of 0.50% of the outstanding balance and amounts available under the loan.

The borrower executed a guaranteed maximum price contract for the project and the developer has provided a completion guarantee. At closing of the loan, over $350.0 million of sales contracts had already been executed with 10% deposits and an additional 10% deposit due upon demolition.

World Market Center III, Las Vegas, Nevada

Our Manager originated this $488.0 million senior predevelopment and construction mortgage loan in December 2006. The loan is secured by a first lien on the underlying land, a to-be built building and a 3,600 space parking garage which will constitute Phase III of the “World Market Center,” an integrated home and hospitality contract furnishings showroom and convention center complex, as well as an adjoining 32 acres of land and the tent structures which are currently situated on such property.

The total $488.0 million loan was divided into four tranches, a $350.0 million tranche A-1, a $115.0 million tranche A-2, a $10.0 million tranche B and a $13.0 million tranche C. We will own: (i) a $59.0 million participation in tranche A-2 which funds subsequent to tranche C, but before tranche A-l and accrues interest at a variable rate of LIBOR + 3.50% per annum and (ii) a $16.0 million participation in tranche A-l which funds subsequent to tranche A-2 and accrues interest at a variable rate of LIBOR +2.50% per annum. Each tranche includes a 1.00% origination fee. Our Manager owns tranches B and C and will retain significant interests in tranches A-l and A-2. The loan matures December 21, 2009. There is no required amortization for the loan. The borrower has the option to extend the term of the loan for one twelve-month period provided that certain conditions are satisfied including the payment of an extension fee of 1.00% of the outstanding loan balance and amounts available under the loan.

A guaranteed maximum price contract for the project has been executed and the developer has provided a completion guarantee. Total project costs (in addition to land value) are budgeted at $502.9 million. Construction of the building is expected to be completed in May 2008 and the parking garage in August 2008.

Mezzanine Loans

Albertson’s Portfolio, Multiple Properties in Multiple States

Our Manager purchased a participation in a mezzanine loan that is part of a $1.7 billion capitalization package for the acquisition of a portfolio of Albertson’s grocery stores in June 2006. The loan is secured by a pledge of membership interests owned by the borrower. The membership interests represent ownership interests in a number of special purpose limited liability companies which own a portfolio of individual properties.

The credit facility initially consisted of an $850.0 million senior loan, a $625.0 million B Note (which includes a future funding facility), and three tranches of mezzanine debt of $87.1 million, $87.1 million and $39.1 million, respectively. We will own $11.0 million of the second tranche which, as a result of prepayments has been reduced to $86.1 million, which represents the second loss mezzanine loan and accrues interest at a rate of LIBOR plus 2.60% per annum. Prior to the end of the first year of the loan, the borrower is required to deposit a $75.0 million debt service and carry shortfall reserve, payable from the future funding facility available under the B Note. Other reserves were established by the borrower at closing including $19.1 million for real estate taxes and insurance and $5.7 million for environmental issues and repairs. The initial loan matures July 1, 2008. The borrower has three extension options of twelve months each, making the fully extended maturity date July 1, 2011. Our participation is currently fully funded. We and our Manager will own pari passi interests in the loan.

The proceeds of the credit facility were used for the acquisition of 545 real estate assets. The initial portfolio consisted of 536 Albertson’s grocery stores and a total of nine distribution centers and office buildings primarily located in Dallas, Texas, Fort Worth, Texas, Northern California, and Florida. A group of five institutional lenders structured and closed this transaction in June 2006. The loan is part of a broader $9.7 billion (net of debt) acquisition transaction.

An experienced group of institutional sponsors provided approximately $409.7 million in equity for the transaction, representing 28% of acquisition costs and 20% of total estimated costs, as well as a completion guarantee.

CarrAmerica Pool 3, Multiple Properties, Multiple States

Our Manager purchased this combined participation in two mezzanine loans in July 2006. The loans are secured by a pledge of membership interests owned by the borrower. The membership interests represent ownership interests in a number of special purpose limited liability companies which own a portfolio of individual properties. The initial portfolio consisted of 73 properties, primarily office, but including R&D commercial and industrial properties, in 13 major markets, within 8 states and the District of Columbia.

The original total credit facility amount was approximately $2.9 billion, but has been reduced by repayment to $2.1 billion. We own a $60.0 million participation in a $248.0 million tranche of a participation in the two most senior mezzanine loans (which had a combined initial principal amount of $345 million) which tranche constitutes the most senior portion of the mezzanine facility. The loan accrues interest at a rate of LIBOR plus 1.70% per annum and the initial loan matures on August 9, 2008. There is no scheduled amortization. The borrower has three one-year extension options subject to extension requirements including the purchase of an interest rate cap. We and our Manager will own pari passi interests in the loan.

The sponsor of the loan contributed $690 million of equity for the acquisition which closed in July 2006. Financing was initially provided by a group of three institutional lenders.

City National Plaza, Los Angeles, CA

Our Manager purchased the entire $24 million C tranche of this $164.7 million senior mezzanine loan, which is part of a $580 million credit facility, in December 2006. The loan is secured by a pledge of membership interests in the borrower that owns a fee interest in City National Plaza, formerly Arco Plaza, located on Flower Street in downtown Los Angeles. City National Plaza is comprised of two 51-story office towers, a four-story bank branch building, four subterranean floors beneath the complex containing two levels of retail, one level of storage/mechanical, and one level of parking with 404 spaces, and an offsite parking garage with 2,485 spaces. The property was constructed in 1971 and is currently undergoing renovation. We and our Manager will own pari passu interests in this loan.

We will own $11.75 million of the C tranche. Our interest in the C tranche pays interest at the variable rate of LIBOR plus 2.25%. The loan closed on July 17, 2006, has an initial maturity date of July 17, 2008, no scheduled amortization and two twelve-month extension options provided that certain conditions are satisfied, including: (i) a minimum loan to value ratio and (ii) payment of an extension fee of 0.125% of the loan balance. As of December 2006, the property was approximately 60% leased and pursuant to the terms of the loan has a cash management agreement in place. We and our Manager will own pari passi interests in the loan.

Operating Policies and Strategies

Financing and Leverage Policies

We intend to partially finance the acquisition of our initial assets from our Manager through the proceeds of this offering and, thereafter, we will finance our business primarily by borrowing against or “leveraging” our investments in accordance with our investment guidelines in order to increase the size of our portfolio and potential return to stockholders. Our investment guidelines state that our leverage will generally not exceed 80% of the total value of our investments. We anticipate our overall leverage will be between 70% and 80% of the total value of our investments, but our actual leverage will depend on our mix of investments and the cost of leverage. Our charter and bylaws do not limit the amount of indebtedness we can incur, and our board of directors has discretion to deviate from or change our investment guidelines at any time. We will use leverage for the sole purpose of financing our portfolio and not for the purpose of speculating on changes in interest rates. Our financing strategy focuses on the use of match-funded financing structures. This means that we will seek to match the maturities and/or repricing schedules of our financial obligations with those of our investments to minimize the risk that we will have to refinance our liabilities prior to the maturities of our investments and to reduce the impact of changing interest rates on earnings.

Warehouse Facilities

We will use short-term financing, in the form of warehouse facilities. We are currently negotiating a warehouse facility with Wachovia Bank, N.A., an affiliate of one of our underwriters, which we expect to be in place upon consummation of this offering or shortly thereafter. We are also currently negotiating a warehouse facility with KeyBank National Association, an affiliate of one of our underwriters. There is no assurance, however, that we will be able to close these facilities on terms favorable to us if at all. In connection with warehouse facilities that we intend to enter into, lenders may request that we hold assets in special purpose entities. However, we may elect not to put loans with ongoing funding obligations into these special purpose vehicles. Warehouse lines are typically collateralized loans made to borrowers who invest in securities and loans and, in turn, pledge the resulting securities and loans funded with the warehouse facility borrowings, including the securities, loans, notes, mortgages and other important loan documentation, for the benefit of the lender who is deemed to own the securities and loans and, if there is a default under the warehouse line, for the benefit of the warehouse lender. The pool of assets in a warehouse facility typically must meet certain requirements, including term, average life, investment rating, agency rating and sector diversity requirements. There are also certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs. Failure to comply with these requirements could result in either the need to post additional collateral or cancellation of the warehouse financing facility.

Collateralized Debt Obligations

For longer-term funding, we intend to utilize securitization structures, particularly CDOs, as well as other match-funded financing structures. CDOs are multiple class debt securities, or bonds, secured by pools of assets, such as whole loans, B Notes, mezzanine loans, CMBS and REIT debt. In a CDO the assets are pledged to a trustee for the benefit of the holders of the bonds. The bonds generally are rated by one or more rating agencies. We believe CDO financing structures are an appropriate financing vehicle for our targeted real estate asset classes, because they will enable us to obtain long-term cost of funds and minimize the risk that we have to refinance our liabilities prior to the maturities of our investments while giving us the flexibility to manage credit risk and, subject to certain limitations, to take advantage of profit opportunities.

Credit Risk Management

We are exposed to various levels of credit and special hazard risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets. We originate or purchase mortgage loans that meet our investment guidelines as established by our board of directors. Our Manager’s chief credit officer will monitor credit risk and other risks of loss associated with each investment. In addition, our Manager will seek to maintain a diversified portfolio of assets to avoid undue geographic, issuer, industry and/or property type concentrations. Our board of directors will monitor the overall portfolio.

Asset/Liability Management

To the extent consistent with our election to qualify as a REIT, we will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to structure the key terms of our borrowings to generally correspond to the interest rate term of our assets.

Hedging Activities

Historically, our Manager has provided floating rate financing to its borrowers and has required its borrowers to purchase and pledge as part of the collateral for the credit facility an interest rate hedge in the form of an interest rate cap. In instances where fixed rate financing was provided, an interest rate swap or other interest hedging strategy was utilized by our Manager. In regard to our transactions, borrowers with floating rate credit facilities generally will be required to purchase an interest rate cap at an agreed upon strike rate and pledge the cap agreement to us as part of the collateral package. For other financings, we may elect to utilize other hedging strategies. These strategies may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of the stockholders given the cost of such hedges and the need to maintain our qualification as a REIT. In general, income from hedging transactions does not constitute qualifying income under current law for purposes of the REIT gross income requirements. To the extent, however, that we enter into a hedging contract to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets, any income that we derive from the contract would be excluded altogether from the REIT 95% gross income test, but would continue to be non-qualifying income for the 75% gross income test. See “Federal Income Tax Considerations.”

Disposition Policies

While there are no current plans to dispose of any investments that will be in our portfolio, we will evaluate our portfolio on a regular basis to determine if it continues to satisfy our investment criteria. Subject to certain restrictions applicable to REITs, we may need to sell our investments opportunistically and use the proceeds of any such sale for debt reduction, additional acquisitions or working capital purposes.

Equity Capital Policies

Subject to applicable law, our board of directors has the authority, without further stockholder approval, to issue additional authorized common stock and preferred stock or otherwise raise capital, including through the issuance of senior securities, in any manner and on the terms and for the consideration it deems appropriate, including in exchange for property. Stockholders will have no preemptive right to additional shares issued in any offering, and any offering may cause a dilution of investment.

We may, under certain circumstances, repurchase our common stock in private transactions with our stockholders, if those purchases are approved by our board of directors. Our board of directors has no present intention of causing us to repurchase any shares, and any action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualifying as a REIT for so long as our board of directors concludes that we should remain a REIT.

Conflicts of Interest Policies

We, our executive officers, certain of our directors and our Manager will face conflicts of interests because of our relationships with each other. Since our investments will be primarily sourced and originated by our Manager and our Manager and its affiliates will invest in many of the same investments that we target, we have developed a conflicts of interest policy with our Manager in an effort to address conflicts with respect to the origination of investments and the allocation of investment opportunities, the pricing of investments either purchased from our Manager or co-originated with our Manager and the servicing of defaulted or distressed assets. This conflicts of interest policy gives us a right of first offer on certain commercial real estate finance and investment opportunities originated by our Manager, directly or in the secondary market, and provides specific guidelines with respect to the terms of co-investments, participations and distressed assets. For a description of these conflicts of interest policies, see “Our Manager and Management Agreement — Conflicts of Interest Policies.”

Interested Director, Officer and Employee Transactions

We have adopted a policy that, unless the action is approved by a majority of the disinterested directors and is not otherwise prohibited by law, we will not:

•	acquire from or sell to any of our directors, officers or employees, or any entity in which one of our directors, officers or employees has an economic interest of more than five percent or a controlling interest, or acquire from or sell to any affiliate of any of the foregoing, any of our assets or other property;

•	make any loan to or borrow from any of the foregoing persons; or

•	engage in any other transaction with any of the foregoing persons.

However, our bylaws do not prohibit any of our directors, officers, employees or agents, in their personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, from having business interests and engaging in business activities similar to or in addition to or in competition with those of or relating to us.

Pursuant to Maryland law, a contract or other transaction between a company and a director or between the company and any other corporation or other entity in which a director serves as a director or has a material financial interest is not void or voidable solely on the grounds of the common directorship or interest, the presence of that director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof if (1) the material facts relating to the common directorship or interest and as to the transaction are disclosed to the board of directors or a committee of the board, and the board or committee in good faith authorizes the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum, (2) the material facts relating to the common directorship or interest of the transaction are disclosed to the stockholders entitled to vote thereon, and the transaction is approved in good faith by vote of the stockholders, or (3) the transaction or contract is fair and reasonable to the company at the time it is authorized, ratified or approved.

Policies with Respect to Other Activities

We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers and do not intend to do so. We have not in the past, but we may in the future, invest in the securities of other issuers for the purpose of exercising control over such issuers. At all times, we intend to make investments in a manner as to qualify as a REIT, unless because of circumstances or changes in the Internal Revenue Code or the regulations of the U.S. Department of the Treasury, our board of directors determines that it is no longer in our best interest to qualify as a REIT. We intend to make investments in such a way that we will not be treated as an investment company under the Investment Company Act. After this offering, we will become subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. Pursuant to these requirements, we will file periodic reports, proxy statements and other information, including audited consolidated financial statements, with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent certified public accountants and with quarterly reports containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.

Future Revisions in Policies and Strategies

Our board of directors has approved the operating policies and the strategies set forth in this prospectus. The board of directors has the power to modify or waive these policies and strategies without the consent of our stockholders to the extent that the board of directors (including a majority of our independent directors) determines that a modification or waiver is in the best interest of our stockholders. Among other factors, developments in the market that either affect the policies and strategies mentioned herein or that change our assessment of the market may cause our board of directors to revise our policies and strategies.

Exemption From Regulation Under the Investment Company Act

We intend to conduct our operations so that we are not required to register as an investment company. We may rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act for companies that invest primarily in mortgages and other liens on and interests in real estate, also known as “qualifying real estate assets.” This exemption, as interpreted by the staff of the SEC, requires us to invest at least 55% of our portfolio in qualifying real estate assets and to invest at least another 25% of our portfolio in additional qualifying real estate assets or in a broader category of assets that we refer to as real estate related assets. As a result, we will be limited in the types of assets we may acquire. This exemption also prohibits us from issuing redeemable securities.

Based on no-action letters issued by the staff of the SEC, we will classify our investments in fee interests in real estate and in various types of whole loans as qualifying real estate assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. That is, if the loan-to-value ratio of the loan is equal to or less than 100%, then we will consider the loan a qualifying real estate asset. We will not consider loans with loan-to-value ratios in excess of 100% to be qualifying real estate assets that come within the 55% basket, but only real estate-related assets that come within the 25% basket. We will consider a participation in a whole mortgage loan, including construction loans, to be a qualifying real estate asset only if we control the right to foreclose the mortgage securing the loan in the event of a default. With respect to construction loans which are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualified real estate asset. We note that the staff of the SEC has not provided any guidance on the treatment of partially funded loans and any such guidance may require us to change our strategy.

With respect to our investments in B Notes, we will take the position that B Notes are qualifying real estate assets that come within the 55% basket, or Qualifying B Notes, where we have the unilateral right to (i) instruct the servicer to foreclose on a defaulted mortgage loan, (ii) replace the servicer in the event the servicer, in its discretion, elects not to foreclose on such a loan, and (iii) purchase the A Note in the event of a default on the mortgage loan and foreclose on the loan. We note that the staff of the SEC has not provided any guidance on the treatment of B Notes for Section 3(c)(5)(C) purposes and any such guidance may require us to adjust our B Note investment strategy.

We will treat our mezzanine loan investments and investments in securities issued by companies primarily engaged in the real estate business as real estate-related assets that come within the 25% basket. The treatment of other investments as qualifying real estate assets and real estate-related assets will be based on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and will be consistent with guidance of the SEC or its staff.

We currently have two subsidiaries and in the future expect to operate all or more of our business through our subsidiaries, including CDO subsidiaries. When we are primarily engaged in the business of owning liens on and other interests in real estate through wholly-owned or majority-owned subsidiaries that meet the requirements described above, we may be exempted from regulation as an investment company by Section 3(c)(6) of the Investment Company Act. If we are engaged in one or more real estate businesses and one or more non-investment company businesses through wholly-owned or majority-owned subsidiaries, we may rely on the exemption provided by Section 3(c)(6) provided that at least 25% of our gross income during our prior fiscal year was derived from our real estate business. At closing of this offering or shortly thereafter, one of our subsidiaries will own all of our mezzanine loans and will be exempt from the Investment Company Act by Section 3(c)(1) of the Investment Company Act and the other subsidiary will have no assets.

Alternatively, in the future when we operate our business through our subsidiaries, we may not be subject to regulation under the Investment Company Act because we do not come within the definition of an investment company under the Investment Company Act. Under Section 3(a)(1) of the Investment Company Act, a company is not deemed to be an “investment company” if:

•	it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis, or the 40% Test. “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

The 40% Test would limit the types of businesses in which we may engage either directly or through our subsidiaries, if any. We anticipate that some of our wholly-owned or majority-owned subsidiaries will rely on the exemptions provided by Section 3(c)(5)(C) or 3(c)(6) or Rule 3a-7 of the Investment Company Act. Other subsidiaries may not be majority-owned or wholly-owned by us or might rely on the exemption provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, in which case we would treat securities issued by these types of subsidiaries as “investment securities” and be required to keep the value of these securities below 40% of our total assets on an unconsolidated basis.

The determination of whether an entity is a majority-owned subsidiary of our company would be made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We would treat companies, including CDO subsidiaries, in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% Test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies, including any CDO subsidiaries, as majority-owned subsidiaries, we would need to adjust our investment strategy and invest our assets in order to continue to pass the 40% Test. Any such adjustment in our investment strategy could have a material adverse effect on us.

We may seek a no-action letter from the SEC Staff regarding how certain of our investment strategies fit within the exemptions from regulation under the Investment Company Act that we and our subsidiaries are using.

To the extent that the staff of the SEC provides more specific guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the staff of the SEC could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

If we or our subsidiaries fail to maintain our exemptions from the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act will, accordingly, limit our ability to make certain investments.

Competition

Our net income will depend, in large part, on our Manager’s ability to originate commercial real estate related investments with spreads over costs. In originating these investments, our Manager will compete with other mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, other lenders, governmental bodies and other entities. In addition, there are mortgage REITs with asset acquisition objectives similar to ours, and others may be organized in the future. The effect of the existence of additional REITs may be to increase competition for the available supply of mortgage assets suitable for purchase by us. Some of our anticipated competitors may have advantages over us.

Employees

We do not have any employees.

Legal Proceedings

We are not a party to any legal proceedings.

OUR MANAGER AND MANAGEMENT AGREEMENT

Our Manager

Our Manager is a full service, vertically integrated commercial real estate finance company specializing in debt financing for commercial real estate throughout the United States. Our Manager is the U.S. subsidiary of Hypo Real Estate Bank International AG, or Hypo International, which is a member of the Hypo Real Estate Group, a leading commercial real estate finance group. The ultimate parent of the Hypo Real Estate Group is Hypo Real Estate Holding AG, a publicly traded German company with headquarters in Munich, Germany. Shares of the holding company, Hypo Real Estate Holding AG, trade on the Frankfurt Stock Exchange and are listed on Germany’s blue chip index of the largest publicly traded companies in Germany by market capitalization (DAX). As of December 31, 2006, Hypo Real Estate Group had a market capitalization of €6.4 billion. The shares are widely held and actively traded. The Hypo Real Estate Group and our Manager are the product of a 2003 spin-off from Hypo Vereinsbank, then the second largest bank in Germany measured by assets. Our Manager is the Hypo Real Estate Group’s real estate finance arm for the Americas. Our Manager originates loans on a nationwide basis from its headquarters in New York.

The Hypo Real Estate Group consists of three principal banks, Hypo Real Estate Bank AG, Hypo International and Hypo Public Finance Bank, and their subsidiaries. Hypo Real Estate Bank AG is principally focused on the German domestic market. Hypo International is principally focused on markets outside of Germany and Hypo Public Finance Bank is focused on public finance and capital markets activities both inside and outside of Germany. Collectively, the Hypo Real Estate Group has assets of over €150 billion, with over 1,100 employees located in branches and offices across the globe, including such major markets as Amsterdam, Dublin, Hong Kong, London, Madrid, Milan, New York, Paris, Stockholm and Tokyo as well as the key German markets of Berlin, Dortmund, Düsseldorf, Hamburg, Munich and Stuttgart. The strength of the principal banks is reflected in their long-term debt ratings. Hypo Real Estate Bank AG has an “A3” rating with a stable outlook from Moody’s Investor Service, or Moody’s, a “BBB+” rating with a positive outlook from Standard & Poor’s Ratings Service, or S&P, a “BBB” rating from Fitch, Inc. and an “A” rating with a stable outlook from Dominion Bond Rating Service, or DBRS. Each of Hypo International and Hypo Public Finance Bank has an “A2” rating with a stable outlook from Moody’s, an “A-” rating with a stable outlook from S&P and an “A” rating with a stable outlook from DBRS.

Our Manager and its predecessors have managed an active real estate portfolio in the United States for almost 20 years. Our Manager employs approximately 80 professionals with substantial experience and expertise in origination, underwriting, structuring, portfolio management, servicing, syndication, secondary market transactions and administration. Since its predecessor companies commenced commercial real estate operations in the United States in the late 1980’s, we believe our Manager has become one of the leading real estate financiers in the country. Since January 1, 2004, our Manager has originated over $12.0 billion of commercial real estate loans in the United States, of which approximately $10.0 billion were direct originations with the balance purchased in the secondary market. As of December 31, 2006, our Manager had a portfolio of over $8.1 billion in loan commitments.

Our Manager has long been regarded as one of the leading providers of commercial real estate construction finance in the United States. Additionally, our Manager is an active provider of a full range of real estate finance products, including fixed rate and floating rate mortgage loans, senior and subordinate financing, mezzanine loans, CMBS, bridge financing and secured and unsecured credit lines to real estate companies, ranging from several million dollars to over one billion dollars, across all real estate asset classes, including multifamily, office, retail, industrial, hospitality, healthcare mixed-use and condominium development.

Our Manager’s borrowers include some of the leading national and international real estate investors and developers, including The Carlyle Group, The Related Companies, LP, The Trump Organization and Clarett Capital.

Each of our Manager’s originators and transaction managers has substantial experience in all mortgage loan product types. We believe that this cross product training, coupled with a team approach, enables our Manager to appropriately staff each transaction with the professional expertise to close deals in a timely and efficient manner. Our Manager believes that the primary emphasis must be on customizing a loan structure to fit the specific needs of the client as opposed to selling the client a generic loan product.

Although origination is critical to the on-going success of the business, our Manager also believes that the servicing side of the business is critical to a company’s long-term success and viability. As such, our Manager has a dedicated servicing and portfolio management group that focuses exclusively on the on-going management of a transaction post-closing. Our Manager has always serviced its mortgage loan portfolio, enabling our Manager to provide each client with service from closing through loan maturity. Our Manager also has a construction services group which exclusively focuses on the company’s construction loans at the time of origination throughout repayment. This group is staffed with engineers with in-depth knowledge of construction issues ranging from the review of plans and specifications to general contractor review to bonding.

Our Manager believes that human capital is critical to both its success as well as the success of its clients. We believe that it is the distinctive corporate culture of our Manager which has enabled it to successfully execute a business strategy that results in strong customer service and long-term financial performance. In furtherance of its emphasis on providing clients with a high level of service and expertise in all types of mortgage loan products, our Manager has located its servicing operation in its New York City headquarters.

Our Management Agreement

We are party to a management agreement with our Manager, pursuant to which our Manager provides for the day-to-day management of our operations.

Management Services

The management agreement requires our Manager to oversee our business affairs in conformity with the policies and the investment guidelines that are approved by our board of directors. Our Manager at all times will be subject to the supervision and direction of our board of directors, the terms and conditions of the management agreement and such further limitations or parameters as may be imposed from time to time by our board of directors. Our Manager is responsible for (i) the selection, purchase, sale and servicing of our commercial real estate investments, (ii) our financing activities and (iii) providing us with investment advisory services. Our Manager is responsible for our day-to-day operations and will perform (or cause to be performed) such services and activities relating to our assets and operations as may be appropriate, including, without limitation:

•	serving as our consultant with respect to the periodic review of investment criteria and parameters for investments, borrowings and operations (including, without limitation, the investment guidelines and conflicts of interest policy, any modifications to which must be approved by a majority of our independent directors) and other policies and recommendations with respect thereto for approval by our board of directors;

•	serving as our consultant with respect to the identification, investigation, evaluation, analysis, selection, purchase, origination, negotiation, structuring, monitoring and disposition of our investments, including the accumulation of assets for securitization;

•	serving as our consultant with respect to decisions regarding any of our financings, securitizations, hedging activities or borrowings undertaken by us or our subsidiaries including (1) assisting us in developing criteria for debt and equity financing that is specifically tailored to our investment objectives, (2) advising us with respect to obtaining appropriate warehouse or other financings for our investments and (3) advising us with respect to and structuring long-term financing vehicles for our investments, and advising us with respect to offering and selling securities publicly or privately in connection with any such structured financing;

•	serving as our consultant with respect to arranging for the issuance of mortgage backed securities from pools of mortgage loans or mortgage backed securities owned by us;

•	representing and making recommendations to us in connection with the purchase and finance and commitment to purchase and finance investments;

•	with respect to any prospective investment by us and any sale, exchange or other disposition of any investment by us, conducting negotiations on behalf of us with real estate brokers, sellers and purchasers and their respective agents, representatives and investment bankers and owners of privately and publicly held real estate companies;

•	providing us with portfolio management, asset servicing and loan servicing, including enforcing rights, exercising remedies, granting consents, and taking other actions on our behalf in respect of our investments;

•	engaging and supervising, on behalf of us and at our expense, independent contractors that provide real estate, investment banking, mortgage brokerage, securities brokerage, appraisal, engineering, environmental, seismic, insurance, legal, accounting, transfer agent, registrar, leasing, master servicing, special servicing, due diligence and such other services as may be required relating to our operations or investments (or potential investments);

•	coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with the joint venture or co-investment partners;

•	providing executive and administrative personnel, office space and office services required in rendering services to us;

•	performing and supervising the performance of administrative functions necessary in our management as may be agreed upon by our Manager and our board of directors, including, without limitation, the services in respect of any of our incentive plans, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate information technology services to perform such administrative functions;

•	communicating on behalf of us with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading exchanges or markets and to maintain effective relations with such holders, including website maintenance, logo design, analyst presentations, investor conferences and annual meeting arrangements;

•	counseling us in connection with policy decisions to be made by our board of directors;

•	evaluating and recommending to the Company hedging strategies and engaging in hedging activities on our behalf, consistent with such strategies, as so modified from time to time, with our qualification as a REIT, and with the investment guidelines;

•	counseling us regarding the maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and Treasury Regulations thereunder;

•	counseling us regarding the maintenance of our exemption from status as an investment company under the Investment Company Act and monitoring compliance with the requirements for maintaining such exemption;

•	making available to us its knowledge and experience with respect to mortgage loans, real estate, real estate securities, other real estate-related assets and non-real estate related assets and real estate operating companies;

•	furnishing reports and statistical and economic research to us regarding our activities and services performed for us or our subsidiaries by our Manager;

•	monitoring the operating performance of our investments and providing periodic reports with respect thereto to our board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

•	investing and re-investing any of our monies and securities (including in short-term investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners) and advising us as to our capital structure and capital-raising activities;

•	causing us to retain qualified accountants and legal counsel, as applicable, to (i) assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code applicable to REITs and, if applicable, taxable-REIT subsidiaries and (ii) conduct quarterly compliance reviews with respect thereto;

•	causing us to qualify to do business in all jurisdictions in which such qualification is required and to obtain and maintain all appropriate licenses;

•	assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act and the Securities Act;

•	taking all necessary actions to enable us and our subsidiaries to make required tax filings and reports, including soliciting stockholders for required information to the extent necessary under the Internal Revenue Code and Treasury Regulations applicable to REITs;

•	handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations;

•	arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

•	using commercially reasonable efforts to cause expenses incurred by or on behalf of us to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our board of directors from time to time;

•	performing such other services as may be required from time to time for the management and other activities relating to our assets as our board of directors reasonably requests or our Manager deems appropriate under the particular circumstances; and

•	using commercially reasonable efforts to cause us to comply with all applicable laws.

Pursuant to the terms of the management agreement, our Manager will provide us with a management team, including a chief executive officer, chief financial officer and chief operating officer or similar positions, along with appropriate support personnel to provide the management services to be provided by our Manager to us as described in the management agreement, who will devote their time to our management as necessary and appropriate, commensurate with the level of our activity. Our Manager will provide personnel for service on an investment or similar type of committee.

Our Manager has not assumed any responsibility other than to render the services called for under the management agreement in good faith and is not responsible for any action of our board of directors in following or declining to follow its advice or recommendations, including as set forth in the conflicts of interest policy and investment guidelines. Our Manager and its affiliates, and the directors, officers, employees and stockholders of our Manager and its affiliates, will not be liable to us, our board of directors or our stockholders for any acts or omissions performed in accordance with and pursuant to the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their respective duties under the management agreement. We have agreed to indemnify our Manager and its affiliates, and the directors, officers, employees and stockholders of our Manager and its affiliates, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of or arising from any acts or omissions of our

Manager, its affiliates, and the directors, officers, employees and stockholders of our Manager and its affiliates, performed in good faith under the management agreement and not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their respective duties. Our Manager has agreed to indemnify us and our directors, officers and stockholders with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of or arising from any acts or omissions of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement or any claims by our Manager’s employees relating to the terms and conditions of their employment by our Manager. Our Manager will maintain reasonable and customary “errors and omissions” and other customary insurance coverage upon the completion of this offering.

Our Manager is required to refrain from any action that, in its sole judgment made in good faith, (i) is not in compliance with the investment guidelines, (ii) would adversely affect our qualification as a REIT under the Internal Revenue Code or our status as an entity exempted from investment company status under the Investment Company Act, or (iii) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over us or that would otherwise not be permitted by our charter or bylaws. If our Manager is ordered to take any action by our board of directors, our Manager will notify our board of directors if it is our Manager’s judgment that such action would adversely affect such status or violate any such law, rule or regulation or our charter or bylaws. Our Manager, its directors, officers, stockholders and employees will not be liable to us, our board of directors, or our stockholders for any act or omission by our Manager, its directors, officers, stockholders or employees except as provided in the management agreement.

Term and Termination Rights

The management agreement has an initial term and will be automatically renewed for one-year terms thereafter unless terminated by either us or our Manager. The management agreement does not limit the number of renewal terms. Either we or our Manager may elect not to renew the management agreement upon the expiration of the initial term of the management agreement, which is June 30, 2009, or upon the expiration of any automatic renewal terms, both upon 180 days prior written notice to our Manager or us. If we choose not to renew the management agreement, we will pay our Manager a termination fee, upon expiration, equal to two times the sum of the base management fee and the incentive fee, both as earned by our Manager during the 12-month period immediately preceding the most recently completed calendar quarter prior to the date of expiration. We may only elect not to renew the management agreement without cause with the consent of the majority of our independent directors. In addition, following any termination of the management agreement, we must pay our Manager all compensation accruing to the date of termination. Neither we nor our Manager may assign the management agreement in whole or in part to a third party without the written consent of the other party, except that our Manager may delegate the performance of any its responsibilities to an affiliate so long as our Manager remains liable for such affiliate’s performance.

In addition, if we decide to not to renew the management agreement without cause as a result of the determination by the majority of our independent directors that the base management fee or the incentive fee is unfair, our Manager may agree to perform its management services at fees the majority of our independent directors determine to be fair, and the management agreement will not terminate. Our Manager may give us notice that it wishes to renegotiate the fees, in which case we and our Manager must negotiate in good faith, and if we cannot agree on a revised fee structure at the end of the 60 day negotiation period following our receipt of our Manager’s intent to renegotiate, the agreement will terminate, and we must pay the termination fees described above.

After March 31, 2011, our board of directors may elect to propose an action for the next annual stockholders’ meeting to not renew the management agreement for underperformance by our Manager in the event that the dollar amount by which our funds from operations (as defined in the management agreement) (after the base management fee and before any incentive fees) for the previous 24-month period per share of our common stock (based on the weighted average number of shares outstanding for such 24-month period) is less than the 10-year U.S. treasury rate (as defined in the management agreement) during such 24-month period multiplied by the weighted average of the price per share of our common stock in all our offerings (including this offering) in each case at the time of issuance thereof, multiplied by two. For the purpose of this calculation, the 10-year U.S. treasury rate should be calculated using a 24-month period rather than a 12-month period. In the event that a majority of our stockholders vote to terminate our Manager at such annual meeting, the management agreement will be terminated and our Manager will be paid a termination fee equal to 1% of our equity (as defined in the management agreement) on the effective date of non-renewal.

We may also terminate the management agreement with 60 days’ prior written notice for cause, without paying the termination fee, if any of the following events occur, which will be determined by a majority of our board of directors:

•	our Manager’s fraud, misappropriation of funds or embezzlement against us or gross negligence (including such action or inaction by our Manager which materially impairs our ability to conduct our business);

•	our Manager fails to provide adequate or appropriate personnel that are reasonably necessary for our Manager to originate investment opportunities for us and to manage and develop our portfolio if such default continues uncured for a period of 60 days after written notice thereof, which notice must contain a request that the same be remedied;

•	a material breach of any provision of the management agreement (including the failure of our Manager to use reasonable efforts to comply with the conflicts of interest policy and investment guidelines) if such default continues uncured for a period of 60 days after written notice thereof, which notice must contain a request that the same be remedied;

•	our Manager raises, sponsors, forms or advises any new investment fund, company or vehicle, including any REIT, that invests primarily in commercial mortgage loans or other commercial real estate loans such as mezzanine loans (but specifically excluding CMBS and other similar pass through securities) in the United States;

•	our Manager commences any proceeding relating to its bankruptcy, insolvency, reorganization or relief of debtors or there is commenced against our Manager any such proceeding which results in an order for relief or remains undismissed for a period of 90 days;

•	upon the conviction (including a plea of nolo contendere) of our Manager of a felony or the entry of any order or consent decree by any state or federal regulatory agency or authority, or the settlement by our Manager with any such regulatory agency or authority, whether or not such order, consent decree or settlement involves the admission or denial of liability, with respect to or arising out of any regulatory proceeding where the subject matter of the regulatory proceeding involves conduct of our Manager in the course of conducting its business as contemplated the management agreement;

•	a change in control of our Manager (as defined in the management agreement) at any point during the six months following such change of control; or

•	the dissolution of our Manager.

Management Fees and Incentive Fee

We do not intend to employ personnel. As a result, we will rely on the facilities, resources and personnel of our Manager to conduct our operations. The base management fee is payable monthly in arrears in cash, and the incentive fee is payable quarterly in arrears in cash and, at the option of our Manager, up to 10% of such incentive fee in shares of our common stock, subject to the restrictions described below. The base management fee and incentive fee are intended to reimburse our Manager for providing personnel to provide certain services to us as described in “Our Manager and Management Agreement—Our Management Agreement—Management Services.” Our Manager may also be entitled to certain expense reimbursements as described below. Expense reimbursements to our Manager will be made monthly.

Base Management Fee. We will pay our Manager a base management fee monthly in arrears in an amount equal to 1/12 of 1.75% of our equity. For purposes of calculating the base management fee, our equity equals the month-end value, computed in accordance with GAAP, of our stockholders’ equity, adjusted to exclude the effect of any unrealized gains, losses or other items that do not affect realized net income. Our Manager will use the proceeds from its management fee in part to pay compensation to its officers and employees provided to us who, notwithstanding that certain of them also are our officers, will receive no cash compensation directly from us.

Incentive Fee. Our Manager will be entitled to receive a quarterly incentive fee pursuant to the terms of the management agreement. The purpose of the incentive fee is to provide an additional incentive for our Manager to achieve targeted levels of Funds From Operations and to increase our stockholder value. The quarterly incentive fee will be payable in arrears and will be in an amount equal to the product of:

•	25% of the dollar amount by which

•	our Funds From Operations (as defined below) (after the base management fee and before the incentive fee) for the previous 12-month period per share of our common stock (based on the weighted average number of shares outstanding for such 12-month period)

•	exceeds an amount equal to

•	the weighted average of the price per share of our common stock in all our offerings (including this offering), in each case at the time of issuance thereof, multiplied by the greater of

•	9.00% or

•	3.00% plus the 10-year U.S. treasury rate (as defined below) for such 12-month period

•	multiplied by the weighted average number of shares of our common stock outstanding during such 12-month period

•	less the sum of any incentive fees paid to our Manager during the first three quarters of such 12-month period.

“Funds From Operations” is based upon standards established by the National Association of Real Estate Investment Trusts, or NAREIT, on the date hereof and means net income (computed in accordance with GAAP), excluding gains (losses) from debt restructuring and gains (losses) from sales of property, plus depreciation and amortization on real estate assets and non-cash equity compensation expense, and after adjustments for unconsolidated partnerships and joint ventures. However, for purposes of determining the incentive fee, the calculation of Funds From Operations shall be adjusted to exclude one-time events pursuant to changes in GAAP, and may be adjusted to exclude other non-cash charges after discussion between our Manager and our independent directors and approval by the majority of our independent directors in the case of non-cash charges.

“10-year U.S. treasury rate” means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to a constant maturity of 10 years) published by the Federal Reserve Board in publication H. 15, or any successor publication, during a 12-month period, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by us. If we determine in good faith that the 10-year U.S. treasury rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during such 12-month period, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than 12 years from the date of the closing asked prices as chosen and quoted for each business day in each such 12-month period in New York City by at least three recognized dealers in U.S. government securities selected by us.

The following example illustrates how we would calculate our quarterly incentive fee in accordance with the management agreement.

Assume the following:

•	Funds From Operations for the 12-month period equals $40,000,000;

•	25,000,000 shares of common stock are outstanding and the weighted average number of shares of common stock outstanding during the 12-month period is 25,000,000;

•	10-year U.S. Treasury Rate is 4.5%;

•	weighted average price per share of common stock is $16.00; and

•	incentive fees paid during the first three quarters of such 12-month period is $700,000.

Under these assumptions, the quarterly incentive fee payable to our Manager would be $250,000 as calculated below:

1. Funds From Operations per share ($40,000,000/25,000,000)	$1.60
2. Weighted average price per share of common stock ($16.00) multiplied by the greater of (A) 9.00% or (B) 3.00% plus the 10-year U.S. Treasury Rate	$1.44
3. Excess of Funds From Operations per share over amount calculated in 2 above ($1.60-$1.44)	$0.16
4. Weighted average number of shares outstanding multiplied by the amount calculated in 3 above (25,000,000 x $0.16)	$4,000,000
5. 25% of amount calculated in 4 above	$1,000,000
6. Incentive Fee equals the amount calculated in 5 above less the incentive fees paid during the first three quarters of such 12-month period ($1,000,000-$700,000)	$300,000

Pursuant to the calculation formula, if Funds From Operations increases and the weighted average share price and shares of common stock outstanding remain constant, the incentive fee will increase.

We will not incur any incentive fees in connection with this offering.

Our ability to achieve returns in excess of the thresholds noted above in order for our Manager to earn the incentive fee described above is dependent upon the level and volatility of interest rates, our ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within our control.

Our Manager will compute the quarterly incentive compensation within 45 days after the end of each calendar quarter, and we will pay the quarterly incentive compensation with respect to each calendar quarter within 10 business days following the delivery to us of our Manager’s written statement setting forth the computation of the incentive fee for such quarter. The management agreement provides that up to 10% of our Manager’s incentive fee may be paid in shares of our common stock, if our Manager so elects at the time it submits the incentive fee calculation to us, and the balance would be paid in cash. Under the management agreement, our Manager agrees that it may not elect to receive shares of our common stock as payment of its incentive compensation, except in accordance with all applicable NYSE, rules and securities laws (including prohibitions on insider trading).

The number of shares to be received by our Manager, if any, will be based on the closing price of our common stock on the first business day prior to the payment date. Shares of our common stock delivered as payment of the incentive fee to our Manager will be immediately vested or provided that our Manager has agreed not to sell such shares prior to one year after the date the incentive fee being paid in common stock is paid. Subject to compliance with applicable securities laws, our Manager has the right in its discretion to allocate these shares to its officers, employees and other individuals who provide services to it. All shares allocated by our Manager to such officers, employees and other individuals are not governed by the one-year restriction on sale.

Reimbursement of Expenses. We pay all our operating expenses, except those specifically required to be borne by our Manager under the management agreement. Our Manager is responsible for employment expenses of our Manager’s employees dedicated to our Manager, including our officers who are also employees of our Manager. The costs and expenses required to be paid by us include, but are not limited to:

•	transaction costs incident to the acquisition, disposition and financing of our investments;

•	expenses incurred in contracting with third parties;

•	external legal, auditing, accounting, consulting, investor relations and administrative fees and expenses;

•	the compensation and expenses of our directors (excluding those directors who are officers or employees of our Manager) and the cost of liability insurance to indemnify our directors and officers;

•	the costs associated with our establishment and maintenance of any credit facilities and other indebtedness (including commitment fees, accounting fees, legal fees, closing costs and similar expenses);

•	expenses associated with other securities offerings by us;

•	expenses relating to the payment of dividends;

•	costs incurred by personnel of our Manager for travel on our behalf;

•	expenses connected with communications to holders of our securities and in complying with the continuous reporting and other requirements of the SEC and other governmental bodies;

•	transfer agent and exchange listing fees;

•	the costs of printing and mailing proxies and reports to our stockholders;

•	costs associated with any computer software, hardware or information technology services that are used primarily for us;

•	the costs and expenses incurred with respect to market information systems and publications, research publications and materials relating solely to us;

•	settlement, clearing, and custodial fees and expenses relating to us;

•	the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency (as such costs relate to us), all taxes and license fees and all insurance costs incurred on behalf of us;

•	the costs of administering any of our incentive plans; and

•	our pro rata portion of rent (including disaster recovery facility costs and expenses), telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations.

Conflicts of Interest in Our Relationship with Our Manager

We, our executive officers, certain of our directors and our Manager will face conflicts of interest because of our relationships with each other. We were formed by our Manager, and the terms of our management agreement, including fees payable, were not negotiated at arms-length, and those terms may not be as favorable to us as if the management agreement had been negotiated with an unaffiliated party. The terms of the contribution agreement relating to the contribution of our initial assets were also not negotiated at arms-length, and those terms, including the consideration paid for our initial assets, may not be as favorable to us as if the contribution agreement had been negotiated with an unaffiliated party. In addition, each of our executive officers is also an officer of our Manager and will not devote his or her time to us exclusively. Our chief financial officer will devote the majority of his time to us.

We and our Manager may each elect, without cause, not to renew the management agreement after the completion of its initial term on June 30, 2009 or the expiration of any automatic renewal term. We must provide our Manager 180 days prior notice of any non-renewal without cause and pay our Manager a termination fee on the last day of the initial term or any automatic renewal term, equal to two times the sum of the base management fee and the incentive fee, both as earned by our Manager during the 12-month period immediately preceding the most recently completed calendar quarter prior to the date of termination. We may elect not to renew the management agreement without cause only with the consent of the majority of our independent directors. In addition, following any non-renewal of the management agreement, we must pay our Manager all compensation accruing to the date of such termination. We also may not assign the management agreement in whole or in part to a third party without the written consent of our Manager. These provisions increase the effective cost to us of not renewing the management agreement, thereby adversely affecting our ability to not renew the management agreement, and thereby terminating our Manager, without cause.

The compensation we will pay to our Manager consists of both a base management fee that is not tied to our performance and an incentive fee that is based entirely on our performance. The risk of the base management fee component is that it is received regardless of performance and it may not provide sufficient incentive to our Manager to seek to achieve attractive risk-adjusted returns to our portfolio. The risk of the incentive fee component is that it may cause our Manager to place undue emphasis on the short-term maximization of our funds from operations at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive fee. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our investment portfolio.

Our Manager and its affiliates manage and invest in real estate related assets, including some of our targeted investments. Our investments will generally be direct asset originations sourced by our Manager. For investments that are appropriate for both us and our Manager, our Manager will determine which company ultimately will have the opportunity to make which investments. As we will acquire substantially all of our investments from our Manager or otherwise participate in investments in which our Manager or its affiliates have an interest or for which they have a related investment, most transactions related to our investments are not and will not be the result of arms-length negotiations and involve conflicts between our interests and the interest of our Manager in obtaining favorable terms and conditions. In each case, the same officers will be determining the price and terms for the investments for both us and our Manager and there can be no assurance that any procedural protections, such as obtaining market prices or other reliable indicators of fair market value, will be sufficient to assure that the consideration we pay for these investments will not exceed their fair market value and that we would not receive more advantageous terms for an investment had we negotiated the purchase with an independent third party.

Our Manager is authorized to follow very broad investment guidelines and has great latitude within those guidelines in determining the types of assets it may decide are proper investments for us. Our board of directors will periodically review our investment guidelines and our investment portfolio. However, our board will not review each proposed investment. In addition, in conducting periodic reviews, our board of directors relies primarily on information provided to it by our Manager. Furthermore, transactions entered into by our Manager may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors.

Conflicts of Interest Policies

We have adopted certain policies that are designed to eliminate or minimize certain potential conflicts of interest. Our board of directors has established investment guidelines. Unless otherwise approved by the investment oversight committee of our board of directors, or the investment oversight committee, consisting of three of our independent directors, all of our investments must be in accordance with our investment guidelines. We have developed a conflicts of interest policy with our Manager in an effort to address conflicts with respect to the allocation of investment opportunities. However, we cannot make any assurances regarding the success of investments that are allocated to us or to our Manager. This conflicts of interest policy includes the following:

Right of First Offer. Our Manager has agreed to provide us with a right of first offer on certain commercial real estate finance and investment opportunities which it originates or otherwise identifies. Specifically, we will have a right of first offer with respect to all assets with one or more of the following characteristics, regardless of how such asset is originated or sourced by our Manager, unless otherwise specified below:

•	any commercial mortgage whole loan with a total principal amount of $20.0 million or less, except for fixed rate loans originated for securitization;

•	any investment opportunity which constitutes equity or preferred equity;

•	any below-investment grade real estate securities, including CDOs;

•	any (i) B Notes or other subordinated loan tranches created by our Manager in whole loans originated by our Manager and (ii) mezzanine loans originated by our Manager in connection with any mortgage loan originated by our Manager, to the extent our Manager does not elect to retain such subordinated portion or mezzanine loan;

•	25% of any other B Note, subordinated loan tranche or mezzanine loan not originated by our Manager which, when aggregated with more senior debt secured (directly or indirectly) by the applicable underlying real estate asset, exceeds 75% of the value of such underlying real estate asset at origination;

•	a pari passu portion of any senior mortgage loan originated or sourced by our Manager, equal to 50% of the portion of the principal amount of the mortgage loan in excess of 75% of the value of the underlying real estate asset that secures the mortgage loan;

•	50% of any discounted note or sub-performing or distressed asset purchased or sourced by our Manager; and

•	the first $25.0 million (or such lesser amount as our Manager elects to syndicate) of any pari passu portion of any commercial mortgage loan, B Note or mezzanine loan that our Manager originates and elects to syndicate.

Further, we will have the right to invest in any commercial real estate mortgage or real estate related asset which our Manager elects not to invest in for any reason including failure to satisfy our Manager’s investment criteria or concentration issues.

Our Manager’s executive officers and other personnel may be involved in both the decision of whether an investment opportunity is to be referred to us and the decision of whether we will participate in the investment opportunity.

Pari-Passu Co-Investments. The economic terms of any co-investment with our Manager or any of its affiliates made on a pari passu basis must be at least as favorable to us as to our Manager or such affiliate making such co-investment.

Co-Investments with Debt Tranches of Different Priorities. We have adopted the following policies with respect to co-investments with our Manager involving debt tranches of different priorities.

•	Any co-investment purchased in the secondary market from an unaffiliated third party that results in our Manager and us holding debt tranches of different priorities must be on the same terms as are offered by the third party.

•	Any co-investment that is purchased or part of a co-origination with our Manager and that results in our Manager and us holding debt tranches of different priorities must comply with the following:

•	if there is one or more third party participants in our debt tranche, be on terms no less favorable than the most favored third party participant in our debt tranche;

•	if there are no other participants in our debt tranche, be on then current market terms for similar investments purchased in arms-length transactions as determined by our Manager based upon third party bids received or published market data; and

•	in the event that third party bids or published market data are not available to our Manager, be approved by our investment oversight committee.

Investments Purchased From Our Manager. Investments purchased from our Manager or any of its affiliates more than one year after the date of origination or purchase by our Manager or any of its affiliates will require the consent of our investment oversight committee.

Participations. We have adopted the following policies with respect to our participating in investments in which our Manager and its affiliates are also participating.

•	In the event that (i) we invest in a loan, or portion of a loan, that is directly or indirectly secured by the same underlying real estate asset that secures a debt tranche of a different priority held by our Manager or (ii) our Manager or we hold a preferred equity interest in a real estate asset that directly or indirectly secures a loan in which either we or our Manager has an interest, then, if each of our Manager and us hold a majority of its respective debt tranche, our investment oversight committee may, upon the occurrence of (1) a material default in respect of the debt tranche in which we hold an interest or (2) any request to amend, modify or waive any material term of our debt tranche in order to avoid a pending material default, retain a reputable independent third party special servicer or adviser to advise our board of directors with respect to all material rights, remedies, enforcement actions, amendments and requests for waivers or consents in respect of our debt tranche, and the cost of such servicer or adviser will be deducted from any base management fee payable to our Manager in respect of our debt tranche. However, such costs must not exceed the lesser of the special servicer fee and the management fee allocable to our equity allocable to such loan.

•	Our Manager must not cause us to invest (i) in any loan directly or indirectly secured by a real estate asset in which our Manager has an equity interest (other than preferred equity) or (ii) in any equity interest (other than preferred equity) in any real estate asset which directly or indirectly secures any loan held by our Manager.

Legal Counsel. The legal department of our Manager will provide legal services to us and we and our officers and directors will be entitled to all fiduciary obligations owed by attorneys to their clients and attorney-client privileges available under applicable law. In order to mitigate possible conflicts of interest, we will retain separate external counsel with respect to the following:

•	any disputes between our Manager and us arising under the management agreement or any other agreement between our Manager and us;

•	any co-investments or investments purchased from our Manager involving debt tranches of different priorities;

•	any investment for which our investment oversight committee has retained a special servicer or advisor in accordance with the management agreement; and

•	at our option or the option of our Manager or any of our independent directors, with respect to any other matter.

MANAGEMENT

Directors and Executive Officers

Upon completion of this offering, our board of directors will initially consist of eight directors, including the seven director nominees named below, each of whom has been nominated for election and consented to serve as a director upon completion of this offering. We believe that five of the directors will be considered independent in accordance with the general independence standards of the NYSE. Upon the expiration of their current terms at the annual meeting of stockholders in 2008, directors will be elected to serve a term of one year. Our bylaws provide that a majority of the entire board of directors may establish, increase or decrease the number of directors, provided that the number of directors shall never be less than one, which is the minimum number required by the Maryland General Corporation Law, nor more than 15. All of our executive officers serve at the discretion of our board of directors. The following table sets forth certain information about our directors and executive officers.

Name	Age	Position with Us
Juergen Fenk	40	Director
Robert H. Mundheim	73	Chairman of the Board of Directors nominee*
Robert R. Glauber	67	Director nominee*
Thomas F. McDevitt	50	Director nominee*
Bettina von Oesterreich	39	Director nominee
Ronald M. Stuart	59	Director nominee*
Lawrence A. Weinbach	67	Director nominee*
Evan F. Denner	41	President, Chief Executive Officer and Director nominee
Susan Sangillo Bellifemine	51	Chief Operating Officer and Secretary
Steven M. Sherwyn	46	Chief Financial Officer and Treasurer

*	Indicates that such director is considered an independent director under the NYSE independence standards as determined by our board of directors.

Juergen Fenk is a member of our board of directors and will become vice chairman of the board of directors upon consummation of this offering. Mr. Fenk has been the chairman and chief executive officer of our Manager since April 2006 and has been a member of the board of directors of Hypo International since July 2003, where he served as a chief risk officer for two years before overseeing lending activities in the United States, Europe and Asia. From December 1999 to June 2003, Mr. Fenk was general manager of Hypo Vereinsbank REC France, Hypo Vereinsbank’s real estate finance subsidiary in Paris. Mr. Fenk has been involved in the real estate structured finance business for the past 14 years and has served in many functions in origination, underwriting, distribution and risk management. He was actively involved in the spin-off of the real estate lending business from Hypo Vereinsbank into Hypo Real Estate Group. Mr. Fenk holds a M.B.A. in Business from LMU University in Munich, Germany.

Robert H. Mundheim will join our board of directors as chairman upon consummation of this offering. Mr. Mundheim has been of counsel for the law firm Shearman & Sterling LLP since March 1999. Shearman & Sterling LLP represents our Manager, Hypo International and Hypo Real Estate Holding AG from time to time. Mr. Mundheim formerly held the position of senior executive vice president and general counsel of Salomon Smith Barney Holdings Inc. Before that he was executive vice president and general counsel of Salomon Inc., a firm which he joined in September 1992. Prior to joining Salomon Inc., Mr. Mundheim was co-chairman of the New York law firm of Fried, Frank, Harris, Shriver & Jacobson. Until 1992, Mr. Mundheim was the University Professor of Law and Finance at the University of Pennsylvania Law School, where he had taught since 1965. He served as dean of that institution from 1982 through 1989. Among his other professional activities, Mr. Mundheim has been general counsel to the U.S. Treasury Department (1977-1980); special counsel to the Securities and Exchange Commission (1962-1963); and vice chairman, governor-at-large and a member of the executive committee of the NASD (1988-1991). Mr. Mundheim was previously a member of the supervisory board of Hypo Real Estate Holding AG, a position from which he retired prior to completion of this offering. He serves on the board of directors of eCollege.com and Arnhold & S. Bleichroder Holdings, Inc. He is a trustee of the American Academy in Berlin, a trustee of the New School University and a member of the Council of the American Law Institute. Mr. Mundheim received his A.B. from Harvard College, a L.L.B. from Harvard Law School.

Robert R. Glauber will join our board of directors upon consummation of this offering. Mr. Glauber was chairman and chief executive officer of the National Association of Securities Dealers, or NASD from September 2001 to August 2006. Prior to that he served as president of the NASD, from November 2000 to September 2001. Prior to joining the NASD, Mr. Glauber was a lecturer at the John F. Kennedy School of Government at Harvard University from 1992 until 2000, Under Secretary of the Treasury for Finance from 1989 to 1992 and, prior to that, was a professor of finance at the Harvard Business School. Mr. Glauber is a director of Freddie Mac, Moody’s Corporation and XL Capital Ltd. Mr. Glauber also previously served on the boards of the Federal Reserve Bank of Boston, a number of Dreyfus mutual funds and the Investment Company Institute. Mr. Glauber received a B.A. from Harvard College and a D.B.A. from Harvard Business School.

Thomas F. McDevitt will join our board of directors upon consummation of this offering. Mr. McDevitt is the managing partner of Edgewood Capital Partners, an investment firm focused on making and managing investments in the real estate and mortgage arenas. Prior to founding Edgewood Capital Partners in 2002, Mr. McDevitt was a managing director in charge of the large loan commercial mortgage backed securitization group at Societe Generale. He was also a founder and partner of Meenan, McDevitt & Co., a broker dealer and investment banking firm, from 1991 until the company was sold to Societe Generale in 1998. From 1988 to 1991, Mr. McDevitt ran the commercial mortgage syndication desk at Citibank, N.A. and from 1984 to 1987 he was responsible for commercial mortgage sales in the Mid-Atlantic region for Salomon Brothers. Mr. McDevitt is currently an independent board member of Excelsior Buyout Investors, LLC, the Excelsior Absolute Return Fund of Funds, LLC and the Excelsior LaSalle Property Fund, Inc. Mr. McDevitt received his A.B. from Harvard College and his M.B.A. from the Amos Tuck School of Business Administration and Finance.

Bettina von Oesterreich will join our board of directors upon consummation of this offering. Ms. von Oesterreich has been the chief risk officer for Hypo International since October 2005 and has been a member of the board of directors of our Manager since November 2005. Prior to joining Hypo International, Ms. von Oesterreich served as a deputy chief credit officer for Deutsche Bank AG, London where she was responsible for credit risk management for Deutsche Bank’s corporate and financial institutions counterparty risk portfolios in Western Europe from September 2004 until September 2005. In connection with a special project, she managed hedge fund and structured finance credits in credit risk management at Deutsche Bank AG, New York, as managing director from February 2004 to August 2004. From March 2002 to January 2004, Ms. von Oesterreich was chief credit officer at Eurohypo AG with credit risk management responsibility for Eurohypo’s loan portfolio, including its real estate investment banking business in London and New York. Before joining Eurohypo in 2002, Ms. von Oesterreich held various positions at Deutsche Bank since 1993, including risk management for corporate, financial institutions/capital markets business and real estate. Ms. von Oesterreich received a M.B.A. from the University of Passau, Germany.

Ronald M. Stuart will join our board of directors upon consummation of this offering. Mr. Stuart has over thirty years of experience in the investment banking business. He began his career at Salomon Brothers in 1969 where he was made a general partner in 1979 and served as a member of the management committee and the board of directors for four years until he left the firm in 1989 to co-found his own investment firm, Voute Coats Stuart & O’Grady. After Voute Coats Stuart & O’Grady was purchased in 1990 by Credit Suisse Securities (USA) LLC, Mr. Stuart became co-head of the fixed income division of Credit Suisse and served as a member of their management committee until 1991. From 1992 until 1996 Mr. Stuart was a general partner at Oppenheimer & Co. as well as a member of that firm’s management committee and a head of their fixed income division. After leaving Oppenheimer & Co. in 1996, Mr. Stuart joined Daiwa Securities America, Inc., initially as an executive vice president and head of the commercial mortgage department and the fixed income division and then as co-president and co-chief operating officer. From 1998 until he left in 2000, Mr. Stuart was a member of both the global board of directors and the global management committee of Daiwa Securities America Inc. Mr. Stuart founded and has been president of Stuart Consulting LLC since September 2000. He received a B.S. from Cornell University.

Lawrence A. Weinbach will join our board of directors upon consummation of this offering. Mr. Weinbach is a partner in Yankee Hill Capital Management, LLC, a private equity firm. On January 31, 2006, he retired as chairman of the board of directors of Unisys Corporation, a worldwide information services and technology company. Mr. Weinbach joined Unisys in September 1997 as chairman, president, and chief executive officer. In January 2004 his title changed to chairman and chief executive officer and he held the position of chairman since January 2005. He previously was managing partner-chief executive of Andersen Worldwide, a global professional services organization from 1989 to 1997 and had held various senior executive positions with Andersen for a number of years prior thereto. Mr. Weinbach is a director of UBS, AG and Avon Products, Inc. Mr. Weinbach received a B.S. in economics from the Wharton School of the University of Pennsylvania.

Evan F. Denner is our president and chief executive officer and will join our board of directors upon consummation of this offering. Mr. Denner joined our Manager in February 2004 and has served as its deputy chief executive officer since August 2005 and a director since March 2006. Mr. Denner has over 17 years of commercial real estate experience including development, commercial appraisal, lending, securitization and acquisition of non performing debt. Prior to joining our Manager, Mr. Denner was a director in the health care lending group at Merrill Lynch where he was responsible for creating and managing their real estate health care lending practice from February 2003 to February 2004. Prior to Merrill Lynch, Mr. Denner held various level executive positions at UBS, GMACCM and Daiwa Securities, including a position as director of real estate lending at UBS from February 2000 to June 2002. Mr. Denner received a B.B.A. from Hofstra University and a M.S. from Columbia University.

Susan Sangillo Bellifemine is our chief operating officer and secretary. Ms. Sangillo Bellifemine has been a managing director of our Manager since March 2006. Ms. Sangillo Bellifemine has over 20 years of combined legal and financial services industry experience. Immediately prior to joining our Manager she was the principal for Susan Sangillo Bellifemine LLC focusing on professional consulting in human resources from October 2005 to March 2006. Ms. Sangillo Bellifemine held various legal and executive level positions at Prudential Financial from February 1993 to August 2004. She was a senior vice president at Prudential Securities from January 1994 through September 1997 and a corporate vice president at Prudential Financial from September 1997 to August 2004. Ms. Sangillo Bellifemine earned her A.B. in Economics from the College of Holy Cross and received her J.D. from the Seton Hall School of Law.

Steven M. Sherwyn is our chief financial officer and treasurer. Mr. Sherwyn joined our Manager in May of 2004 as a director in charge of contract finance and has served as senior director and head of our Manager’s strategic business opportunities since March 2006. Prior to joining our Manager, Mr. Sherwyn provided legal services for The Winter Group, a residential mortgage conduit, from July 2003 to April 2004. From April 2000 to November 2002, Mr. Sherwyn was with SG Cowen Securities, Inc. where he served in the capacity as a director in the asset-backed securities and CMBS divisions and a managing director in the sports finance division. Mr. Sherwyn holds a B.S. in Economics from the Wharton School of the University of Pennsylvania, a J.D. from Stanford University Law School and a LL.M. in Taxation from New York University Law School. He is a certified public accountant in the process of reactivating his license.

Board Committees

Our board of directors has established three committees consisting solely of independent directors, the principal functions of which are briefly described below. Matters put to a vote at any one of our three committees must be approved by a majority of the directors on the committee who are present at a meeting, in person or as otherwise permitted by our bylaws, at which there is a quorum or by unanimous written consent of the directors on that committee.

Audit Committee

Our board of directors has established an audit committee, which is composed of three of our independent directors: Messrs. Weinbach, Glauber and McDevitt. Mr. Weinbach chairs the committee and has been determined by our board of directors to be an “audit committee financial expert” as that term is defined by the SEC. The audit committee assists the board of directors in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our consolidated financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm and any internal auditors.

The committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm and considering the range of audit and non-audit fees.

Compensation Committee

Our board of directors has established a compensation committee, which is composed three of our independent directors: Messrs. Mundheim, Glauber and Stuart. Mr. Mundheim chairs the committee. The principal functions of the compensation committee are to:

•	evaluate the performance of and compensation paid by us, if any, to our chief executive officer;

•	evaluate the performance of our Manager;

•	review the compensation and fees payable to our Manager under our management agreement;

•	administer our incentive plans; and

•	produce a report on executive compensation required to be included in our proxy statement for our annual meetings.

Nominating and Corporate Governance Committee

Our board of directors has established a nominating and corporate governance committee, which is composed of three of our independent directors: Messrs. Mundheim, Glauber and Stuart. Mr. Mundheim chairs the committee. The nominating and corporate governance committee is responsible for:

•	identifying, recruiting and recommending to the full board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders;

•	developing and recommending to the board of directors corporate governance guidelines, including the committee’s selection criteria for director nominees;

•	reviewing and making recommendations on matters involving general operation of the board of directors and our corporate governance;

•	recommending to the board of directors nominees for each committee of the board of directors; and

•	annually facilitating the assessment of the board of directors’ performance as a whole and of the individual directors and reports thereon to the board of directors.

Investment Oversight Committee

Our board of directors has also established an investment oversight committee, which is composed of three of our independent directors: Messrs. Stuart, McDevitt and Mundheim. Mr. Stuart chairs the committee. The investment oversight committee is responsible for reviewing our investments that are in contravention of our investment guidelines as well as certain of our investments that involve conflicts of interest stemming from our relationship with our Manager.

Code of Business Conduct and Ethics

Our board of directors has established a code of business conduct and ethics that applies to our officers, directors and employees, if any. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for our executive officers or directors may be made only by our Audit Committee or, in the case of employees of our Manager and its affiliates who are involved in our business and who are not our executive officers, by our chief executive officer and the chief legal officer of our Manager, and will be promptly disclosed as required by law or stock exchange regulations.

Director Compensation

We did not pay any cash compensation or grant any equity-based awards to any of the members of our board of directors during the 2006 fiscal year. As of the end of the 2006 fiscal year, none of our directors held any awards in the form of or relating to our common stock.

Any member of our board of directors who is also an employee of our Manager or its affiliates, whom we refer to as a non-independent director, will not receive additional compensation for serving on our board of directors. Each independent director will be paid retainer fees equal to $100,000 per year, payable quarterly in advance. One-half of the annual retainer fees will be paid in the form of cash, and one-half will be paid in the form of shares of our common stock. The number of shares of common stock to be issued for each payment of retainer fees will be determined by dividing the amount of the fee to be paid by the fair market value of one share of our common stock as of the date on which the fee is to be paid. We also reimburse our independent directors for reasonable out-of-pocket expenses incurred in connection with performance of their duties as directors, including, without limitation, travel expenses in connection with full board and committee meetings. We have adopted the Quadra Realty Trust, Inc. Equity Plan for the purpose of making grants of equity-based compensation awards to, among others, our independent directors, including without limitation the common stock issuances described above. See below, under “Equity Incentive Plans—Equity Plan” for a description of the plan. We do not have, and we do not currently intend to adopt, any plans or programs for our directors that provide for pension benefits. We have adopted the Quadra Realty Trust, Inc. Independent Director Deferred Compensation Plan under which each of our independent directors may elect to defer the receipt of all or a portion of the retainer fees described above, whether the fees are payable in the form of cash or shares of our common stock. We will establish a book account for each independent director who participates in the Independent Director Deferred Compensation Plan, which account will be credited with a number of stock units equal to the amount of compensation deferred divided by the fair market value (as defined in the Equity Plan) of one share of our common stock as of the date on which the compensation would otherwise have been paid. Each stock unit credited to an independent director’s account under the Independent Director Deferred Compensation Plan will be credited with dividend equivalents in the form of additional stock units on the date on which dividends are paid with respect to outstanding shares of our common stock. The number of additional units to be credited will be determined by dividing the amount of the dividend by the fair market value (as defined in the Equity Plan) of one share of our common stock as of the dividend payment date, and multiplying that result by the number of stock units credited to the independent director’s account. All stock units credited to an independent director’s account under our Independent Director Deferred Compensation Plan will be paid in cash within 60 days following the termination of the independent director’s service with the Company for any reason. The stock units and dividend equivalent rights to be issued under the Independent Director Deferred Compensation Plan are issuable under the Equity Plan. See “Equity Incentive Plans—Equity Plan”.

Executive Compensation

Compensation Discussion and Analysis

We have not paid, and we do not intend to pay, any cash compensation to our executive officers and we do not currently intend to adopt any policies with respect thereto. Our management agreement provides that our Manager will provide us with a management team, including our chief executive officer, chief financial officer and chief operating officer or similar positions. We do not have agreements with any of our executive officers or any employees of our Manager with respect to their compensation. Our Manager will determine the levels of base salary and cash incentive compensation that may be earned by our executive officers, based on the time required for the performance of the duties of our Manager under the management agreement and such other factors as our Manager may determine are appropriate. Our Manager will also determine whether and to what extent our executive officers will be provided with pension, deferred compensation and other employee benefits plans and programs. Cash compensation paid to our executive officers will be paid by our Manager from the fees paid by us to our Manager under the management agreement. We will not control how such fees will be allocated by our Manager to its employees and have been advised by our Manager that none of our executive officers is entitled to any part of such fees, except as may be determined by our Manager in its discretion. For a description of our management agreement, see “Our Manager and Management Agreement—Our Management Agreement.”

We have determined to make grants of restricted stock to certain of our executive officers, effective as of the consummation of this offering, as discussed further in the table following “Equity Incentive Plans.” These awards were made in recognition of such individual’s efforts on our behalf in connection with our formation and this offering and to provide a retention element to their compensation. As a new company, our compensation committee has not yet adopted a policy with respect to future grants of equity awards to our executive officers. We anticipate that such determinations will be made based on factors such as the desire to retain such officer’s services over the long-term. In addition, our compensation committee may determine to make awards to new executive officers in order to attract talented professionals to serve us.

We did not grant any equity-based awards to any of our executive officers during the 2006 fiscal year. As of the end of the 2006 fiscal year, none of our executive officers held any awards based on or relating to our common stock. We have adopted the Quadra Realty Trust, Inc. Equity Plan pursuant to which we are permitted to grant equity-based awards to our directors, executive officers, advisors and consultants. Under this plan, our compensation committee will have discretion to determine whether grants of awards may be made directly to our executive officers, and the terms and conditions of any such awards. We have adopted the Quadra Realty Trust, Inc. Manager Equity Plan for the purpose of granting shares of our common stock or awards based on our common stock to our Manager. Our Manager may grant awards based on such shares to one or more of its employees, including our executive officers, subject to terms and conditions determined in our Manager’s discretion and subject to our Manager’s policies. See below, under “Equity Incentive Plans—Equity Plan” and “Equity Incentive Plans—Manager Equity Plan” for descriptions of these plans.

Equity Incentive Plans

Equity Plan

We have adopted the Quadra Realty Trust, Inc. Equity Plan, which provides for the issuance of equity-based awards, including stock options, restricted stock, restricted stock units, unrestricted stock awards and other awards based on our common stock that may be made by us to our directors and officers and to our advisors and consultants who are providing services to the Company (which may include employees of our Manager and its affiliates) as of the date of grant of the award. Shares of common stock to be issued to our independent directors in respect of their fees will be issued under this plan.

The Equity Plan will be administered by our board of directors, which may delegate its authority to the compensation committee of our board of directors. The plan administrator will have the authority to make awards to eligible directors, officers, advisors and consultants, and to determine what form the awards will take and the terms and conditions of the awards. Except as provided below with respect to equitable adjustments, the plan administrator may not take any action that would have the effect of reducing the exercise or purchase price of any award granted under the Equity Plan without first obtaining the consent of our stockholders.

An aggregate of 1,800,000 shares of our common stock are reserved for issuance under the Equity Plan, subject to adjustment as provided below. No more than 450,000 of such shares may be made subject to stock options and no more 1,800,000 of such shares may be made subject to awards other than stock options, such as restricted stock awards, restricted stock units and other awards, which may include unrestricted grants of our common stock. If any shares subject to an award granted under the Equity Plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, or if shares of our common stock are surrendered or withheld by us as payment of either the exercise price of an award and/or withholding taxes in respect of an award, the shares of common stock with respect to such award will again be available for awards under the Equity Plan. Upon the exercise of any award granted in tandem with any other award, the related award will be cancelled to the extent of the number of shares of common stock as to which the award is exercised and, notwithstanding the foregoing, that number of shares will no longer be available for awards under the Equity Plan.

In the event that the plan administrator determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger or other similar corporate transaction or event, affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Equity Plan, then the plan administrator will make equitable changes or adjustments to: (i) the number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of common stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, grant price or purchase price relating to any award and (iv) the performance goals, if any, applicable to outstanding awards. In addition, the plan administrator may determine that any equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of our common stock).

Each stock option granted under the Equity Plan will have a term of no longer than 10 years, and will have an exercise price that is no less than 100% of the fair market value of our common stock on the date of grant of the award. The other terms of stock options granted by us under the Equity Plan will be determined by the plan administrator.

The plan administrator will determine the terms and conditions of each grant of restricted stock or restricted stock units under the Equity Plan. Restricted stock units confer on the participant the right to receive cash, common stock or other property, as determined by the plan administrator, having a value equal to the number of shares of our common stock that are subject to the award. Unless otherwise determined by the plan administrator, the holders of awards of restricted stock or restricted stock units will be entitled to receive dividends or, in the case of restricted stock units, dividend equivalents, which in either case will be payable at such time that dividends are paid on outstanding shares.

The plan administrator may determine to make grants of our common stock that are not subject to any restrictions or a substantial risk of forfeiture or to grant other stock-based awards to eligible participants, the terms and conditions of which will be determined by the plan administrator at the time of grant.

Unless otherwise determined by the plan administrator, if our management agreement with our Manager is terminated or not renewed other than for cause (as defined in the management agreement), each outstanding award under the Equity Plan held by a participant who is not an independent director will become immediately vested, exercisable and/or payable. Unless otherwise determined by the plan administrator, outstanding awards under the Equity Plan held by a participant who is one of our independent directors will become fully vested, exercisable and/or payable upon termination of such independent director’s service as a director, unless such termination of service is pursuant to a removal for cause.

The Equity Plan will automatically expire on the 10th anniversary of the date on which it was adopted. Our board of directors may terminate, amend, modify or suspend the Equity Plan at any time, subject to stockholder approval as required by law or stock exchange rules. The plan administrator may amend the terms of any outstanding award under the Equity Plan at any time. No amendment or termination of the Equity Plan or any outstanding award may adversely any of the rights of an award holder without the holder’s consent.

Effective as of the completion of this offering, we will grant awards of an aggregate of 103,333 shares of restricted stock under the Equity Plan, to the individuals set forth in the table below, each of whom is one of our directors or executive officers. Each of these grants will become fully vested on the third anniversary of the date of grant of the award. The grantees will be entitled to receive dividends that become payable on the shares during the restricted period. If the grantee’s services to us terminate for any reason prior to the date on which the shares become vested, any unvested shares will be immediately forfeited, except that if the grantee’s service is terminated other than for Cause (as defined in the Equity Plan) or because such individual retires, dies or becomes disabled, any then unvested shares of restricted stock will become immediately vested. We will also grant an award of 16,667 shares of restricted stock having substantially similar terms to an employee of our Manager who is not one of our executive officers, effective as of the completion of this offering.

Name of Grantee and Title	Number of Shares of Restricted Stock
Juergen Fenk Director	33,333
Evan F. Denner President, Chief Executive Officer and Director	33,333
Steven M. Sherwyn Chief Financial Officer and Treasurer	20,000
Susan Sangillo Bellifemine Chief Operating Officer and Secretary	16,667

Manager Equity Plan

We have adopted the Quadra Realty Trust, Inc. Manager Equity Plan, which provides for the issuance of equity-based awards, including stock options, restricted stock, restricted stock units, unrestricted stock awards and other awards based on our common stock that may be made by the REIT to our Manager.

The Manager Equity Plan will be administered by our board of directors, which may delegate its authority to the compensation committee of our board of directors. The plan administrator will have the authority to make awards to our Manager, to determine what form the awards will take and the terms and conditions of the awards.

Our Manager may make awards to its employees and employees of its affiliates which are in the form of or based on the shares of our common stock acquired by our Manager under the plan, in which case, our Manager will make all determinations concerning the eligible employees of our Manager and its affiliates who may receive awards, which form the awards will take, and the terms and conditions of the awards. Except as provided below with respect to equitable adjustments, the plan administrator may not take any action that would have the effect of reducing the exercise or purchase price of any award granted under the Manager Equity Plan without first obtaining the consent of our stockholders.

An aggregate of 700,000 shares of our common stock are reserved for issuance under the Manager Equity Plan, subject to adjustment as provided below. No more than 175,000 shares may be made subject to stock options and no more 700,000 may be made subject to awards other than stock options, such as restricted stock awards, restricted stock units and other awards, which may include unrestricted grants of our common stock. If any shares subject to an award granted under the Manager Equity Plan are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to our Manager, or if shares of our common stock are surrendered or withheld by the REIT as payment of the exercise price of an award, the shares of common stock with respect to such award will again be available for awards under the Plan. Upon the exercise of any award granted in tandem with any other award, the related award will be cancelled to the extent of the number of shares of common stock as to which the award is exercised and, notwithstanding the foregoing, that number of shares will no longer be available for awards under the Manager Equity Plan.

In the event that the plan administrator determines that any dividend or other distribution (whether in the form of cash, common stock, or other property), recapitalization, stock split, reverse split, reorganization, merger or other similar corporate transaction or event, affects our common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Manager Equity Plan, then the plan administrator will make equitable changes or adjustments to: (i) the number and kind of shares of common stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of common stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, grant price or purchase price relating to any award and (iv) the performance goals, if any, applicable to outstanding awards. In addition, the plan administrator may determine that any equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of our common stock).

Each stock option granted under the Manager Equity Plan will have a term of no longer than 10 years, and will have an exercise price that is no less than 100% of the fair market value of our common stock on the date of grant of the award. The other terms of stock options granted under the Manager Equity Plan will be determined by the plan administrator.

The plan administrator will determine the terms and conditions of each grant of restricted stock or restricted stock units under the Manager Equity Plan. Restricted stock units confer on the participant the right to receive cash, common stock or other property, as determined by the plan administrator, having a value equal to the number of shares of our common stock that are subject to the award. Unless otherwise determined by the plan administrator, the holder of awards of restricted stock or restricted stock units will be entitled to receive dividends or, in the case of restricted stock units, dividend equivalents, which in either case will be payable at such time that dividends are paid on outstanding shares.

The plan administrator may determine to make grants of our common stock that are not subject to any restrictions or a substantial risk of forfeiture or to grant other stock-based awards to our Manager, the terms and conditions of which will be determined by the plan administrator at the time of grant.

Unless otherwise determined by the plan administrator and set forth in an individual award agreement, all outstanding awards under the Manager Equity Plan held by our Manager which are not vested shall become immediately vested in the event that our management agreement with our Manager is terminated other than for Cause (as defined in the management agreement).

The Manager Equity Plan will automatically expire on the 10th anniversary of the date on which it was adopted. Our board of directors may terminate, amend, modify or suspend the Manager Equity Plan at any time, subject to stockholder approval as required by law or stock exchange rules. The plan administrator may amend the terms of any outstanding award under the Manager Equity Plan at any time. No amendment or termination of the Manager Equity Plan or any outstanding award may adversely any of the rights of an award holder without the holder’s consent.

Effective as of the completion of this offering, we will grant to our Manager 600,000 fully vested shares of our common stock under the Manager Equity Plan. These shares will be subject to our Manager’s right to register the resale of shares pursuant to the registration rights agreement.

Indemnification and Limitation on Liability; Insurance

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or is threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessors in any of the capacities described above and any of our or our predecessors’ employees or agents.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in such capacity, or in the defense of any claim, issue or matter in any such proceeding. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We have obtained a policy of insurance under which our directors and officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers, including certain liabilities under the Securities Act of 1933, as amended, or the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain ownership information with respect to our common stock for those persons known to us who directly or indirectly own, control or hold with the power to vote 5% or more of our outstanding common stock, and all executive officers and directors, individually and as a group.

Amount of Beneficial Ownership
	Immediately Prior to This Offering		Immediately After This Offering
Name and Address of Beneficial Owner (1)	Number of Shares	Percent	Number of Shares	Percent

Hypo Real Estate Capital Corporation	100	100%	8,930,100(2)	34.7%

Juergen Fenk	—	—	33,333(3)	*

Robert R. Glauber	—	—	—	—

Thomas F. McDevitt	—	—	—	—

Robert H. Mundheim	—	—	—	—

Bettina von Oesterreich	—	—	—	—

Ronald M. Stuart	—	—	—	—

Lawrence Weinbach	—	—	—	—

Evan F. Denner	—	—	33,333(3)	*

Susan Sangillo Bellifemine	—	—	16,667(3)	*

Steven M. Sherwyn	—	—	20,000(3)	*

All executive officers and directors as a group (10 persons)	—	—	103,333(3)	*

*	Less than 1%
(1)	The address of Hypo Real Estate Capital Corporation and of each of the executive officers and directors listed above is c/o Hypo Real Estate Capital Corporation, 622 Third Avenue, New York, New York 10017.
(2)	Includes 600,000 shares granted pursuant to the Manager Equity Plan, which vest immediately upon grant, 8,330,000 shares issued to our Manager in connection with the contribution of the initial assets and 100 shares issued to our Manager prior to this offering.
(3)	Represents shares of restricted stock granted pursuant to our Equity Plan that vest in February 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We and our Manager will enter into a contribution agreement pursuant to which our Manager will contribute the initial assets to us concurrent with the consummation of this offering in exchange for 8,330,000 shares of our common stock and $124.2 million from the net proceeds of this offering (based on the mid-point of the price range set forth on the cover page of this prospectus and the value of the initial assets as of December 31, 2006). Upon consummation of the offering, our Manager will own 8,930,100 shares of our outstanding common stock, representing approximately 34.7% of our outstanding common stock on a fully-diluted basis.

We and our Manager will enter into a management agreement, pursuant to which our Manager will manage our day-to-day operations. We will pay our Manager a monthly base management fee and a quarterly incentive fee and will reimburse our Manager for certain expenses. Our Manager will earn a base management fee regardless of the performance of our investments. See “Our Manager and Management Agreement—Our Management Agreement” for more information regarding the services our Manager will provide to us and the fees we will pay to our Manager.

We and our Manager will enter into a registration rights agreement with regard to the common stock owned by our Manager upon consummation of this offering and any shares of common stock which our Manager may receive from us as a part of its incentive fee under our management agreement or pursuant to the Manager Equity Plan or otherwise. Pursuant to such registration rights agreement, we will grant to our Manager demand registration rights to have its shares registered for sale no more than once in any six month period and the right to “piggy-back” its shares in registration statements we might file in connection with any future public offering so long as our Manager is our manager. See “Description of Capital Stock—Registration Rights.”

Our investments will be primarily sourced and originated by our Manager. We will also invest in loans in which our Manager will either invest along with us or in a position that may be senior to our investment. We have adopted a conflicts of interest policy to address these situations, as more fully described under “Our Manager and Management Agreement—Conflicts of Interest Policies.” We also intend to have our audit committee adopt a written policy with respect to transactions with related parties that are not covered by the management agreement, including our conflicts of interest policy. We expect the policy to provide that all related persons will be required to report to our Manager’s legal department or such person as the audit committee may determine any such related person transaction prior to its completion and the legal department (or other person) will determine whether it should be submitted to the audit committee for consideration. We expect the policy will cover all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) that are not covered by our conflicts of interest policy and in which we or our subsidiaries were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. Related persons will include our directors and executive officers, or director nominees, beneficial owners of more than 5% of any class of our voting securities, any immediate family member of such persons and any entity in which any such person is employed or is a partner or a 5% or more securityholder.

Mr. Mundheim, who will serve as chairman of our board of directors effective at the time of consummation of this offering, is of counsel to the international law firm of Shearman & Sterling LLP. Shearman & Sterling performs legal services for our Manager, Hypo International and Hypo Real Estate Holding AG, which fees are, in the aggregate, less than one percent of Shearman & Sterling’s annual revenue.

We have not entered into any other transactions in which any director or officer or stockholder of ours or of our Manager has any material interest.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is only a summary. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, our charter and our bylaws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 200,000,000 shares of common stock and 100,000,000 shares of preferred stock, both having par value $0.001 per share. As of December 31, 2006, 100 shares of our common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. Our board of directors, with the approval of a majority of the entire board and without any action on the part of our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Upon completion of this offering, 25,720,100 shares of common stock will be issued and outstanding and no shares of preferred stock will be issued and outstanding. Under Maryland law, our stockholders are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of assets legally available therefor. Shares of our common stock generally have no preemptive, appraisal, preferential exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. In the event that we are subject to tax under the excess inclusion income rules, we could reduce distributions to a charitable remainder trust or to a government entity, whose direct ownership of us results in tax liability being imposed at the REIT level. Subject to our charter restrictions on the transfer and ownership of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.

Power to Reclassify Shares of Our Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on the transfer and ownership of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests. No shares of our preferred stock are presently outstanding and we have no present plans to issue any preferred stock.

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power of our board of directors to amend the charter without stockholder approval to increase the total number of authorized shares of our stock or any class or series of our stock, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the Internal Revenue Code for each taxable year beginning after December 31, 2007, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, for our taxable years beginning after December 31, 2007, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the second half of any calendar year.

Our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and may prohibit certain entities from owning our shares. Our charter provides that (subject to certain exceptions described below) no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of our common or capital stock.

Our charter also prohibits any person from beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and from transferring shares of our capital stock if the transfer would result in our capital stock being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our stock that are transferred to the trust (as described below), is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem reasonably necessary to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our board has exempted our Manager from the ownership limits contained in our charter, but only to the extent that our Manager’s ownership of our stock could not reasonably be expected to cause us to violate the REIT requirements (in which case our Manager either would be required to sell some of our stock or would become subject to the excess share provisions of our charter, in each case to the extent necessary to enable us to satisfy the REIT requirements). Our board of directors may also require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our qualification as a REIT in the context of granting such exemptions.

Any attempted transfer of our stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur or would not prevent a violation of the restrictions on ownership contained in our charter, our charter provides that the purported transfer will be void ab initio. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall, upon demand, be required to provide to us such information as we may request, in good faith, to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or might otherwise be in the best interests of our stockholders.

Registration Rights

In connection with the issuance of shares of our common stock to our Manager in exchange for the contribution of the initial assets, we will enter into a registration rights agreement with our Manager with regard to the common stock owned by our Manager upon consummation of this offering and any shares of common stock which our Manager may receive from us as part of its incentive fee under our management agreement or pursuant to the Manager Equity Plan or otherwise. Pursuant to such registration rights agreement, we will grant to our Manager demand registration rights to have its shares registered for sale no more than once in any six month period and the right to “piggy-back” its shares in registration statements we might file in connection with any future public offering so long as our Manager is our manager. Notwithstanding the foregoing, any registration will be subject to cutback provisions and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods.”

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Company.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. We cannot predict the effect, if any, that sales of shares or the availability of shares for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock.

Prior to this offering, as of December 31, 2006, we had 100 shares of our common stock outstanding. Upon completion of this offering, we will have outstanding an aggregate of 25,720,100 shares of our common stock, consisting of 16,670,000 shares sold to the public in this offering, 8,330,000 shares of common stock issued to our Manager as partial consideration for the contribution of the initial assets to us, 600,000 shares granted to our Manager under the Manager Equity Plan, 120,000 shares of restricted stock granted to our officers and an employee of our Manager under the Equity Plan and 100 shares issued to our Manager prior to this offering.

Lock-Up Agreements

We will agree with the underwriters not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act, relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC and Wachovia Capital Markets, LLC, for a period of 180 days after the date of this prospectus, except issuances pursuant to the exercise of employee stock options outstanding on the date hereof. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC and Wachovia Capital Markets, LLC waive, in writing, such an extension.

Our officers, directors and our Manager have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC and Wachovia Capital Markets, LLC, for a period of 180 days after the date of this prospectus. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC and Wachovia Capital Markets, LLC waive, in writing, such an extension. We are not a party to this agreement.

Registration Rights

In connection with the issuance of shares of our common stock to our Manager in exchange for the contribution of the initial assets, we will enter into a registration rights agreement with our Manager with regard to the common stock owned by our Manager upon consummation of this offering and any shares of common stock which our Manager may receive from us as part of its incentive fee under our management agreement or pursuant to the Manager Equity Plan or otherwise. Pursuant to such registration rights agreement, we will grant to our Manager demand registration rights to have its shares registered for sale no more than once in any six month period and the right to “piggy-back” its shares in registration statements we might file in connection with any future public offering so long as our Manager is our manager.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL

CORPORATION LAW AND OUR CHARTER AND BYLAWS

The following description of the terms of our capital stock and certain provisions of Maryland law is only a summary. While we believe that the following description covers the material terms of our capital stock and certain provisions of Maryland law, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, the MGCL, our charter and our bylaws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquiror to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Number of Directors; Election; Vacancies; Removal

Our charter provides that the number of directors will be set only by the board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than the minimum required by the MGCL (currently one) nor more than 15. Directors will be elected on an annual basis at the annual meeting of stockholders. In a contested election, a plurality of all votes cast on the matter at a meeting of stockholders at which a quorum is present is sufficient to elect a director. In an uncontested election, if a nominee for election as a director receives a greater number of “withhold” votes for his or her election than votes “for” such election, then such director shall promptly tender his or her resignation to the board of directors for consideration after review and recommendation by the nominating and corporate governance committee. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting constitutes a quorum. Our bylaws currently provide that any vacancy may be filled by a majority of the remaining directors, except a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire board of directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders, and until a successor is duly elected and qualifies. However, our charter and Bylaws provide that, at such time as we have at least three independent directors and a class of our common or preferred stock is registered under the Exchange Act, we elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the board of directors. Accordingly, at such time, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.

Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

Action by Stockholders

Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting (unless the charter provides for a lesser percentage, which our charter does not). These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors or (3) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders shall be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter, with certain exceptions, generally provides for approval of charter amendments and extraordinary transactions, which have been first declared advisable by our board of directors, by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. An affirmative vote of two-thirds of all votes entitled to be cast on the matter is required for approval of amendments to our charter related to removal of directors from our board of directors.

Our bylaws provide that the board of directors will have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

No Appraisal Rights

As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our board of directors determines in advance that such rights will apply to one or more transactions.

Control Share Acquisitions

The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Acquisition Act only if the board of directors determines that it would be in our best interests.

Certain Restrictions on Ownership and Transfer of Our Capital Stock

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value or number (whichever is more restrictive) of our common or capital stock. Our board has exempted our Manager from the ownership limits contained in our charter, but only to the extent that our Manager’s ownership of our stock could not reasonably be expected to cause us to violate the REIT requirements (in which case our Manager either would be required to sell some of our stock or would become subject to the excess share provisions of our charter, in each case to the extent necessary to enable us to satisfy the REIT requirements). The board may not grant such an exemption to any proposed transferee whose ownership of in excess of 9.8% of our outstanding shares would result in the termination of our qualification as a REIT. Our charter also prohibits any person from (a) beneficially or constructively owning shares of our capital stock that would result in us being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT, and (b) transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our stock which are transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our REIT qualification. See “Description of Capital Stock—Restrictions on Ownership and Transfer.” These restrictions on transferability and ownership will not apply if the board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

Our charter provides that any ownership or purported transfer of our capital stock in violation of the foregoing restrictions (including the procurement and delivery of a required investor letter) will result in such shares owned or transferred being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If the transfer is ineffective for any reason to prevent a violation of the restriction, the transfer that would have resulted in such violation will be void ab initio.

Business Combinations

Under the Maryland Business Combination Act, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution which provides that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	classified board;

•	a two-thirds stockholder vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require a two-thirds stockholder vote for the removal of any director from the board of directors, as well as require such removal be for cause (as defined in our charter), (b) unless called by our chairman of the board, our chief executive officer or the board of directors, require the request of holders of a majority of outstanding shares to call a special meeting and (c) vest in the board of directors exclusive power to fix the number of directorships. Our charter also provides that at such time as Subtitle 8 becomes applicable to us, our board of directors will have the exclusive power to fill vacancies on the board of directors, by a vote of the remaining directors, and such vacancies will be filled until the end of the term of the class of directors in which the vacancy occurred.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter permits us, to the maximum extent permitted by Maryland law, to agree to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Our charter also permits us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or is threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessors in any of the capacities described above and any of our or our predecessors’ employees or agents.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity, or in the defense of any claim, issue or matter in any such proceeding. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We will enter into indemnification agreements with each of our executive officers and directors. The indemnification agreements will require us to indemnify our executive officers and directors to the fullest extent permitted by law and to advance all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by our charter and bylaws and by Maryland law, it provides greater assurance to directors and executive officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the board of directors or the stockholders to eliminate the rights it provides.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in common stock of Quadra Realty. The law firm of Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel and has reviewed this summary. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “Quadra Realty,” “we,” “our” and “us” mean only Quadra Realty Trust, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate Quadra Realty and its subsidiaries and affiliated entities in accordance with their applicable organizational documents or partnership agreements. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive Quadra Realty stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding Quadra Realty stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we make distributions attributable to “excess inclusion income.” See “—Taxation of Quadra Realty—Taxable Mortgage Pools and Excess Inclusion Income.” A similar tax may be payable by persons who hold our stock as nominees on behalf of tax-exempt organizations. You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of Quadra Realty

We intend to elect to be taxed as a REIT, commencing with our initial taxable year ending December 31, 2007, upon the filing of our federal income tax return for such year. We believe that we have been organized and expect to operate in such a manner as to qualify for taxation as a REIT.

The law firm of Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel in connection with our formation and election to be taxed as a REIT. In connection with this offering of our common stock, we have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP will be based on various assumptions relating to our organization and operation and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued and will not cover subsequent periods. Counsel will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.

For tax years through 2010, most domestic stockholders that are individuals, trusts or estates are taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions,” and “—Foreclosure Property,” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or “REMIC”), we could be subject to corporate level federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “—Taxable Mortgage Pools and Excess Inclusion Income” below.

•	If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•	If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•	If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arms-length terms.

•	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•	The earnings of our subsidiaries, including our TRS, are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities); and

(7)	which meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, is 2006). Our charter provides restrictions regarding the ownership and transfers of its shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We intend to adopt December 31 as our year-end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly-owned by a REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as a separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which Quadra Realty holds an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Subsidiaries. In general, we will jointly elect with our subsidiary corporation and in the future may jointly elect with other subsidiary corporations, whether or not wholly-owned, to treat such subsidiary corporations as TRSs. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of

TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees, foreign currency gains or activities that would be treated in our hands as prohibited transactions.

We may own TRSs that are organized outside of the United States. For example, we may hold certain investments and instruments through TRSs to the extent that direct ownership by us could jeopardize our compliance with the REIT qualification requirements, and we may make TRS elections with respect to certain offshore issuers of CDOs and any offshore issuers of net interest margin securities to the extent that we do not own 100% of the offshore issuer’s equity. Special rules apply in the case of income earned by a taxable subsidiary corporation that is organized outside of the United States. Depending upon the nature of the subsidiary’s income, the parent REIT may be required to include in its taxable income an amount equal to its share of the subsidiary’s income, without regard to whether, or when, such income is distributed by the subsidiary. See “–Income Tests” below. A TRS that is organized outside of the United States may, depending upon the nature of its operations, be subject to little or no federal income tax. There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We currently expect that any offshore TRSs will rely on that exemption or otherwise operate in a manner so that they will generally not be subject to federal income tax on their net income at the entity level.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements or an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage backed securities), “rents from real property,” dividends received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that complies or attempts to comply with the various requirements applicable to our qualification as a REIT. However, the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

We intend to invest in construction loans, the interest from which will be qualifying income for purposes of the REIT income tests described above, provided that the value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year.

We and our subsidiaries may also invest in real estate mortgage investment conduits, or REMICs, and we may invest in other types of commercial mortgage-backed securities, or CMBS. See below under “—Asset Tests” for a discussion of the effect of such investments on our qualification as a REIT.

We may also hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans originated by other lenders. B Notes are an interests in underlying loans created by virtue of participations or similar agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See “—Taxation of REITs in General,” “—Requirements for Qualification—General,” “—Asset Tests” and “—Failure to Qualify.”

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We may receive various fees in connection with our operations relating to the origination or purchase of whole loans secured by first mortgages and other loans secured by real property. The fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by any TRS will not be included for purposes of the gross income tests. Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of the 95% gross income test, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred to acquire or carry “real estate assets” (as described below under “—Asset Tests”), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from such transactions will not be qualifying income for the 75% gross income test, and income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% income test.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of mortgage backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of

(or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

Any interests that we hold in a REMIC will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction of any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See “—Taxable Mortgage Pools and Excess Inclusion Income.”

To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income tests, depending upon the circumstances and the specific structure of the investment.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. Certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “—Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a) the sum of

(1) 90% of our “REIT taxable income,” computed without regard to our net capital gains and the deduction for dividends paid, and

(2) 90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b) the sum of specified items of non-cash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for distributions to be counted for this purpose, and to provide us with a tax deduction for us, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from its subsidiaries, and (b) our inclusion of items in income for federal income tax purposes. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;

•	loans or mortgage backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•	loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which Quadra Realty may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates (through 2010). In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease was at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Foreign Investments

We and our subsidiaries may hold investments in and pay taxes to foreign countries. Taxes we pay in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Our foreign investments might also generate foreign currency gains and losses. Foreign currency gains are treated as income that does not qualify under the 95% or 75% income tests, unless certain technical requirements are met. No assurance can be given that these technical requirements will be met in the case of any foreign currency gains that we recognize directly or through pass-through subsidiaries, or that these technical requirements will not adversely affect our ability to satisfy the REIT qualification requirements.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that Quadra Realty or a pass-through subsidiary enters into a hedging transaction to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets and the instrument is properly identified as a hedge along with the risk it hedges within prescribed time periods, any periodic income from the instrument, or gain from the disposition of such instrument, would be excluded altogether from the REIT 95% gross income test, and would be treated as non-qualifying income for the 75% gross income test. To the extent that we hedge in other situations (for example, against fluctuations in the value of foreign currencies), the resultant income will be treated as income that does not qualify under the 75% or the 95% gross income test, provided that certain requirements are met. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if

•	substantially all of its assets consist of debt obligations or interests in debt obligations,

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP arrangement, which might be noncash accrued income, could be treated as excess inclusion income. Under recently issued IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder,

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and

•	results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See “—Taxation of Stockholders.” Under recently issued IRS guidance, to the extent that excess inclusion income is allocated from a TMP to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In this case, we are authorized to reduce and intend to reduce distributions to such stockholders by the amount of such tax paid by the REIT that is attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “—Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, remains unclear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes and potentially could be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 15% maximum federal rate through 2010) for qualified dividends received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	dividends received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of Quadra Realty—Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of Quadra Realty—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “Taxation of Quadra Realty—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Dispositions of Quadra Realty Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 15% (through 2010) if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 35% through 2010) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is any person other than:

•	a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends. The portion of dividends received by non-U.S. holders that is (1) payable out of our earnings and profits, (2) which is not attributable to our capital gains and (3) which is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a dividend that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. See “—Taxation of Quadra Realty—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (a “USRPI”), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, plus (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Dividends. Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Taxation of Foreign Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the amount of dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non- U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Foreign Stockholders—Ordinary Dividends”), if (1) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We anticipate that our common stock will be “regularly traded” on an established securities exchange following this offering.

Dispositions of Quadra Realty Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our stock will constitute a USRPI. However, we cannot assure you that our stock will not become a USRPI.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we are, and we will be, a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we are or will remain a domestically-controlled qualified investment entity.

In the event that we are not a domestically-controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. holder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding common stock any time during the one-year period ending on the date of the sale. We expect that our common stock will be publicly traded following this offering.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to “regularly traded” stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute

UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

To the extent, however, that we are (or a part of us, or a disregarded subsidiary of ours) a TMP, or if we hold residual interests in a REMIC, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. We anticipate that our investments may generate excess inclusion income. If, however, excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, we will be subject to corporate level tax on such income, and, in that case, we are authorized to reduce and intend to reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “—Taxation of Quadra Realty—Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning Quadra Realty stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own properties located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated                    , 2007, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC and Wachovia Capital Markets, LLC are acting as representatives, the following respective numbers of shares of common stock:

Underwriter	Number of Shares
Credit Suisse Securities (USA) LLC
Wachovia Capital Markets, LLC
A.G. Edwards & Sons, Inc.
KeyBanc Capital Markets, a division of McDonald Investments Inc
Stifel, Nicolaus & Company, Incorporated

Total	16,670,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the shares of common stock in the offering if any are purchased, other than those shares of our common stock covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to 2,500,500 additional shares from us at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of common stock.

The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a selling concession of $             per share. After the initial public offering the underwriters may change the public offering price and concession.

The following table summarizes the compensation and estimated expenses we will pay:

	Per Share		Total
	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment
Underwriting discounts and commissions paid by us	$	$	$	$
Expenses payable by us	$	$	$	$

The underwriters will not confirm sales to any accounts over which they exercise discretionary authority without first receiving a written consent from those accounts.

We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act, relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC and Wachovia Capital Markets, LLC, for a period of 180 days after the date of this prospectus, except issuances of restricted stock pursuant to our equity incentive plans the recipients of which will be subject to such remaining lock-up period. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC and Wachovia Capital Markets, LLC waive, in writing, such an extension.

Our officers, directors and our Manager have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC and Wachovia Capital Markets, LLC, for a period of 180 days after the date of this prospectus except transfers of stock made by our Manager of shares received pursuant to our equity incentive plans, the recipients of which will be bound by the terms of the lock-up for the remaining lock-up period. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC and Wachovia Capital Markets, LLC waive, in writing, such an extension.

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, or a Relevant Member State, each underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time,

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior content of the manager for any such offer; or

•	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, (i) the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and (ii) the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in such Relevant Member State.

We have been advised by the underwriters that:

•

they have complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 or FSMA, with respect to anything done by them in relation to our common stock in, from or otherwise involving the United Kingdom; they have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by them in connection with the issue or sale of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us;

•	they will not offer or sell any of our common stock directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

•	they and each of their affiliates have not (i) offered or sold and will not offer or sell in Hong Kong, by means of any document, our common stock other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance or (ii) issued or had in their possession for the purposes of issue, and will not issue or have in their possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to our common stock, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice;

•	this prospectus or any other offering material relating to our common stock has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and our common stock will be offered in Singapore pursuant to exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, our common stock may not be offered or sold, or be the subject of an invitation for subscription or purchase, nor may this prospectus or any other offering material relating to our common stock be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, (b) to a sophisticated investor, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act;

•	they are aware of the fact that no German sales prospectus (Verkaufsprospekt) within the meaning of the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz, the “Act”) of the Federal Republic of Germany has been or will be published with respect to our common stock. In particular, each underwriter has represented that it has not engaged and has agreed that it will not engage in a public offering (öffentliches Angebot) within the meaning of the Act with respect to any of our common stock otherwise than in accordance with the Act and all other applicable legal and regulatory requirements;

•	shares of our common stock are being issued and sold outside the Republic of France and that, in connection with their initial distribution, they have not offered or sold and will not offer or sell, directly or indirectly, any of our common stock to the public in the Republic of France, and that they have not distributed and will not distribute or cause to be distributed to the public in the Republic of France this prospectus or any other offering material relating to our common stock, and that such offers, sales and distributions have been and will be made in the Republic of France only to qualified investors (investisseurs qualifiés) in accordance with Article L.411-2 of the Monetary and Financial Code and decrét no. 98-880 dated 1st October, 1998; and

•	shares of our common stock may not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to individuals or legal entities situated in The Netherlands who or which trade or invest in securities in the conduct of a business or profession (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, collective investment institutions, central governments, large international and supranational organizations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly invest in securities; hereinafter, “Professional Investors”), provided that in the offer, prospectus and in any other documents or advertisements in which a forthcoming offering of our common stock is publicly announced (whether electronically or otherwise) in The Netherlands it is stated that such offer is and will be exclusively made to such Professional Investors. Individual or legal entities who are not Professional Investors may not participate in the offering of our common stock, and this prospectus or any other offering material relating to our common stock may not be considered an offer or the prospect of an offer to sell or exchange our common stock.

We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

Our common stock has been approved for listing, subject to official notice of issuance, on the NYSE under the symbol “QRR.”

Prior to this offering, there has been no public market for our common stock. Consequently, the initial public offering price for the shares was determined by negotiations among us and the representatives. Among the factors considered in determining the initial public offering price were our record of operations, our management, our estimated net income, our estimated cash available for distribution to our common stockholders, our growth prospects, the current market valuations, financial performance and dividend yields of publicly traded companies considered by us and the underwriters to be comparable to us, and the current state of the commercial real estate industry and the economy as a whole. We cannot assure you, however, that the prices at which the shares will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our common stock will develop and continue after this offering.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

•	In passive market making, market makers in the common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchases of our common stock until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE and, if commenced, may be discontinued at any time.

The underwriters or their affiliates engage in transactions with, and perform services for, us and our Manager in the ordinary course of their business and may do so in the future for which they received or will receive customary fees and reimbursements of expenses.

We are currently negotiating with Wachovia Bank, N.A., an affiliate of one of our underwriters, which we expect to be in place upon consummation of this offering or shortly thereafter. We are also currently negotiating a warehouse facility with KeyBank National Association, an affiliate of one of our underwriters. There is no assurance, however, that we will be able to close these facilities on terms favorable to us if at all.

A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. DLA Piper US LLP, Baltimore, Maryland, will pass upon the validity of the shares of common stock sold in this offering and certain other matters under Maryland law. Certain legal matters in connection with this offering will be passed upon for the underwriters by Clifford Chance US LLP, New York, New York.

EXPERTS

The balance sheet included in this prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the Securities and Exchange SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC’s website at www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act, and will file periodic reports and proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

All other schedules are omitted because they are not applicable or the required information is shown in the consolidated financial statements or notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Quadra Realty Trust, Inc.:

We have audited the accompanying balance sheet of Quadra Realty Trust, Inc. (the “Company”) as of December 31, 2006. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of Quadra Realty Trust, Inc. as of December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/    DELOITTE & TOUCHE LLP

New York, New York

January 29, 2007

QUADRA REALTY TRUST, INC.

BALANCE SHEET

December 31, 2006

Assets
Cash	$100

Total assets	$100

Liabilities and Stockholder’s Equity
Liabilities:
Commitments and contingencies
Stockholder’s Equity:
Common stock (par value $0.001, 1,000 shares authorized, 100 shares issued and outstanding)	$—
Additional paid in capital	100

Total stockholder’s equity	$100

Total liabilities and stockholder’s equity	$100

See accompanying notes to the Balance Sheet.

QUADRA REALTY TRUST, INC.

NOTES TO BALANCE SHEET

December 31, 2006

1.	ORGANIZATION

Quadra Realty Trust, Inc. (the “Company”) was organized in Maryland on September 29, 2006. Under the Articles of Incorporation, the Company is authorized to issue up to 1,000 shares of common stock. The Company has not commenced operations.

2.	FORMATION OF THE COMPANY/INITIAL PUBLIC OFFERING

The Company intends to conduct an initial public offering of common stock, which is anticipated to be finalized in the first quarter of 2007. Proceeds from the offering will be used primarily to acquire real estate loans and securities which were initially originated or otherwise held by Hypo Real Estate Capital Corporation, the Company’s manager (hereafter referred to as the “Manager”). The Company will be subject to the risks involved with commercial real estate finance. These include, among others, the risks normally associated with changes in the general economic climate, creditworthiness of borrowers, competition for borrowers, changes in tax laws, interest rate levels, and the availability of financing. The Company intends to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code commencing with its taxable year ending December 31, 2007. In order to maintain its tax status as a REIT, the Company plans to distribute at least 90% of its taxable income.

The sole stockholder of the Company is an affiliate of the Company (the “Founder”). The Founder’s initial capital contribution to the Company was $100, made on November 9, 2006.

The Manager is a full service, vertically integrated commercial real estate finance company specializing in debt financing for commercial real estate throughout the United States. The Manager is the U.S. subsidiary of Hypo Real Estate Bank International AG, or Hypo International, which is a member of the Hypo Real Estate Group, a leading commercial real estate finance group. The ultimate parent of the Hypo Real Estate Group is Hypo Real Estate Holding AG, a publicly traded German company with headquarters in Munich, Germany. The Hypo Real Estate Group and The Manager are the product of a 2003 spin-off from Hypo Vereinsbank, then the second largest bank in Germany measured by assets. The Manager originates loans on a nationwide basis from its headquarters in New York.

3.	SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates,

Underwriting Commissions and Costs

Underwriting commissions and costs to be incurred in connection with the Company’s stock offerings will be reflected as a reduction of additional paid-in-capital.

Organization Costs

Costs incurred to organize the Company will be expensed as incurred.

4.	SUBSEQUENT EVENT

On January 2, 2007, the Company redeemed the shares of common stock issued to the Founder and sold 100 shares to the Manager for $100.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses expected to be incurred in connection with the sale and distribution of the securities being registered, all of which are being borne by the registrant. All amounts except the SEC registration fee, the NASD filing fee and the NYSE listing fee are estimates.

SEC registration fee	$34,871
NASD filing fee	32,590
NYSE listing fee	117,516
Printing and engraving expenses	30,000
Transfer Agent and Registrar fees	20,000
Legal fees and expenses	1,000,000
Blue sky fees and expenses	10,000
Accounting fees and expenses	125,000
Miscellaneous	330,023

Total	$1,700,000

All expenses, except the SEC registration fee, the NASD filing fee and the NYSE listing fee, are estimated.

Item 32. Sales to Special Parties

Not applicable.

Item 33. Recent Sales of Unregistered Securities

On October 17, 2006, the Company issued 100 shares of common stock to an officer of the Manager in exchange for $100 in cash. Such issuance was exempt from the requirements of the Securities Act pursuant to Section 4(2) thereof. On January 2, 2007, the Company redeemed those shares and issued 100 shares to the Manager in exchange for $100 in cash. Such issuance was exempt from the requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 34. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Company’s charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status in any of the foregoing capacities and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to a proceeding by reason of his service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status in that capacity and to pay or reimburse their reasonable expenses in advance of final disposition of the proceeding. The charter and bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

Maryland law requires a corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity, or in the defense of any claim, issue or matter in any such proceeding. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

We will enter into indemnification agreements with each of our executive officers and directors. The indemnification agreements will require us to indemnify our executive officers and directors to the fullest extent permitted by law and to advance all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by our charter and bylaws and by Maryland law, it provides greater assurance to directors and executive officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the board of directors or the stockholders to eliminate the rights it provides.

Item 35. Treatment of Proceeds From Stock Being Registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36. Financial Statements and Exhibits.

(a)	Financial Statements. See page F-1 for an index of the financial statements that are being filed as part of this Registration Statement:

(b)	Exhibits. The following is a list of exhibits filed as part of this Registration Statement:

Exhibit Number	Description

1.1	Form of Underwriting Agreement.

3.1	Form of Articles of Amendment and Restatement of the Registrant.

Exhibit Number	Description

3.2	Form of Amended and Restated Bylaws of the Registrant.

4.1	Form of Certificate for Common Stock.

5.1	Opinion of DLA Piper US LLP relating to the legality of the securities being registered.

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters.

10.1	Form of Registration Rights Agreement between Quadra Realty Trust, Inc. and Hypo Real Estate Capital Corporation.

10.2	Form of Management Agreement between Quadra Realty Trust, Inc. and Hypo Capital Real Estate Capital Corporation.

10.3	Form of Contribution Agreement between Quadra Realty Trust, Inc. and Hypo Real Estate Capital Corporation.

10.4	Form of Quadra Realty Trust, Inc. Equity Plan.

10.5	Form of Restricted Stock Award Agreement under Quadra Realty Trust, Inc. Equity Plan.

10.6	Form of Restricted Stock Unit Award Agreement under Quadra Realty Trust, Inc. Equity Plan.

10.7	Form of Non-Qualified Stock Option Agreement under Quadra Realty Trust, Inc. Equity Plan.

10.8	Form of Quadra Realty Trust, Inc. Manager Equity Plan.

10.9	Form of Restricted Stock Award Agreement under Quadra Realty Trust, Inc. Manager Equity Plan.

10.10	Form of Restricted Stock Unit Award Agreement under Quadra Realty Trust, Inc. Manager Equity Plan.

10.11	Form of Non-Qualified Stock Option Agreement under Quadra Realty Trust, Inc. Manager Equity Plan.

10.12	Quadra Realty Trust, Inc. Independent Director Deferred Compensation Plan.

10.13	Form of Indemnification Agreement between Quadra Realty Trust, Inc. and its directors and officers.

21.1	Subsidiaries of the Registrant.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of DLA Piper US LLP (contained in Exhibit 5.1).

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 8.1).

23.4	Consentof Robert R. Glauber to be named as director.

23.5	Consentof Thomas F. McDevitt to be named as director.

23.6	Consentof Robert H. Mundheim to be named as director.

23.7	Consentof Bettina von Oesterreich to be named as director.

23.8	Consentof Ronald M. Stuart to be named as director.

23.9	Consent of Lawrence A. Weinbach to be named as director.

23.10	Consentof Evan F. Denner to be named as director.

24.1	Powers of attorney (contained on signature page).

Item 37. Undertakings.

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to provide to the underwriters at the closing, as specified in the underwriting agreement, certificates in such denomination and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 31, 2007.

Quadra Realty Trust, Inc.

By:	/S/ EVAN F. DENNER
Name: Evan F. Denner Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Director	January 31, 2007
Juergen Fenk

/S/ EVAN F. DENNER	President and Chief Executive Officer (Principal Executive Officer)	January 31, 2007
Evan F. Denner

/S/ STEVEN M. SHERWYN	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 31, 2007
Steven M. Sherwyn

*By:	/S/ EVAN F. DENNER
Evan F. Denner
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement.

3.1	Form of Articles of Amendment and Restatement of the Registrant.

3.2	Form of Amended and Restated Bylaws of the Registrant.

4.1	Form of Certificate for Common Stock.

5.1	Opinion of DLA Piper US LLP relating to the legality of the securities being registered.

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters.

10.1	Form of Registration Rights Agreement between Quadra Realty Trust, Inc. and Hypo Real Estate Capital Corporation.

10.2	Form of Management Agreement between Quadra Realty Trust, Inc. and Hypo Capital Real Estate Capital Corporation.

10.3	Form of Contribution Agreement between Quadra Realty Trust, Inc. and Hypo Real Estate Capital Corporation.

10.4	Form of Quadra Realty Trust, Inc. Equity Plan.

10.5	Form of Restricted Stock Award Agreement under Quadra Realty Trust, Inc. Equity Plan.

10.6	Form of Restricted Stock Unit Award Agreement under Quadra Realty Trust, Inc. Equity Plan.

10.7	Form of Non-Qualified Stock Option Agreement under Quadra Realty Trust, Inc. Equity Plan.

10.8	Form of Quadra Realty Trust, Inc. Manager Equity Plan.

10.9	Form of Restricted Stock Award Agreement under Quadra Realty Trust, Inc. Manager Equity Plan.

10.10	Form of Restricted Stock Unit Award Agreement under Quadra Realty Trust, Inc. Manager Equity Plan.

10.11	Form of Non-Qualified Stock Option Agreement under Quadra Realty Trust, Inc. Manager Equity Plan.

10.12	Quadra Realty Trust, Inc. Independent Director Deferred Compensation Plan.

10.13	Form of Indemnification Agreement between Quadra Realty Trust, Inc. and its directors and officers.

21.1	Subsidiaries of the Registrant.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of DLA Piper US LLP (contained in Exhibit 5.1).

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 8.1).

23.4	Consentof Robert R. Glauber to be named as director.

23.5	Consentof Thomas F. McDevitt to be named as director.

23.6	Consentof Robert H. Mundheim to be named as director.

23.7	Consentof Bettina von Oesterreich to be named as director.

23.8	Consentof Ronald M. Stuart to be named as director.

23.9	Consent of Lawrence A. Weinbach to be named as director.

23.10	Consentof Evan F. Denner to be named as director.

24.1	Powers of attorney (contained on signature page).